EXHIBIT (c)
Confidential
Preliminary Report For:
The Purchaser
Subject to Legal Review
Prepared By:
June 22, 2007

I. Introduction

II. Preliminary Observations

III. Comparable Public Company Analysis

IV. Selected Asset-Based Truckload Acquisition Transactions Analysis

V. Summary of Going Private Transactions Analysis

VI. Summary of Implied Multiple Analysis – “Equity Analyst Research” Estimates Available to Stifel Nicolaus

VII. Summary of Management Case

Appendices

A. Historical Share Price Summary and Trading Analysis

B. Share Count Analysis

C. Research Report – “Trimming 2Q07 EPS Estimates for 13 Companies Due to Still-Soft Freight Market”

D. Criteria and Selection of Public Transportation Comparable Companies – Asset-Based Truckload Sector

E. Going Private Transactions Analysis

F. Management Case Projections

I. Introduction

Introduction
Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been engaged by the Purchaser to serve as the Purchaser’s exclusive financial advisor in connection with a potential going private transaction (the “Transaction”) involving U.S. Xpress. The Purchaser has requested Stifel Nicolaus to prepare a preliminary report (“Preliminary Report”) for the Purchaser in connection with a potential Transaction. This Preliminary Report reflects our preliminary analyses of U.S. Xpress and a potential Transaction and is subject to the assumptions and qualifications set forth herein. Our Preliminary Report is intended to serve solely as a guide for discussions with the special committee of the board of directors of U.S. Xpress in connection with the Purchaser’s potential Transaction. Stifel Nicolaus did not prepare the Preliminary Report to recommend or provide support for a fair or appropriate offer price for the Class A Shares of U.S. Xpress not held by the Purchaser. Had Stifel Nicolaus intended to do so, the information and comparisons presented in the Preliminary Report may have been different. Moreover, Stifel Nicolaus was not asked to, and has not, delivered a valuation of U.S. Xpress or a fairness opinion to the Purchaser or any other party (including U.S. Xpress) in connection with a potential Transaction; accordingly, this Preliminary Report does not constitute a valuation of U.S. Xpress or a fairness opinion and is provided for informational purposes only.
Our Preliminary Report is necessarily based upon economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this presentation to the Purchaser, and subsequent developments may affect the analyses or information set forth in this Preliminary Report. The analyses described in this Preliminary Report do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities. Stifel Nicolaus does not have any obligation to update, revise or reaffirm this Preliminary Report. This Preliminary Report does not consider, address or include the legal, tax or accounting consequences of the Transaction on the Purchaser, U.S. Xpress or the holders of U.S. Xpress’ securities.
In connection with the preparation of this Preliminary Report, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of the Purchaser, and other publicly available information, particularly regarding U.S. Xpress. We have also relied upon and assumed, without independent verification, that we were entitled to receive all information pertaining to U.S. Xpress that was provided to us by the Purchaser. We have further relied upon the assurances of the Purchaser that they are unaware of any facts that would make such information incomplete or misleading. Stifel Nicolaus has also relied upon the management of the Purchaser as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us by the Purchaser, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Purchaser as to the future operating performance of U.S. Xpress. Stifel Nicolaus has relied on these forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.
Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of U.S. Xpress, and has not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.

The preparation of a report such as this Preliminary Report is a complex process and is not necessarily susceptible to a partial analysis or summary description. No company or transaction used in any analysis as a comparison is identical to U.S. Xpress or the Transaction, and they all differ in material ways. Accordingly, an analysis of the results described in this Preliminary Report is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the comparable companies or transactions to which they are being compared.
None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus.
It is understood that this Preliminary Report is solely for the information of, and directed to, the Purchaser in its evaluation of a potential Transaction and is not to be relied upon by any shareholder of U.S. Xpress or any other person or entity. This Preliminary Report does not constitute a valuation, a fairness opinion or recommendation to the Purchaser or any other party (including U.S. Xpress) as to how the Purchaser or any other party (including U.S. Xpress) should vote or act with respect to the Transaction. Additionally, this Preliminary Report does not compare the relative merits of a potential Transaction with any other alternative transaction or business strategy which may be available to the Purchaser or U.S. Xpress. We have not explored alternatives to the Transaction or solicited the interest of any other parties in pursuing transactions with the Purchaser or U.S. Xpress. This Preliminary Report is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities or to seek approval for a potential Transaction, nor shall this Preliminary Report be used for any other purposes, without the prior written consent of Stifel Nicolaus other than as specifically set forth in Stifel Nicolaus’ engagement letter agreement with the Purchaser.
Our Preliminary Report contains research reports and other material prepared by John Larkin, a Stifel Nicolaus research analyst who is not part of Stifel Nicolaus’ Investment Banking Department or aware of or involved in any way in the potential Transaction or Stifel Nicolaus’ engagement by the Purchaser. The views of Mr. Larkin are provided for informational purposes only. None of the information reflecting Mr. Larkin’s views was reviewed or prepared by Mr. Larkin specifically for inclusion in this Preliminary Report.
In connection with our role as financial advisor to the Purchaser, we will receive a fee upon the consummation of a Transaction. In addition, the Purchaser has agreed to indemnify us for certain liabilities arising out of our engagement. Although we are acting as the Purchaser’s exclusive financial advisor in connection with a potential Transaction with U.S. Xpress, we are not acting as a lender or other financing source to the Purchaser in connection with the Transaction. In the past, Stifel Nicolaus has provided investment banking services to U.S. Xpress from time-to-time for which it has received customary fees. In the ordinary course of business, Stifel Nicolaus makes a market in U.S. Xpress’ common stock and Stifel Nicolaus or its affiliates may at any time hold a long or short position in such securities.

II. Preliminary Observations

Discussion of Preliminary Observations
We have reviewed certain publicly available business and financial information concerning U.S. Xpress. Information includes, but is not limited to, U.S. Xpress’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, Annual Report on Form 10-K for the fiscal years ended December 31, 2003 to 2006, Schedule 14A filed April 11, 2007, “Equity Analyst Research” reports and U.S. Xpress’ website.
U.S. Xpress is the fourth largest publicly traded truckload carrier in the United States, measured by revenue, according to Transport Topics, a publication of the American Trucking Association. Its primary business is offering a broad range of truckload services to customers throughout the United States and in portions of Canada and Mexico. U.S. Xpress also offers transportation, warehousing, and distribution services to the floor-covering industry. Its growth has come through expansion of business with new and existing customers and complementary acquisitions. U.S. Xpress’ operating revenue increased 26.4% to $1.5 billion in 2006 from $1.2 billion in 2005. Net income for the year increased 113.1% to $20.1 million, or $1.29 per diluted share, compared with net income of $9.4 million, or $0.59 per diluted share for the prior year period.
We note that U.S. Xpress’ truckload operating ratio for the years ended December 31, 2003 to 2006 ranged from a high of 97.9% in 2005 and reached a low of 96.1% in 2006. We note that U.S. Xpress’ operating ratio has been deteriorating since 2006 and an “Equity Analyst Research” report indicates that it is expected to deteriorate from 96.1% in 2006 to 96.9% for fiscal year ending December 31, 2007. U.S. Xpress’ operating performance as measured by its operating ratio ranks tenth out of twelve publicly traded asset-based truckload carriers.
We note that U.S. Xpress’ equity market capitalization, at approximately $220 million, as of June 21, 2007, ranked eighth out of twelve publicly traded asset-based truckload carriers; equity market capitalizations of the twelve publicly traded asset-based truckload carriers ranged from $4,392 million to $160 million.
We note that U.S. Xpress’ latest twelve months (“LTM”) return on assets of 2.0%, return on equity of 7.0%, and return on invested capital (“ROIC”) of 4.9% rank eleventh, eighth and eighth, respectively, out of twelve publicly traded asset-based truckload carriers.
Finally, we note that U.S. Xpress’ enterprise value as a multiple of LTM earnings before interest, taxes, depreciation and amortization (“EBITDA”) is 4.8x, tied for eighth out of twelve publicly traded asset-based truckload carriers.
We have provided a Historical Share Price Summary and Trading Analysis (Appendix A). We compared U.S. Xpress’ historical share price performance to the S&P 500 and an index of four selected publicly traded comparable companies for the three-month, six-month, one-year and two-year period ended June 20, 2007. We also prepared a one-year and two-year price volume histogram of U.S. Xpress. We note that U.S. Xpress’ relative price performance has significantly lagged the S&P 500 and an index of four selected publicly traded comparable companies over the selected time periods ended June 20, 2007. We also note that more than 190% of U.S. Xpress’ “float” traded at prices below $19.00 during the one-year period ended June 20, 2007.
We also provided a Share Count Analysis (Appendix B) consisting of a Shareholder Profile and an Institutional Shareholder Analysis. We note that the Owners of the Purchaser owned 6,398,334 Class A and Class B Shares, representing 41% of the 15,526,068 Class A Shares and Class B Shares outstanding and representing 51% of the total voting rights of the Class A Shares and Class B Shares. Institutional shareholders owned more than 90% of the voting rights of the Class A Shares and Class B Shares not held by the Owners of the Purchaser.

III. Comparable Public Company Analysis

Discussion of Current Freight Market
As noted by John Larkin, Stifel Nicolaus’ Transportation & Logistics Research Analyst:
The second quarter of 2007 to-date has not provided a notably better demand environment for transportation companies than did the first quarter of 2007. Freight volumes remain weak, which has been reflected various industry data sources. For example, the American Trucking Associations’ monthly seasonally-adjusted truck tonnage index fell 2.7% year-over-year in April; quarter-to-date U.S. rail carloads have declined 3.8% year-over-year; quarter-to-date U.S. rail intermodal loads have fallen 3.0% year-over-year, air cargo RTMs declined 2.0% year-over-year in April; and the list goes on. Anecdotes from our companies under coverage also indicate that 2Q07 has been a bit tougher than initially anticipated. Freight in the second quarter can best be characterized as “spotty” or “inconsistent” – while we had anticipated that freight would gradually improve throughout 2Q07 in a more consistent fashion.
As a result, we are trimming our 2Q07 EPS estimates for 13 of the 29 companies we cover, 12 of which are trucking companies. While the railroads have also faced softer demand relative to 2006 levels in 2Q07, the rail sector of the industry continues to benefit from a solid pricing environment, which should buoy 2Q07 EPS results. We believe that parcel companies under our coverage, UPS (UPS; Hold; $73.95) and FedEx, also do not require near-term EPS estimate reductions due to their exposure to still-rapidly-growing international markets, a solid oligopoly pricing environment, and continued secular growth in e-commerce shipments. The only non-trucking company for which we are lowering EPS estimates is Pacer International (PACR; Hold;) as the company appears likely to be squeezed a bit in the second quarter by ongoing pricing leverage at its suppliers (i.e. the railroads) and softer intermodal demand industrywide.
We are leaving our other forward EPS estimates unchanged, as we remain cautiously optimistic that 2H07 will be both sequentially better than 1H07 and better year-over-year than 2H06 (though not as robust as 2H04 and 2H05), for the following reasons:
▪	May retail sales rebounded from depressed April levels.

▪	The spike in inventories that developed in 2H06 has largely been drawn down.

▪	U.S. manufacturing production appears to be strengthening.

▪	Additional transloading is likely to absorb some incremental truckload/container-load capacity later this year, contributing some to a tighter supply/demand environment.

▪	The industry will lap the dramatic downturns in the automotive and construction sectors, which began last year, in 3Q07.
Given this outlook, we expect investor sentiment to gradually improve towards the transportation group during 2H07, which should foretell improved share price performance for most transportation names. Our favorite names to own heading into the second half of 2007 include: Old Dominion Freight Line (ODFL; Buy; $30.43), J.B. Hunt Transport Services (JBHT; Buy; $29.38), FedEx Corp. (FDX; Buy; $110.78), and Norfolk Southern Corp. (NSC; Buy; $55.41).
We have attached Mr. Larkin’s report, dated June 15, 2007 and entitled, “Trimming 2Q07 EPS Estimates for 13 Companies Due to Still-Soft Freight Market”, as Appendix C.
Selection of Comparable Companies
Stifel Nicolaus initially compared U.S. Xpress to eleven other publicly traded asset-based truckload carriers: Celadon Group, Inc. (“Celadon”), Covenant Transport Group, Inc. (“Covenant”), Frozen Food Express Industries, Inc. (“Frozen Food Express”), Heartland Express, Inc. (“Heartland Express”), J.B. Hunt Transport Services, Inc. (“J.B. Hunt Transport”), Knight Transportation, Inc. (“Knight Transportation”), Marten Transport, Ltd. (“Marten Transport”),

P.A.M. Transportation Services, Inc. (“P.A.M. Transportation Services”), Patriot Transportation Holding, Inc. (“Patriot Transportation”), USA Truck, Inc. (“USA Truck”), and Werner Enterprises, Inc. (“Werner Enterprises”). From this larger reference group we eliminated the carriers with market capitalization over $1.0 billion because their liquidity generally provides enhanced trading valuation that is inapplicable to U.S. Xpress. Moreover, the historical operating performance of these companies (J.B. Hunt Transport, Knight Transportation, Heartland Express, Werner Enterprises) has been more consistent and markedly better than the performance of U.S. Xpress. We also excluded the refrigerated carriers (Frozen Food Express, Marten Transport) as being subject to different market forces in the current shipping environment, as well as differences in operations. We excluded Patriot Transportation as inapplicable based on its valuation being substantially based on real estate holdings. Please see Exhibit D for additional information.
Based on its analysis, Stifel Nicolaus selected Celadon, Covenant, P.A.M. Transportation Services and USA Truck as the publicly traded, asset-based truckload carriers most comparable to U.S. Xpress, based on similarity of business segment, equity market capitalization and total enterprise value. In deeming these companies to be most similar to U.S. Xpress, Stifel Nicolaus noted that U.S. Xpress’ market capitalization fell between the mean and median market capitalization of the companies included as comparable companies, based on the closing prices on June 21, 2007. Moreover, based on the June 21 closing price, U.S. Xpress’ trading multiples of 2007 estimated net income, tangible book value, LTM EBITDA, and LTM earnings before interest and taxes (“EBIT”) were all between the mean and median of those measures for the comparable companies. U.S. Xpress’ June 21 trading multiples of 2006 actual and 2008 estimated net income, total book value, and LTM revenue were below the mean and median of those measures for the comparable companies.
It should be noted that the performance of individual comparable companies may be significantly better or worse than the mean or median. For example, the ROIC range is from 0.8% to 15.1%, the EBITDA multiple range is from 4.0x to 7.8x, and the book value range is from 0.8x to 2.8x. Accordingly, Stifel Nicolaus deemed relying on any one company to be inapplicable and viewed the mean and median as more informative.
The table below sets forth selected statistical information about the comparable companies and U.S. Xpress.
Summary of Stifel Nicolaus Selected Public Transportation Comparable Companies
($ in millions, except per share data)

						Equity value as a multiple of					Enterprise value as a multiple of
	Price	Market	Total	Cash &		Net Earnings			Book	Tang. Book	LTM	LTM	LTM	LTM
Company name (Ticker)	6/21/07	Cap.	Debt	Equiv.	TEV (a)	2006A	2007E(b)	2008E(b)	Value	Value	Revenue	EBITDA	EBIT	ROIC

Truckload
Celadon Group (CLDN)	$16.46	$388.2	$66.9	$1.8	$453.3	16.0x	17.0x	13.8x	2.8x	3.2x	0.9x	7.8x	11.2x	15.1%
Covenant Transport (CVTI)	11.31	158.3	164.5	4.3	318.4	NM	NM	NM	0.8x	1.1x	0.5x	NM	NM	0.8%
P.A.M. Transportation Svcs. (PTSI)	19.45	200.1	41.3	1.2	240.2	11.2x	15.5x	12.6x	1.1x	1.2x	0.6x	4.1x	9.9x	6.9%
USA Truck (USAK)	15.85	182.4	96.1	5.3	273.2	14.7x	NM	18.5x	1.2x	1.2x	0.6x	4.0x	12.8x	4.6%

	Min	158.3	41.3	1.2	240.2	11.2x	15.5x	12.6x	0.8x	1.1x	0.5x	4.0x	9.9x	0.8%
	Mean	232.2	92.2	3.1	321.3	13.9x	16.2x	15.0x	1.5x	1.7x	0.6x	5.3x	11.3x	6.8%
	Median	191.3	81.5	3.1	295.8	14.7x	16.2x	13.8x	1.1x	1.2x	0.6x	4.1x	11.2x	5.8%
	Max	388.2	164.5	5.3	453.3	16.0x	17.0x	18.5x	2.8x	3.2x	0.9x	7.8x	12.8x	15.1%

Target	14.23	216.6	362.5	3.5	575.7	11.0x	18.1x	10.8x	0.9x	1.4x	0.4x	4.8x	11.2x	4.9%

(a) Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest.

(b) Bloomberg consensus estimates.

Excludes non-recurring items.

Calculations may vary due to rounding.

Source: Company data, Bloomberg, and Stifel Nicolaus estimates.

Discussion of Comparable Companies
Celadon Group, Inc.
Celadon is one of North America’s twenty largest truckload carriers as measured by revenue. Celadon generated $480.2 million in operating revenue during its fiscal year ended June 30, 2006. Celadon has grown significantly since its incorporation in 1986 through internal growth and a series of acquisitions since 1995.
As a dry van truckload carrier, Celadon generally transports full trailer loads of freight from origin to destination without intermediate stops or handling. Celadon’s customer base includes Fortune 500 shippers such as Alcoa, Carrier Corporation, International Truck & Engine, John Deere, Kohler Company, Mercedes-Benz, Philip Morris, Phillips Lighting and Wal-Mart.
In Celadon’s international operations, Celadon offers time-sensitive transportation in and between the United States and its two largest trading partners, Mexico and Canada. Celadon generated approximately one-half of its revenue in fiscal year 2006 from international movements and believes its annual border crossings make it the largest provider of international truckload movements in North America.
Celadon believes its international operations, particularly those involving Mexico, offer an attractive business niche for several reasons. The additional complexity and the need to establish cross border business partners and to develop a strong organization and an adequate infrastructure in Mexico afford some barriers to competition that are not present in traditional U.S. truckload service. In addition, the expected continued growth of Mexico’s economy, particularly exports to the U.S., position it to capitalize on its cross-border expertise.
Stifel Nicolaus believes Celadon’s operating statistics and corresponding financial metrics fairly represent management’s superior execution of its unique strategy and explains its premium value when compared to U.S. Xpress and the other comparable companies.
Covenant Transport Group, Inc.
Covenant is one of the ten largest truckload carriers in the United States as measured by 2005 revenue, according to Transport Topics. Covenant is a major carrier for traditional truckload customers such as manufacturers and retailers, as well as for transportation companies such as freight forwarders, less-than-truckload carriers, and third-party logistics providers that require a high level of service to support their businesses.
Covenant was founded as a provider of expedited long-haul freight transportation, primarily using two-person driver teams in transcontinental lanes. Beginning in the late 1990’s and continuing into 2001, a combination of customer demand for additional services, changes in freight distribution patterns, a desire to reduce exposure to the more cyclical and seasonal long-haul markets and a desire for additional growth markets convinced Covenant to offer additional services. Through the acquisitions of Bud Meyer Truck Line and Southern Refrigerated Transport, Covenant entered the refrigerated market. Through the acquisitions of Harold Ives Trucking, Con-Way Truckload Services and Star Transportation, Covenant developed a significant solo-driver operation. In addition, over the past several years, Covenant internally developed the capacity to provide dedicated fleet and freight brokerage services.
Stifel Nicolaus believes that despite these changes in operations, Covenant’s lack of profit performance renders its earnings per share (“EPS”) multiples and LTM EBITDA multiple not meaningful on a statistical basis. Accordingly, we have removed Covenant’s financial statistics for those metrics from our calculations.
P.A.M. Transportation Services, Inc.
P.A.M. Transportation Services is a dry van truckload carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. P.A.M. Transportation Services also provides transportation services in Mexico under agreements with Mexican carriers. Freight hauled consists primarily of automotive parts, consumer goods, such as general retail store merchandise, and manufactured goods, such as heating and air conditioning units.
P.A.M. Transportation Services’ operations can generally be classified into truckload services or brokerage and logistics services. Truckload services include those transportation services in which company owned tractors or owner-operator owned tractors are utilized for the pickup and delivery of freight. The brokerage and logistics services consist of services such as transportation scheduling, routing, mode selection, transloading, and other value-added services related to the transportation of freight which may or may not involve the usage of company owned or owner-operator owned equipment. Both P.A.M. Transportation Services’ truckload operations and broker and logistics operations have similar economic characteristics and are impacted by virtually the same economic factors. Truckload services operating revenues, before fuel surcharges, represented 87.8%, 88.0% and 86.4% of total operating revenues for the years ended December 31, 2006, 2005 and 2004, respectively. P.A.M. Transportation Services’ remaining operating revenues, before fuel surcharge for the same periods were generated by brokerage and logistics services, representing 12.2%, 12.0% and 13.6%, respectively. Approximately 99% of P.A.M. Transportation Services’ revenues are generated by operations conducted in the U.S. and all of its assets are located or based in the U.S.
Stifel Nicolaus believes P.A.M. Transportation Services’ operating statistics and corresponding financial metrics fairly represent management’s above average execution of its strategy, even though characteristics of the U.S. economy have dampened results and future prospects.
USA Truck, Inc.
USA Truck is a dry van truckload carrier transporting general commodities throughout the continental United States and into and out of Mexico and portions of Canada. For shipments into Mexico, USA Truck transfers trailers to tractors operated by Mexican trucking companies, with which USA Truck has contracts, at its facility in Laredo, Texas. USA Truck transports many types of freight and provides complementary third-party logistics and freight brokerage services for a diverse customer base, including such industries as industrial machinery and equipment, rubber and plastics, retail stores, paper products, durable consumer goods, metals, electronics and chemicals.
USA Truck conducts its truckload freight services through three divisions that comprise the Trucking segment of its operations, consisting of transportation services in which company owned or owner-operator equipment is utilized for the pick-up and delivery of freight. Its General Freight division transports freight over irregular routes, with a medium length of haul, generally defined as between 800 and 1,200 miles per trip. Its Dedicated Freight division provides similar transportation services, but pursuant to agreements whereby its equipment is made available to a specific customer for shipments over particular routes at specified times. In the early 2000’s, a combination of customer demand for additional services, changes in freight distribution patterns and a desire to reduce the impact on USA Truck’s business of the more cyclical long-haul markets caused it to begin providing regional freight services. Its Regional Freight division, which was established in 2004, provides truckload transportation services with a length of haul of approximately 500 miles in areas surrounding three of its facilities. Its Regional Freight division allows USA Truck access to the large market for regional freight services and provides lifestyle advantages to its drivers. At December 31, 2006, USA Truck’s Trucking fleet consisted of 2,552 tractors and 6,770 trailers.
Through its Freight Brokerage and Third-Party Logistics divisions, which comprise its USA Logistics operating segment, USA Truck provides services such as transportation scheduling, routing and mode selection, which typically do not involve the use of company owned or owner-operator equipment. USA Truck has traditionally provided these services primarily as supplemental services to customers who have also engaged USA Truck to provide truckload freight services. In 2006, USA Truck started strategically redeploying its resources and attention away from the more complicated third-party logistics services and toward its Trucking and Freight Brokerage operations.
Stifel Nicolaus believes USA Truck’s operating statistics and corresponding financial metrics fairly represent management’s execution of its strategy, even though characteristics of the U.S. economy have dampened results and future prospects.
U.S. Xpress
U.S. Xpress is the fourth largest publicly traded truckload carrier in the United States, measured by revenue, according to Transport Topics. Its primary business is offering a broad range of truckload services to customers throughout the United States and in portions of Canada and Mexico. U.S. Xpress also offers transportation, warehousing, and distribution services to the floor-covering industry. Since becoming a public company, U.S. Xpress has increased its revenue to $1.5 billion in 2006 from $215.4 million in 1994, a compound annual growth rate of 17.4%. Its growth has come through expansion of business with new and existing customers and complementary acquisitions. U.S. Xpress’ operating revenue increased 26.4% to $1.5 billion in 2006 from $1.2 billion in 2005. Net income for the year increased 113.1% to $20.1 million, or $1.29 per diluted share, compared with net income of $9.4 million, or $0.59 per diluted share for the prior year period.
U.S. Xpress’ truckload segment, Arnold Transportation, Inc. (“Arnold”), and Total Transportation of Mississippi LLC (“Total”), which comprised approximately 94% of U.S. Xpress’ total operating revenue in 2006, include the following six strategic business units, each of which U.S. Xpress believes is significant in its market:

▪	U.S. Xpress dedicated	U.S. Xpress’ approximately 1,620 tractor dedicated unit offers customers dedicated equipment, drivers, and on-site personnel to address customers’ needs for committed capacity and service levels, while affording consistent equipment utilization during the contract term.

▪	U.S. Xpress regional and solo over-the-road	U.S. Xpress’ approximately 3,050 tractor regional and solo over-the-road unit offers customers a high level of service in dense freight markets of the Southeast, Midwest, and West, in addition to providing nationwide coverage.

▪	U.S. Xpress expedited intermodal rail	U.S. Xpress’ railroad contracts for high-speed train service enable it to provide customers incremental capacity and transit times comparable to solo-driver service in medium-to-long haul markets, while lowering costs.

▪	U.S. Xpress expedited team	U.S. Xpress’ approximately 750 team driver unit offers customers a service advantage over medium-to-long haul rail and solo-driver truck service at a much lower cost than airfreight, while affording premium rates and improved utilization of equipment.

▪	Arnold	Arnold is a dry van truckload carrier headquartered in Florida with approximately 1,500 trucks, and offers regional, dedicated, and medium length-of-haul service primarily in the Northeast, Southeast, and Southwest United States.

▪	Total	Total is a dry van truckload carrier headquartered in Mississippi with approximately 600 trucks, and offers regional, dedicated, and medium length-of-haul services primarily in the eastern United States.
U.S. Xpress primarily generates revenue by transporting freight for its customers. Generally, it is paid a predetermined rate per mile for its truckload services. U.S. Xpress enhances its truckload revenue by charging for tractor and trailer detention, loading and unloading activities, and other specialized services, as well as through the collection of fuel surcharges to mitigate the impact of increases in the cost of fuel. The main factors that affect U.S. Xpress’ truckload revenue are the revenue per mile it receives from customers, the percentage of miles for which U.S. Xpress is compensated, and the number of shipments and miles U.S. Xpress generates. These factors relate, among other things, to the general level of economic activity in the United States, inventory levels, specific customer demand, the level of capacity in the trucking industry, and driver availability. U.S. Xpress’ primary measures of revenue generation for its truckload business are average revenue per loaded mile and average revenue per tractor per week, in each case excluding fuel surcharge revenue.
The main factors that impact U.S. Xpress’ profitability in terms of expenses are the variable costs of transporting freight for its customers. These costs include fuel expense, driver-related expenses, such as wages, benefits, training, and recruitment, and purchased transportation expenses, which include compensating independent contractors and providers of expedited intermodal rail services. Expenses that have both fixed and variable components include maintenance and tire expense and its total cost of insurance and claims. These expenses generally vary with the miles U.S. Xpress travels but also have a controllable component based on safety, fleet age, efficiency, and other factors. U.S. Xpress’ main fixed costs include rentals and depreciation of long-term assets, such as revenue equipment and terminal facilities, and the compensation of non-driver personnel.
Stifel Nicolaus believes that U.S. Xpress’ operating statistics and corresponding financial metrics fairly represent management’s execution of its strategy, even as weak freight volumes, customer demand, excess capacity and tight driver availability have dampened results and future prospects. We note that U.S. Xpress expects continued year-over-year deterioration of its operating ratio.

Summary Implied Multiples and Financial Metrics at Various Prices Compared to Summary Selected Comparable Company Statistics
In conducting its analysis, Stifel Nicolaus reviewed certain valuation metrics of the comparable companies based on the closing prices on June 21, 2007. The valuation metrics are commonly used in comparing relative valuations of publicly traded trucking companies and include the following:
▪	Equity value as a multiple of 2006 actual net income.

▪	Equity value as a multiple of 2007 estimated net income.

▪	Equity value as a multiple of 2008 estimated net income.

▪	Equity value as a multiple of book value.

▪	Equity value as a multiple of tangible book value.

▪	Enterprise value as a multiple of latest twelve months EBITDA.

▪	Enterprise value as a multiple of latest twelve months EBIT.
The table set forth below provides the statistics reviewed by Stifel Nicolaus above.
Summary Selected Comparable Company Statistics
($ in millions)

						Equity value as a multiple of					Enterprise value as a multiple of
		Market	Total	Cash &		CY Net Income			Book	Tang. Book	LTM	LTM	LTM	LTM
		Cap.	Debt	Equiv.	TEV (a)	2006A	2007E(b)	2008E(b)	Value	Value	Revenue	EBITDA	EBIT	ROIC
Selected Comparable Companies (c)	Min	$158.3	$41.3	$1.2	$240.2	11.2x	15.5x	12.6x	0.8x	1.1x	0.5x	4.0x	9.9x	0.8%
	Mean	232.2	92.2	3.1	321.3	13.9x	16.2x	15.0x	1.5x	1.7x	0.6x	5.3x	11.3x	6.8%
	Median	191.3	81.5	3.1	295.8	14.7x	16.2x	13.8x	1.1x	1.2x	0.6x	4.1x	11.2x	5.8%
	Max	388.2	164.5	5.3	453.3	16.0x	17.0x	18.5x	2.8x	3.2x	0.9x	7.8x	12.8x	15.1%

(a)	Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest.

(b)	Bloomberg consensus estimates.

(c)	Selected comparable companies include: CLDN, CVTI, PTSI and USAK.

Excludes non-recurring items.

Calculations may vary due to rounding.

Source: Company data and Bloomberg estimates.
As discussed above, Stifel Nicolaus believes the mean and median data for the comparable companies are more informative than individual company data. Accordingly, the mean and median for each such measure are set forth below, as well as the corresponding implied U.S. Xpress Class A Share price.
Comparable Public Company Analysis
($ in millions, except per share data)

	CY 2006 Net Income		CY 2007E Net Income		CY 2008E Net Income		Book Value
	Mean	Median	Mean	Median	Mean	Median	Mean	Median
Implied Enterprise Value	$632.9	$647.2	$677.8	$677.8	$653.5	$630.9	$720.8	$638.7
Implied Equity Value	$273.9	$288.2	$318.7	$318.7	$294.5	$271.9	$361.7	$279.7
Implied Share Price	$17.99	$18.93	$20.94	$20.94	$19.35	$17.86	$23.76	$18.37

	Tangible Book Value		LTM EBITDA		LTM EBIT
	Mean	Median	Mean	Median	Mean	Median
Implied Enterprise Value	$608.2	$537.6	$650.8	$499.1	$592.1	$585.2
Implied Equity Value	$249.2	$178.6	$291.7	$140.1	$233.1	$226.2
Implied Share Price	$16.37	$11.73	$19.16	$9.20	$15.31	$14.86
In evaluating the information set forth above, Stifel Nicolaus noted the following:
▪	The median information in certain instances was skewed by the small number of companies in the sample. Thus, Stifel Nicolaus would tend to place more weight on the mean data, although Stifel Nicolaus did not prepare any weighted calculations.

▪	The calendar year 2007 estimated net income implied valuation was affected by the multiple of one comparable company with a price to earnings multiple of 30.3x. This multiple is outside the norm because of very depressed earnings and should not be considered indicative. Accordingly, we removed that company from the 2007 estimated net income valuation, which resulted in a mean and median implied share price of $20.94, based on calendar year 2007 estimated net income.

▪	U.S. Xpress has a much a higher percentage of intangible assets as a component of book value than the comparable companies as a group. Accordingly, the valuation data based on tangible book value may be more relevant than total book value.

▪	The LTM revenue implied valuation was excluded from the mean and median calculations because the implied valuation range exhibited an extreme variance and Stifel Nicolaus did not believe that this valuation measure was meaningful because investors and/or acquirors generally do not utilize this metric in determining valuation.
After adjusting as set forth immediately above, the comparable company valuations resulted in an indicative range of $9.20 to $20.94 at the median and $15.31 to $23.76 at the mean. The $23.76 valuation related to the total book value, rather than tangible book value.
The average median valuation (weighting all seven valuation methods equally) was $15.98, and the average mean valuation was $18.98.
Stifel Nicolaus applied a range of $19.00 to $20.50 and computed U.S. Xpress’ implied multiples and financial metrics. Stifel Nicolaus noted that the selected range from $19.00 to $20.50 exceeds the average median and mean valuations of the comparable companies in most cases under the valuation methods set forth above.
The table below sets forth U.S. Xpress’ implied multiples and financial metrics over the selected range of Class A Share prices.
Target Implied Multiples and Financial Metrics at Various Prices
($ in millions, except per share data)

							Equity value as a multiple of					Enterprise value as a multiple of
		Premium to	Market	Total	Cash &		CY Net Income			Book	Tang. Book	LTM	LTM	LTM	LTM
	Price	Close (a)	Cap.	Debt	Equiv.	TEV (b)	2006A	2007E(c)	2008E(c)	Value	Value	Revenue	EBITDA	EBIT	ROIC
Target	$19.00	33.5%	$291.6	$362.5	$3.5	$650.6	14.7x	24.1x	14.5x	1.2x	1.9x	0.4x	5.3x	12.4x	4.9%
	19.50	37.0%	299.4	362.5	3.5	658.5	15.1x	24.8x	14.8x	1.2x	2.0x	0.4x	5.3x	12.6x	4.9%
	20.00	40.5%	307.3	362.5	3.5	666.3	15.5x	25.4x	15.2x	1.2x	2.0x	0.4x	5.4x	12.7x	4.9%
	20.50	44.1%	315.1	362.5	3.5	674.2	15.9x	26.0x	15.6x	1.3x	2.1x	0.4x	5.5x	12.9x	4.9%

(a)	Closing price as of 6/21/07.

(b)	Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest.

(c)	Bloomberg consensus estimates.

Excludes non-recurring items.

Calculations may vary due to rounding.

Source: Company data and Bloomberg estimates.

IV. Selected Asset-Based Truckload Acquisition Transactions Analysis

Selection of Comparable Transactions
In developing a list of comparable transactions, Stifel Nicolaus focused on acquisitions of publicly traded, asset-based truckload carriers since 2000. Stifel Nicolaus believed these transactions were the most relevant for purposes of comparison for several reasons, including the following:
▪	Transactions involving public company targets were more relevant than private company transactions because the Securities and Exchange Commission’s reporting requirements and more consistent accounting methods made available information more reliable for comparison purposes.

▪	Transactions involving asset-based companies were more relevant than asset-light company transactions because of the substantial free cash flow and valuation advantages afforded asset-light companies.

▪	Transactions involving truckload company targets were more relevant than less-than-truckload, or LTL, company targets because the lower maintenance capital expenditure requirement of LTL companies may afford them a higher multiple of EBITDA, all else equal.

▪	Transactions since 2000 were more relevant than older transactions because of changes in the competitive landscape.
Accordingly, Stifel Nicolaus selected eight acquisitions or going private transactions involving asset-based truckload companies from its proprietary mergers and acquisitions database, which Stifel Nicolaus believed to be all of the reported acquisitions/going private transactions involving publicly traded, asset-based truckload companies since 2000. Brief descriptions of the eight transactions selected are set forth below.
Western Express, Inc. To Acquire Smithway Motor Xpress Corp. (“Smithway”)
Stifel Nicolaus selected this transaction because Smithway is a publicly traded asset-based truckload company. The transaction is currently pending. Shareholder approval was obtained on June 8, 2007.
Swift Transportation Co., Inc. (“Swift”) Going Private Transaction
Stifel Nicolaus selected this transaction because Swift was a publicly traded asset-based truckload company. The transaction closed on May 10, 2007. Jerry Moyes, the former Chairman and CEO and largest shareholder of Swift, with approximately 40% of the common stock under his control, acquired Swift in a leveraged going private transaction.
Transport Corporation of America, Inc. (“TCAM”) Going Private Transaction
Stifel Nicolaus selected this transaction because TCAM was a publicly traded asset-based truckload company. The transaction closed on February 28, 2006. Goldner Hawn Johnson & Morrison, Inc., a Minnesota-based private equity firm, acquired TCAM with members of its management team in a leveraged going private transaction.
Boyd Bros. Transportation, Inc. (“Boyd Bros.”) Going Private Transaction
Stifel Nicolaus selected this transaction because Boyd Bros. was a publicly traded asset-based truckload company. The transaction closed on September 13, 2004. Dempsey Boyd, Frances S. Boyd, Gail B. Cooper and Ginger B. Tiblos, the affiliated stockholders, controlling approximately 72% of the common stock, acquired Boyd Bros. in a leveraged going private transaction.

Landair Corporation (“Landair”) Going Private Transaction
Stifel Nicolaus selected this transaction because Landair was a publicly traded asset-based truckload company. The transaction closed on February 28, 2003. Scott Niswonger, Chairman and CEO of Landair and John Tweed, President and COO of Landair, who controlled 71% of the common stock in the aggregate, acquired Landair in a leveraged going private transaction.
Swift Transportation Co., Inc. Acquires MS Carriers Inc. (“MS Carriers”)
Stifel Nicolaus selected this transaction because MS Carriers was a publicly traded asset-based truckload company. The transaction closed on July 2, 2001. Unlike the other transactions we selected, Swift acquired control of MS Carriers in a pooling of interests transaction. Mike Starnes, the CEO of MS Carriers Inc., held 24% of the common stock of his company.
Advantage Management Group Acquires Kenan Transport Company
Stifel Nicolaus selected this transaction because Kenan Transport Company was a publicly traded asset-based truckload company. The transaction closed on April 30, 2001. Advantage Management Group acquired all the stock of Kenan Transport Company, of which approximately 48% was controlled by the Kenan family, in a leveraged acquisition.
KLLM Transport Services, Inc. (“KLLM”) Going Private Transaction
Stifel Nicolaus selected this transaction because KLLM was a publicly traded asset-based truckload company. The transaction closed in July 6, 2000. Jack Liles, Chairman, President, and CEO of KLLM acquired KLLM in a leveraged management going private transaction.
The table below sets forth selected statistical information about the Selected Public Asset-Based Truckload Transactions.
Selected Public Asset-Based Truckload Transaction Statistics
($ in millions)

						Enterprise Value/			Equity Value/			Implied Premium
	Target/	Target	Equity	Net	Enterprise	LTM	LTM	LTM	LTM		Tangible	1 Day Prior	1 Month Prior
Effective Date	Acquiror	Status	Value	Debt	Value	Revenue	EBITDA	EBIT	Net Income	Book Value	Book Value	to Announ.	to Announ.
Pending	Smithway Motor Xpress Corp. Western Express, Inc.	Public	$53.1	$36.5	$89.6	0.4 x	4.1 x	9.4 x	12.4 x	1.7 x	1.8 x	23.5%	14.9%

05/10/07	Swift Transportation Co., Inc. Saint Corporation (Jerry Moyes)	Public	$2,411.2	$332.1	$2,743.3	0.9 x	5.6 x	11.3 x	15.5 x	2.4 x	2.6 x	31.2%	22.6%

02/28/06	Transport Corporation of America, Inc. Goldner Hawn Johsnon & Morrison, Inc.	Public	$68.0	$45.4	$113.4	0.4 x	3.9 x	18.4 x	31.3 x	1.2 x	1.2 x	25.0%	30.0%

09/13/04	Boyd Bros. Transportation, Inc. (1) Investor Group & Management	Public	$27.4	$27.9	$55.3	0.4 x	4.1 x	NM	27.0 x	1.0 x	1.1 x	51.0%	66.3%

02/28/03	Landair Corp. Investor Group & Management	Public	$96.8	$3.2	$100.0	1.0 x	5.3 x	10.6 x	17.6 x	2.5 x	2.5 x	25.0%	26.9%

07/02/01	MS Carriers, Inc. Swift Transporation Co., Inc.	Public	$383.4	$301.4	$684.8	1.0 x	5.7 x	13.7 x	16.9 x	1.6 x	1.6 x	59.0%	89.0%

04/30/01	Kenan Transport Advantage Management Group	Public	$84.7	$2.0	$86.7	0.6 x	4.1 x	9.7 x	17.6 x	1.3 x	1.6 x	32.0%	46.6%

07/06/00	KLLM Transport Services, Inc. High Road Acquisition, Inc.	Public	$33.0	$47.0	$80.0	0.3 x	4.0 x	NM	NM	0.7 x	0.7 x	31.4%	23.8%

					Min	0.3 x	3.9 x	9.4 x	12.4 x	0.7 x	0.7 x	23.5%	14.9%
					Mean	0.6 x	4.6 x	12.2 x	19.7 x	1.5 x	1.6 x	34.8%	40.0%
					Median	0.5 x	4.1 x	10.9 x	17.6 x	1.5 x	1.6 x	31.3%	28.4%
					Max	1.0 x	5.7 x	18.4 x	31.3 x	2.5 x	2.6 x	59.0%	89.0%

(1)	In connection with this transaction, Stifel Nicolaus issued a Fairness Opinion to the Special Committee.

Summary Implied Multiples and Financial Metrics at Various Prices Compared to Summary Selected Transportation Asset-Based Acquisition Transaction Statistics
In conducting its analysis, Stifel Nicolaus reviewed certain valuation metrics of the Selected Public Asset-Based Truckload Transaction Statistics it deemed relevant.
The valuation measures we used included the following:
▪	Enterprise value as a multiple of latest twelve months EBITDA.

▪	Enterprise value as a multiple of latest twelve months EBIT.

▪	Equity value as a multiple of latest twelve months net income.

▪	Equity value as a multiple of book value.

▪	Equity value as a multiple of tangible book value.
The valuation measures did not include equity value as a multiple of forecasted net income because of the difficulty of verifying consensus analyst estimates for companies that have not been publicly traded in some cases for many years. The valuation measures did not include enterprise value as a multiple of revenue because Stifel Nicolaus determined that, in its experience, such measure bears little relevance to purchasers of truckload companies.
We focused on median and mean valuations rather than the minimum and maximum valuations. The mean and median for each valuation measure, as well as the corresponding Class A Share price are set forth below.
Comparable Transaction Analysis
($ in millions, except per share data)

	LTM EBITDA		LTM EBIT		LTM Net Income		Book Value		Tangible Book Value
	Mean	Median	Mean	Median	Mean	Median	Mean	Median	Mean	Median
Implied Enterprise Value	$565.3	$506.9	$638.6	$572.0	$689.4	$652.8	$740.7	$726.7	$604.6	$602.7
Implied Equity Value	$206.2	$147.8	$279.6	$213.0	$330.4	$293.8	$381.7	$367.6	$245.6	$243.6
Implied Share Price	$13.55	$9.71	$18.37	$13.99	$21.70	$19.30	$25.07	$24.15	$16.13	$16.00
In the course of its evaluation, Stifel Nicolaus noted the following:
▪	The LTM net income multiples for the comparable transactions were between 12.4x and 17.6x except for the TCAM (31.3x) and Boyd Bros. (27.0x) transactions. In those transactions, however, the multiples of tangible book value were 1.2x and 1.1x, respectively, and the multiples of EBITDA were 3.9x and 4.1x, respectively, in each case near the minimum multiples observed. Stifel Nicolaus believes the mean and median LTM net income multiples were artificially inflated by the Boyd Bros. and TCAM transactions and the effect of those transactions should be discounted. Excluding the LTM net income multiples for the TCAM and Boyd Bros. transactions would have resulted in implied mean and median values of $18.14 per share and $16.48 per share, respectively.

▪	The two most recent transactions are Smithway (pending) and Swift. Swift’s ROIC for 2006 was 11.5%, Smithway’s was 7.6%, and U.S. Xpress’ was 6.0%. Swift’s operating ratio for 2006 was 92.3%, Smithway’s was 95.8%, and U.S. Xpress’ was 96.1%. Despite U.S. Xpress’ inferior returns, the valuation range of U.S. Xpress implies slightly lower enterprise value to EBITDA, greater enterprise value to EBIT and equity value to net income, and somewhat lower equity value to tangible book value.

▪	Stifel Nicolaus believes that in the truckload industry, valuation based on the multiple of tangible book value is more relevant than the multiple of total book value.

The selected transactions resulted in an indicative range of $9.71 to $24.15 at the median and $13.55 to $25.07 at the mean. The high end of the range would have been $19.30 at the median and $21.70 at the mean excluding total book value.
The average median valuation (weighting all five valuation methods equally) produced an implied share price of $16.63, and the average mean valuation produced an implied share price of $18.96. Excluding the TCAM and Boyd Bros. net income multiples as described above would produce an average median valuation of $16.48 and an average mean valuation of $18.14.
Based on the above information and analysis, Stifel Nicolaus selected various prices ranging from $19.00 to $20.50 and computed U.S. Xpress’ implied multiples and financial metrics. Stifel Nicolaus noted that U.S. Xpress’ valuation multiples exceeded the mean and median multiples of the comparable transactions for every metric except LTM net income and total book value at every price in the indicated range of implied share prices of $19.00 to $20.50.
The table set forth below summarizes the valuation metrics of U.S. Xpress based on the share price range identified by Stifel Nicolaus and cited above.
Target Implied Multiples and Financial Metrics at Various Prices
($ in millions, except per share data)

				Enterprise Value/			Equity Value/
	Equity	Net	Enterprise	LTM	LTM	LTM	LTM		Tangible	Premium to
Price	Value	Debt	Value	Revenue	EBITDA	EBIT	Net Income	Book Value	Book Value	Current Price	1 Month Prior
$19.00	$291.6	$359.0	$650.6	0.4x	5.3x	12.4x	17.3x	1.2x	1.9x	33.5%	35.6%
19.50	299.4	359.0	658.5	0.4x	5.3x	12.6x	17.7x	1.2x	2.0x	37.0%	39.2%
20.00	307.3	359.0	666.3	0.4x	5.4x	12.7x	18.2x	1.2x	2.0x	40.5%	42.8%
20.50	315.1	359.0	674.2	0.4x	5.5x	12.9x	18.6x	1.3x	2.1x	44.1%	46.3%

V. Summary of Going Private Transactions Analysis

Discussion of Going Private Transactions Analysis
Stifel Nicolaus reviewed 181 going private transactions in a variety of industries that were completed between April 2001 and May 2007 with enterprise values ranging from $36,770 million to $1.2 million (Appendix E). From this dataset we selected going private transactions with enterprise values of at least $50 million up to $1,000 million to conduct an analysis of the premium paid as being more comparable to a transaction involving U.S. Xpress.
The table below summarizes the data we analyzed.
Premium Range Considered: All

	1 Day Prior	1 Month Prior
Enterprise Value $50 MM to $1,000 MM (91 Transactions)

Min	(18.7%)	(17.4%)
Mean	22.3%	21.6%
Median	18.2%	16.2%
Max	82.7%	79.1%

All Transactions (181 Transactions)

Min	(28.3%)	(22.3%)
Mean	23.8%	24.9%
Median	18.8%	20.8%
Max	117.4%	114.3%
Based on the previously identified range of $19.00 to $20.50 per U.S. Xpress share that we analyzed, the implied premia of 33.5% (at $19.00) to 44.1% (at $20.50) over the prior day closing price of $14.23, in all cases, would be above the mean and median premia in the table above.

VI. Summary of Implied Multiple Analysis – “Equity Analyst Research” Estimates Available to Stifel Nicolaus

Summary of Implied Multiple Analysis – “Equity Analyst Research” Estimates Available to Stifel Nicolaus
Stifel Nicolaus reviewed the earnings models and estimates contained in research reports on U.S. Xpress prepared in April and June 2007 by equity research analysts from five firms and utilized estimates found on Bloomberg© for two additional firms. For the average equity research case, Stifel Nicolaus used Bloomberg© consensus estimates for the EPS calculation and average figures compiled from six equity research firms for the remainder of the analysis. The table below provides summary research estimates for U.S. Xpress.
Summary Equity Analyst Research Estimates
($ in millions, expect per share data)

	Report		Earnings Per Share		EBITDA
Firm	Date		2007E	2008E	2007E	2008E	Price Target
Firm A	06/20/07	(1)	$0.68	$1.15	NA	NA	NA
Firm B	06/01/07		$0.61	$1.09	$102.00	$111.00	NA
Firm C	04/23/07		$0.82	$1.36	$126.20	$142.40	NA
Firm D	04/23/07		$0.75	$1.33	$121.80	$140.80	NA
Firm E	06/20/07	(2)	$0.88	$1.60	$130.60	$151.40	$22.00
Firm F	04/20/07	(1)	$1.05	$1.55	NA	NA	NA
Firm G	04/23/07		$0.74	$1.12	NA	NA	$15.00-$16.00

(1)	Represents date of Earnings Per Share estimate found on Bloomberg.

(2)	Represents date of updated financial model.

Stifel Nicolaus applied a range of $19.00 to $20.50 per Class A Share and computed U.S. Xpress’ implied multiples and financial metrics over the selected range. The tables set forth below provide the statistics calculated by Stifel Nicolaus and cited above for the Stifel Nicolaus equity research case and the average equity research case.
Stifel Nicolaus Equity Research Case

Implied Multiples Based on Share Price of:
	$19.00	$19.25	$19.50	$19.75	$20.00	$20.25	$20.50
Premium to Last Close (1)	33.5%	35.3%	37.0%	38.8%	40.5%	42.3%	44.1%

EV/EBITDA
LTM 3/31/07	5.3 x	5.3 x	5.3 x	5.4 x	5.4 x	5.4 x	5.5 x
2007E	5.0 x	5.0 x	5.0 x	5.1 x	5.1 x	5.1 x	5.2 x
2008E	4.3 x	4.3 x	4.3 x	4.4 x	4.4 x	4.4 x	4.5 x

EV/EBIT
LTM 3/31/07	12.4 x	12.5 x	12.6 x	12.6 x	12.7 x	12.8 x	12.9 x
2007E	13.5 x	13.6 x	13.6 x	13.7 x	13.8 x	13.9 x	14.0 x
2008E	10.3 x	10.4 x	10.4 x	10.5 x	10.6 x	10.6 x	10.7 x

Price to Earnings
LTM 3/31/07	17.8 x	18.0 x	18.2 x	18.5 x	18.7 x	18.9 x	19.2 x
2007E	21.6 x	21.9 x	22.2 x	22.4 x	22.7 x	23.0 x	23.3 x
2008E	11.9 x	12.0 x	12.2 x	12.3 x	12.5 x	12.7 x	12.8 x

Other Ratios as of 3/31/07
Price to Book Equity	1.2 x	1.2 x	1.2 x	1.2 x	1.2 x	1.3 x	1.3 x
Price to Tangible Book Equity	1.9 x	2.0 x	2.0 x	2.0 x	2.0 x	2.1 x	2.1 x

(1)	Closing price as of 6/21/07.

Average Equity Research Case (1)

Implied Multiples Based on Share Price of:
	$19.00	$19.25	$19.50	$19.75	$20.00	$20.25	$20.50
Premium to Last Close (2)	33.5%	35.3%	37.0%	38.8%	40.5%	42.3%	44.1%

EV/EBITDA (3)
LTM 3/31/07	5.3 x	5.3 x	5.3 x	5.4 x	5.4 x	5.4 x	5.5 x
2007E	5.4 x	5.4 x	5.5 x	5.5 x	5.5 x	5.6 x	5.6 x
2008E	4.8 x	4.8 x	4.8 x	4.9 x	4.9 x	4.9 x	4.9 x

EV/EBIT
LTM 3/31/07	12.4 x	12.5 x	12.6 x	12.6 x	12.7 x	12.8 x	12.9 x
2007E	15.5 x	15.5 x	15.6 x	15.7 x	15.8 x	15.9 x	16.0 x
2008E	11.9 x	11.9 x	12.0 x	12.1 x	12.2 x	12.2 x	12.3 x

Price to Earnings (4)
LTM 3/31/07	17.8 x	18.0 x	18.2 x	18.5 x	18.7 x	18.9 x	19.2 x
2007E	24.1 x	24.5 x	24.8 x	25.1 x	25.4 x	25.7 x	26.0 x
2008E	14.5 x	14.6 x	14.8 x	15.0 x	15.2 x	15.4 x	15.6 x

Other Ratios as of 3/31/07
Price to Book Equity	1.2 x	1.2 x	1.2 x	1.2 x	1.2 x	1.3 x	1.3 x
Price to Tangible Book Equity	1.9 x	2.0 x	2.0 x	2.0 x	2.0 x	2.1 x	2.1 x

(1)	Includes data from five firms available to Stifel Nicolaus for EV/Revenues, EV/EBITDA and EV/EBIT.

(2)	Closing price as of 6/21/07.

(3)	One firm did not report estimated EBITDA.

(4)	Bloomberg Consensus Estimates for seven firms.
We note that U.S. Xpress’ implied equity value as a multiple of EBITDA, EBIT, and price to earnings in each of the periods calculated appears reasonable and within the range generated by the Comparable Public Company Analysis and the Selected Asset-Based Truckload Acquisition Transactions Analysis. In addition, we note that U.S. Xpress’ implied price to book equity and price to tangible book equity also appears reasonable and within the range generated by the Comparable Public Company Analysis and the Selected Asset-Based Truckload Acquisition Transactions Analysis.

VII. Summary of Management Case

Discussion of Management Case
Stifel Nicolaus reviewed U.S. Xpress’ management case projections for the years ended December 31, 2007 to December 31, 2011 (Appendix F).
We note that operating revenue is expected to grow at 5.0% per year. Over the last two years U.S. Xpress has made two acquisitions that have impacted operating revenue by more than $300 million in the aggregate. Although U.S. Xpress has reached agreements in principle to make minority investments in two additional truckload carriers, leverage and bank covenants, as well as public market expectations, may dampen further acquisition and investment activity. We note that achieving management’s case in 2008 will require a 90 basis point improvement in operating ratio from management’s 2007 estimate. U.S. Xpress’ management case projects further improvement, with U.S. Xpress’ management case annual operating ratio reaching 95.0% for 2009 and 94.0% for 2011.
Comparing U.S. Xpress’ 2007 projections to Stifel Nicolaus’ research projections, we note that U.S. Xpress’ second quarter estimated operating ratio is 96.8%, 60 basis points better than Stifel Nicolaus’ research estimate of 97.4%. In addition, we note U.S. Xpress’ 2008 estimated operating ratio is 95.9% as compared to Stifel Nicolaus’ research estimate of 96.2%. Finally, we point out that U.S. Xpress’ annual operating ratio has not been below 95.4% since 1999. The table below sets forth U.S. Xpress’ historical and projected operating ratios for the years ended December 31, 1998 to 2011.
Historical Operating Ratio

	Fiscal Year Ended December 31,
	1998	1999	2000	2001	2002	2003	2004	2005	2006
Operating Ratio	92.4%	95.4%	97.2%	98.3%	97.6%	97.4%	96.4%	97.9%	96.1%

Projected Operating Ratio

	Management Case
	Fiscal Year Ending December 31,
	2007E	2008E	2009E	2010E	2011E
Operating Ratio	96.8%	95.9%	95.0%	94.5%	94.0%

Appendix A
Historical Share Price Summary and
Trading Analysis

Appendix B
Share Count Analysis

Shareholder Voting Analysis

	Voting Shares Outstanding (1)		Votes
Name	Number	Percentage	Number	Percentage
Patrick E. Quinn	2,963,665	19.1%	4,483,796	24.2%
Quinn Family Partnership	300,000	1.9%	300,000	1.6%

Max L. Fuller	2,789,753	18.0%	4,309,884	23.2%
Fuller Family Partnership	344,916	2.2%	344,916	1.9%

Quinn + Fuller	6,398,334	41.2%	9,438,596	50.8%

Total Institutional Shareholders	8,301,366	53.5%	8,301,366	44.7%

Other Shareholders	826,368	5.3%	826,368	4.5%
Name

Total Shares Outstanding	15,526,068	100.0%	18,566,330	100.0%

(1)	Number of shares for illustrative purposes only. Calculation of voting shares outstanding assumes the following:

(i)	Includes Class A and Class B outstanding common stock.

(ii)	Class A shares are entitled to one vote for each share held. Class B shares are entitled to two votes for each share held.

(iii)	Excludes 548,735 Class A shares underlying exercisable options.

(iv)	Includes unvested restricted shares.

Appendix C
Research Report —
“Trimming 2Q07 EPS Estimates for 13
Companies Due to Still-Soft Freight
Market”

Transportation & Logistics

Transportation & Logistics
June 15, 2007
Trimming 2Q07 EPS Estimates For 13 Companies Due To Still-Soft Freight Market

John G. Larkin, CFA	(410	454-5158)	jglarkin@stifel.com
David G. Ross, CFA	(410	454-5164)	dross@stifel.com
Matthew S. Grady	(410	454-5316)	msgrady@stifel.com
Michael J. Baudendistel	(410	454-4725)	baudendm@stifel.com
•	Freight transportation demand has not notably improved in 2Q07 relative to weak 1Q07 levels.
•	As a result, we are lowering 2Q07 EPS estimates slightly for 13 companies, 12 of which are trucking companies.
•	We are leaving our other forward EPS estimates unchanged, as we remain cautiously optimistic that 2H07 will be both sequentially better than 1H07 and better year-over-year than 2H06.
•	Our favorite names to own heading into the second half of 2007 include: Old Dominion Freight Line (ODFL; Buy; $30.43) , J.B. Hunt Transport Services (JBHT; Buy; $29.38), FedEx Corp. (FDX; Buy; $110.78), and Norfolk Southern Corp. (NSC; Buy; $55.41).
The second quarter of 2007 to-date has not provided a notably better demand environment for transportation companies than did the first quarter of 2007. Freight volumes remain weak, which has been reflected by various industry data sources. For example, the American Trucking Associations’ monthly seasonally-adjusted truck tonnage index fell 2.7% year-over-year in April; quarter-to-date U.S. rail carloads have declined 3.8% year-over-year; quarter-to-date U.S. rail intermodal loads have fallen 3.0% year-over-year; air cargo RTMs declined 2.0% year-over-year in April; and the list goes on. Anecdotes from our companies under coverage also indicate that 2Q07 has been a bit tougher than initially anticipated. Freight in the second quarter can best be characterized as “spotty” or “inconsistent”—while we had anticipated that freight would gradually improve throughout 2Q07 in a more consistent fashion.
As a result, we are trimming our 2Q07 EPS estimates for 13 of the 29 companies we cover, 12 of which are trucking companies. While the railroads have also faced softer demand relative to 2006 levels in 2Q07, the rail sector of the industry continues to benefit from a solid pricing environment, which should buoy 2Q07 EPS results. We believe the parcel companies under our coverage, UPS (UPS; Hold; $73.95) and FedEx, also do not require near-term EPS estimate reductions due to their exposure to still-rapidly-growing international markets, a solid oligopoly pricing environment, and continued secular growth in e-commerce shipments. The only non-trucking company for which we are lowering EPS estimates is Pacer International (PACR; Hold;), as the company appears likely to be squeezed a bit in the second quarter by ongoing pricing leverage at its suppliers (i.e., the railroads) and softer intermodal demand industrywide. We list our 2Q07 EPS estimate revisions in tabular form at the top of the next page:

Transportation & Logistics

	2Q07			2007 Annual
	Stifel Estimates		Street Consensus	Stifel Estimates		Street Consensus
	New	Old	Estimate	New	Old	Estimate
Arkansas Best Corp. (ABFS)(1)	$0.69	$0.74	$0.71	$2.73	$2.78	$2.64
Celadon Group (CLDN)	$0.23	$0.25	$0.25	$0.96	$0.98	$0.98
Con-way (CNW)	$1.00	$1.05	$1.06	$3.75	$3.80	$3.78
Forward Air (FWRD)	$0.38	$0.40	$0.40	$1.59	$1.61	$1.62
J.B. Hunt Transport Svcs. (JBHT)	$0.38	$0.40	$0.38	$1.65	$1.67	$1.56
Knight Transportation (KNX)	$0.22	$0.23	$0.22	$0.91	$0.92	$0.92
Pacer International (PACR)	$0.31	$0.35	$0.33	$1.62	$1.66	$1.61
Quality Distribution (QLTY)	$0.13	$0.16	$0.14	$0.38	$0.47	$0.44
Saia, Inc. (SAIA)	$0.63	$0.66	$0.63	$2.12	$2.15	$2.10
U.S. Xpress Enterprises (XPRSA)	$0.15	$0.17	$0.21	$0.88	$0.90	$0.76
Vitran Corp. (VTNC)	$0.44	$0.48	$0.44	$1.61	$1.65	$1.63
Werner Enterprises (WERN)	$0.28	$0.30	$0.30	$1.14	$1.16	$1.16
YRC Worldwide (YRCW)	$0.87	$1.00	$0.97	$3.42	$3.55	$3.71

(1)	Celadon quarterly numbers represent F4Q07
Source: Stifel Nicolaus estimates and First Call
We are leaving our other forward EPS estimates unchanged, as we remain cautiously optimistic that 2H07 will be both sequentially better than 1H07 and better year-over-year than 2H06 (though not as robust as 2H04 and 2H05), for the following reasons:
•	May retail sales rebounded from depressed April levels.
•	The spike in inventories that developed in 2H06 has largely been drawn down.
•	U.S. manufacturing production appears to be strengthening.
•	Additional transloading is likely to absorb some incremental truckload/container-load capacity later this year, contributing some to a tighter supply/demand environment.
•	The industry will lap the dramatic downturns in the automotive and construction sectors, which began last year, in 3Q07.
Given this outlook, we expect investor sentiment to gradually improve towards the transportation group during 2H07, which should foretell improved share price performance for most transportation names. Our favorite names to own heading into the second half of 2007 include: Old Dominion Freight Line (ODFL; Buy; $30.43), J.B. Hunt Transport Services (JBHT; Buy; $29.38), FedEx Corp. (FDX; Buy; $110.78), and Norfolk Southern Corp. (NSC; Buy; $55.41).

Transportation & Logistics	June 15, 2007

Equity Comps - Transportation
Comparative Valuation Matrix
(figures in $US millions, except per share amounts)

								Equity value as a multiple of				Enterprise value as a multiple of
		Price	Diluted	Market	Total	Cash &		CY net income				Book	TTM	TTM	TTM	TTM	TTM	TTM	TTM	PEG	Div.	FCF
Company name (Ticker)	Rating	06/14/2007	S/O	cap.	Debt	equiv.	TEV (a)	2006A	2007E(b)	2008E(b)	2009E(b)	value	Revenue	EBITDA	EBITDAR (c)	EBIT	ROA	ROE	ROIC	ratio(d)	Yield	Yield

Truckload
Celadon Group (CLDN)	Buy	16.51	23.6	389.4	66.9	1.8	454.5	16.0x	16.7x	12.8x	11.0x	2.8x	0.9x	7.8x	5.7x	11.2x	10.6%	18.4%	15.1%	0.85	0.0%	0.8%
Covenant Transport (CVTI)	NR	11.38	14.0	159.2	164.5	4.3	319.4	NM	NM	NM	35.0x	0.9x	0.5x	6.3x	4.4x	49.0x	-0.6%	-1.4%	0.8%	NM	0.0%	-23.5%
Frozen Food Express (FFEX)	NR	10.59	19.5	207.0	0.0	12.4	194.6	17.4x	NE	NE	NE	1.7x	0.4x	7.0x	4.8x	26.9x	3.0%	4.7%	4.5%	NM	1.1%	3.7%
Forward Air Corp. (FWRD)	Hold	33.29	31.0	1,032.7	0.8	47.5	986.0	21.5x	20.9x	17.9x	15.8x	5.6x	2.8x	11.9x	10.7x	13.3x	22.7%	26.0%	25.9%	1.30	0.8%	1.0%
Heartland Express (HTLD)	Hold	16.31	98.3	1,602.5	0.0	365.1	1,237.4	18.3x	18.7x	17.9x	15.7x	3.1x	2.1x	7.1x	7.0x	9.8x	13.7%	18.7%	18.7%	1.49	0.5%	2.9%
J.B. Hunt Transport Svcs. (JBHT)	Buy	29.38	148.7	4,367.6	448.3	9.5	4,747.5	19.6x	17.8x	14.7x	12.8x	6.3x	1.4x	8.3x	7.7x	12.4x	13.5%	28.8%	23.1%	0.92	1.2%	-1.4%
Knight Transportation (KNX)	Buy	19.29	88.2	1,701.9	0.0	20.2	1,681.8	23.0x	21.2x	18.0x	15.6x	3.8x	2.5x	9.2x	9.2x	13.9x	13.6%	18.2%	18.4%	0.92	0.4%	0.2%
Landstar System (LSTR) Marten	Hold	47.07	57.1	2,689.0	123.2	98.5	2,713.7	24.4x	23.2x	19.5x	16.9x	11.6x	1.1x	13.3x	12.9x	14.6x	16.8%	43.7%	30.3%	1.30	0.3%	8.8%
Transport (MRTN)	Hold	18.93	22.2	419.5	70.4	3.2	501.6	17.9x	16.3x	14.6x	13.1x	1.9x	0.9x	5.9x	5.9x	12.5x	5.7%	10.5%	8.6%	1.21	0.0%	-2.0%
P.A.M. Transportation Svcs. (PTSI)	NR	19.49	10.3	200.5	41.3	1.2	240.6	11.2x	17.9x	12.7x	11.3x	1.1x	0.6x	4.1x	4.1x	9.9x	4.5%	7.9%	6.9%	1.05	0.0%	-6.9%
Quality Distribution (QLTY)	Hold	9.78	19.7	192.7	278.5	4.1	467.1	16.0x	25.7x	13.4x	11.2x	NM	0.6x	8.1x	7.8x	11.2x	1.8%	NM	9.4%	0.89	0.0%	7.9%
Universal Truckload Svcs. (UACL)	Hold	19.89	16.1	320.6	0.9	5.2	316.3	15.3x	16.4x	14.3x	12.4x	2.3x	0.5x	8.5x	8.4x	10.2x	10.8%	15.4%	15.3%	0.87	0.0%	-2.1%
USA Truck (USAK)	NR	16.15	11.5	186.0	96.1	2.6	279.4	15.0x	32.3x	18.8x	16.4x	1.2x	0.6x	4.1x	4.1x	13.1x	2.7%	5.9%	4.6%	1.32	0.0%	7.9%
Werner Enterprises (WERN)	Hold	19.39	77.3	1,499.2	80.0	17.6	1,561.6	14.9x	17.0x	15.1x	13.9x	1.8x	0.7x	4.7x	4.7x	9.6x	6.9%	11.2%	10.8%	1.15	1.0%	-2.0%
U.S. Xpress Enterprises (XPRSA)	Buy	13.60	15.4	208.8	362.5	3.5	581.7	10.5x	15.5x	8.5x	6.8x	0.8x	0.4x	4.7x	3.7x	11.1x	2.0%	7.0%	4.9%	0.57	0.0%	-23.9%

Min				159.2	0.0	1.2	194.6	10.5x	15.5x	8.5x	6.8x	0.8x	0.4x	4.1x	3.7x	9.6x	-0.6%	-1.4%	0.8%	0.57	0.0%	-23.9%
Mean				1,011.8	115.6	39.8	1,085.6	17.2x	20.0x	15.2x	14.9x	3.2x	1.1x	7.4x	6.7x	15.2x	8.5%	15.4%	13.2%	1.07	0.4%	-1.9%
Mean (Asset-based TL only)				1,006.9	112.3	40.3	1076.1	16.4x	17.5x	14.3x	14.8x	2.4x	1.0x	6.7x	6.0x	16.0x	7.6%	12.7%	11.6%	1.00	0.4%	-4.9%
Median				389.4	70.4	5.2	501.6	16.7x	17.9x	14.7x	13.5x	2.1x	0.7x	7.1x	5.9x	12.4x	6.9%	13.3%	10.8%	1.05	0.0%	0.2%
Max				4,367.6	448.3	365.1	4747.5	24.4x	32.3x	19.5x	35.0x	11.6x	2.8x	13.3x	12.9x	49.0x	22.7%	43.7%	30.3%	1.49	1.2%	8.8%

Stifel Nicolaus Transportation Average				6,950.7	1,095.1	232.7	7,803.6	18.9x	19.3x	15.7x	14.1x	3.7x	2.0x	9.1x	8.3x	13.9x	8.9%	17.7%	14.5%	1.10	0.7%	0.5%

Less-Than-Truckload
Arkansas Best Corp. (ABFS)	Hold	40.02	25.5	1,020.1	18.1	126.7	911.6	11.5x	14.7x	11.8x	10.5x	1.8x	0.5x	4.9x	4.7x	7.8x	8.9%	14.3%	13.8%	1.37	1.5%	0.9%
Con-way (CNW)	Buy	54.45	49.9	2,714.7	556.4	516.5	2,754.6	13.6x	14.5x	12.4x	11.2x	3.6x	0.7x	5.8x	5.4x	8.2x	8.0%	23.3%	14.4%	0.95	0.7%	4.9%
Frozen Food Express (FFEX)	NR	10.59	19.5	207.0	0.0	12.4	194.6	17.4x	NE	NE	NE	1.7x	0.4x	7.0x	4.8x	26.9x	3.0%	4.7%	4.5%	NM	1.1%	3.7%
Forward Air Corp. (FWRD)	Hold	33.29	31.0	1,032.7	0.8	47.5	986.0	21.5x	20.9x	17.9x	15.8x	5.6x	2.8x	11.9x	10.7x	13.3x	22.7%	26.0%	25.9%	1.30	0.8%	1.0%
Old Dominion Freight Line (ODFL)	Buy	30.43	37.3	1,134.6	267.7	56.3	1,346.0	15.6x	14.8x	12.7x	10.9x	2.6x	1.0x	6.6x	6.4x	10.2x	8.9%	18.5%	13.2%	0.79	0.0%	-4.1%
Saia, Inc. (SAIA)	Buy	28.01	14.4	404.7	131.0	7.0	528.7	14.7x	13.2x	10.4x	9.0x	2.0x	0.6x	5.9x	5.4x	9.6x	5.9%	14.5%	10.8%	0.69	0.0%	-7.6%
Vitran Corp. (VTNC)	Buy	20.56	13.8	282.9	108.3	1.5	389.7	14.0x	12.8x	10.3x	8.7x	1.6x	0.7x	8.9x	7.4x	13.6x	6.6%	11.9%	10.3%	0.69	0.0%	1.8%
YRC Worldwide (YRCW)	Hold	39.06	57.9	2,263.0	1,309.1	107.5	3,464.6	7.6x	11.4x	9.2x	9.3x	1.0x	0.4x	4.5x	4.2x	6.8x	4.5%	12.7%	9.0%	1.04	0.0%	14.8%

Min				207.0	0.0	1.5	194.6	7.6x	11.4x	9.2x	8.7x	1.0x	0.4x	4.5x	4.2x	6.8x	3.0%	4.7%	4.5%	0.69	0.0%	-7.6%
Mean				1,132.5	298.9	109.4	1,322.0	14.5x	14.6x	12.1x	10.8x	2.5x	0.9x	6.9x	6.1x	12.0x	8.6%	15.7%	12.7%	0.98	0.5%	1.9%
Median				1,026.4	119.7	51.9	948.8	14.3x	14.5x	11.8x	10.5x	1.9x	0.6x	6.3x	5.4x	9.9x	7.3%	14.4%	12.0%	0.95	0.4%	1.4%
Max				2,714.7	1,309.1	516.5	3,464.6	21.5x	20.9x	17.9x	15.8x	5.6x	2.8x	11.9x	10.7x	26.9x	22.7%	26.0%	25.9%	1.37	1.5%	14.8%

Stifel Nicolaus Transportation Average				6,950.7	1,095.1	232.7	7,803.6	18.9x	19.3x	15.7x	14.1x	3.7x	2.0x	9.1x	8.3x	13.9x	8.9%	17.7%	14.5%	1.10	0.7%	0.5%

(a)	Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest

(b)	Stifel Nicolaus estimates for those rated and First Call mean estimates for unrated securities

(c)	Enterprise value adjusted to include the capitalization of of balance sheet operating leases with lease expense (or rent expense) being added back to EBITDA for the valuation multiple calculation

(d)	2007E P/E divided by First Call mean or Stifel Nicolaus estimated long-term growth rate
Excludes non-recurring items
Calculations may vary due to rounding
Source: Company data , First Call, and Stifel Nicolaus estimates

Transportation & Logistics		June 15, 2007

Equity Comps - Transportation
Comparative Valuation Matrix
(figures in $US millions, except per share amounts)

								Equity value as a multiple of					Enterprise value as a multiple of
		Price	Diluted	Market	Total	Cash &		CY net income				Book	TTM	TTM	TTM	TTM	TTM	TTM	TTM	PEG	Div.	FCF
Company name (Ticker)	Rating	06/14/2007	S/O	cap.	Debt	equiv.	TEV (a)	2006A	2007E(b)	2008E(b)	2009E(b)	value	Revenue	EBITDA	EBITDAR(c)	EBIT	ROA	ROE	ROIC	ratio(d)	Yield	Yield

Asset-Based Logistics
Con-way (CNW)	Buy	54.45	49.9	2,714.7	556.4	516.5	2,754.6	13.6x	14.5x	12.4x	11.2x	3.6x	0.7x	5.8x	5.4x	8.2x	8.0%	23.3%	14.4%	0.95	0.7%	4.9%
FedEx Corp. (FDX)	Buy	110.78	314.6	34,850.4	3,264.0	1,770.0	36,344.4	16.8x	16.1x	14.4x	12.9x	2.7x	1.1x	7.3x	6.7x	11.0x	8.7%	17.0%	13.9%	1.20	0.4%	2.1%
Ryder System (R)	Hold	51.84	61.6	3,195.3	2,878.2	93.6	5,979.9	13.0x	11.9x	10.7x	9.8x	1.8x	0.9x	4.6x	4.4x	10.9x	3.8%	15.2%	8.1%	0.97	1.6%	-28.9%
United Parcel Service (UPS)	Hold	73.95	1,068.8	79,038.2	4,115.0	2,398.0	80,755.2	19.2x	17.8x	16.1x	14.8x	5.2x	1.7x	9.4x	9.2x	11.9x	12.5%	26.6%	21.8%	1.24	2.3%	1.1%

Min				2,714.7	556.4	93.6	2,754.6	13.0x	11.9x	10.7x	9.8x	1.8x	0.7x	4.6x	4.4x	8.2x	3.8%	15.2%	8.1%	0.95	0.4%	-28.9%
Mean				29,949.6	2,703.4	1,194.5	31,458.5	15.7x	15.1x	13.4x	12.2x	3.3x	1.1x	6.8x	6.4x	10.5x	8.3%	20.5%	14.6%	1.09	1.2%	-5.2%
Median				19,022.8	3,071.1	1,143.3	21,162.1	15.2x	15.3x	13.4x	12.0x	3.2x	1.0x	6.5x	6.1x	10.9x	8.4%	20.1%	14.2%	1.08	1.2%	1.6%
Max				79,038.2	4,115.0	2,398.0	80,755.2	19.2x	17.8x	16.1x	14.8x	5.2x	1.7x	9.4x	9.2x	11.9x	12.5%	26.6%	21.8%	1.24	2.3%	4.9%

Stifel Nicolaus Transportation Average				6,950.7	1,095.1	232.7	7,803.6	18.9x	19.3x	15.7x	14.1x	3.7x	2.0x	9.1x	8.3x	13.9x	8.9%	17.7%	14.5%	1.10	0.7%	0.5%

Non-Asset-Based Logistics
C.H. Robinson Worldwide (CHRW)	Sell	54.08	177.1	9,577.9	0.0	462.8	9,115.1	35.3x	29.6x	25.6x	22.3x	9.7x	8.1x	19.6x	19.0x	20.7x	17.2%	29.6%	29.6%	1.71	1.3%	2.1%
EGL, Inc. (EAGL)	NR	46.53	41.3	1,922.7	207.2	160.2	1,969.7	32.5x	25.4x	22.4x	18.8x	4.7x	2.0x	13.5x	10.6x	17.5x	5.9%	15.0%	13.1%	1.17	0.0%	1.2%
Expeditors International (EXPD)	NR	42.61	228.3	9,726.9	0.2	577.3	9,079.4	34.9x	29.1x	24.2x	20.5x	8.8x	6.9x	21.6x	20.1x	23.6x	13.8%	23.1%	23.1%	1.39	0.7%	1.4%
Forward Air Corp. (FWRD)	Hold	33.29	31.0	1,032.7	0.8	47.5	986.0	21.5x	20.9x	17.9x	15.8x	5.6x	2.8x	11.9x	10.7x	13.3x	22.7%	26.0%	25.9%	1.30	0.8%	1.0%
Hub Group (HUBG)	Hold	36.58	39.9	1,458.8	0.0	34.7	1,424.1	31.3x	25.6x	22.2x	19.8x	5.6x	6.3x	16.3x	14.0x	17.4x	11.0%	19.6%	19.6%	1.48	0.0%	4.2%
Landstar System (LSTR)	Hold	47.07	57.1	2,689.0	123.2	98.5	2,713.7	24.4x	23.2x	19.5x	16.9x	11.6x	1.1x	13.3x	12.9x	14.6x	16.8%	43.7%	30.3%	1.30	0.3%	8.8%
Pacer International (PACR)	Hold	25.20	37.6	948.7	59.0	7.3	1,000.4	14.0x	15.6x	14.0x	12.3x	2.9x	2.3x	8.6x	6.9x	9.1x	11.1%	19.9%	17.1%	1.17	2.4%	5.7%
Quality Distribution (QLTY)	Hold	9.78	19.7	192.7	278.5	4.1	467.1	16.0x	25.7x	13.4x	11.2x	NM	0.6x	8.1x	7.8x	11.2x	1.8%	NM	9.4%	0.89	0.0%	7.9%
Universal Truckload Svcs. (UACL)	Hold	19.89	16.1	320.6	0.9	5.2	316.3	15.3x	16.4x	14.3x	12.4x	2.3x	0.5x	8.5x	8.4x	10.2x	10.8%	15.4%	15.3%	0.87	0.0%	-2.1%
UTI Worldwide (UTIW)	NR	27.88	101.1	2,819.3	331.0	278.4	2,772.5	26.2x	24.4x	20.2x	16.7x	4.4x	2.3x	14.4x	11.4x	17.5x	7.5%	19.0%	14.9%	0.96	0.2%	3.6%

Min				192.7	0.0	4.1	316.3	14.0x	15.6x	13.4x	11.2x	2.3x	0.5x	8. 1x	6.9x	9. 1x	1.8%	15.0%	9.4%	0.87	0.0%	-2.1%
Mean				3,068.9	100.1	167.6	2,984.4	25.1x	23.6x	19.4x	16.7x	6.2x	3.3x	13.6x	12.2x	15.5x	11.9%	23.5%	19.8%	1.22	0.6%	3.4%
Median				1,690.8	30.0	73.0	1,696.9	25.3x	24.9x	19.8x	16.8x	5.6x	2.3x	13.4x	11.0x	16.0x	11.0%	19.9%	18.3%	1.23	0.2%	2.8%
Max				9,726.9	331.0	577.3	9,115.1	35.3x	29.6x	25.6x	22.3x	11.6x	8.1x	21.6x	20.1x	23.6x	22.7%	43.7%	30.3%	1.71	2.4%	8.8%

Stifel Nicolaus Transportation Average				6,950.7	1,095.1	232.7	7,803.6	18.9x	19.3x	15.7x	14.1x	3.7x	2.0x	9.1x	8.3x	13.9x	8.9%	17.7%	14.5%	1.10	0.7%	0.5%

(a)	Total Enterprise Value = Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest

(b)	Stifel Nicolaus estimates for those rated and First Call mean estimates for unrated securities

(c)	Enterprise value adjusted to include the capitalization of of balance sheet operating leases with lease expense (or rent expense) being added back to EBITDA for the valuation multiple calculation

(d)	200 7E P/E divided by First Call mean or Stifel Nicolaus estimated long-term growth rate
Excludes non-recurring items
Calculations may vary due to rounding
Source: Company data , First Call, and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007

Equity Comps — Transportation
Comparative Valuation Matrix
(Figures in $US millions, execpt per share amounts)

								Equity value as a multiple of					Enterprise value as a multiple of
		Price	Diluted	Market	Total	Cash &		CY net income				Book	TTM	TTM	TTM	TTM	TTM	TTM	TTM	PEG	Div.	FCF
Company name (Ticker)	Rating	06/14/2007	S/O	cap.	Debt	equiv.	TEV (a)	2006A	2007E(b)	2008E(b)	2009E(b)	value	Revenue	EBITDA	EBITDAR(c)	EBIT	ROA	ROE	ROIC	ratio(d)	Yield	Yield

Intermodal
Hub Group (HUBG)	Hold	36.58	39.9	1,458.8	0.0	34.7	1,424.1	31.3x	25.6x	22.2x	19.8x	5.6x	6.3x	16.3x	14.0x	17.4x	11.0%	19.6%	19.6%	1.48	0.0%	4.2%
J.B. Hunt Transport Svcs. (JBHT)	Buy	29.38	148.7	4,367.6	448.3	9.5	4,747.5	19.6x	17.8x	14.7x	12.8x	6.3x	1.4x	8.3x	7.7x	12.4x	13.5%	28.8%	23.1%	0.92	1.2%	-1.4%
Pacer International (PACR)	Hold	25.20	37.6	948.7	59.0	7.3	1,000.4	14.0x	15.6x	14.0x	12.3x	2.9x	2.3x	8.6x	6.9x	9. 1x	11.1%	19.9%	17.1%	1.17	2.4%	5.7%

Min				948.7	0.0	7.3	1,000.4	14.0x	15.6x	14.0x	12.3x	2.9x	1.4x	8.3x	6.9x	9. 1x	11.0%	19.6%	17.1%	0.92	0.0%	-1.4%
Mean				2,258.4	169.1	17.2	2,390.7	21.6x	19.6x	17.0x	14.9x	4.9x	3.3x	11.0x	9.6x	12.9x	11.9%	22.7%	19.9%	1.19	1.2%	2.9%
Max				4,367.6	448.3	34.7	4,747.5	31.3x	25.6x	22.2x	19.8x	6.3x	6.3x	16.3x	14.0x	17.4x	13.5%	28.8%	23.1%	1.48	2.4%	5.7%

Stifel Nicolaus Transportation Average				6,950.7	1,095.1	232.7	7,803.6	18.9x	19.3x	15.7x	14.1x	3.7x	2.0x	9.1x	8.3x	13.9x	8.9%	17.7%	14.5%	1.10	0.7%	0.5%

Railroads
Burlington Northern Santa Fe (BNI)	Hold	89.14	364.7	32,508.9	7,450.0	392.0	39,566.9	17.8x	16.2x	14.4x	12.7x	3.1x	2.6x	8.5x	8.4x	11.3x	5.9%	18.3%	12.4%	1.06	1.1%	3.2%
Canadian National (CNI)	Buy	52.97	520.7	27,579.1	5,070.7	91.9	32,557.8	17.7x	16.8x	14.1x	12.6x	3.2x	4.6x	10.2x	9.7x	12.4x	7.9%	19.1%	13.5%	0.88	1.4%	2.9%
Canadian Pacific (CP)	Hold	70.73	159.9	11,306.7	2,410.7	22.2	13,695.2	20.3x	18.2x	15.9x	14.1x	2.6x	3.4x	9.7x	9. 1x	13.8x	5.8%	13.7%	10.3%	1.36	1.1%	1.4%
CSX Corp. (CSX)	Hold	44.95	465.4	20,921.2	5,933.0	937.0	25,917.2	20.3x	17.6x	13.7x	11.8x	2.3x	2.7x	9.3x	8.8x	13.4x	4.1%	11.7%	8.6%	0.86	1.3%	1.6%
Genesee & Wyoming (GWR)	NR	30.60	42.7	1,307.6	245.7	240.2	1,097.2	19.6x	20.7x	17.8x	15.0x	2.5x	2.3x	9.8x	8.8x	13.4x	6.2%	14.4%	9.7%	0.94	0.0%	1.8%
Kansas City Southern (KSU)	NR	40.27	92.5	3,724.1	1,742.7	68.0	5,416.3	NM	29.0x	21.3x	16.8x	2.3x	3.2x	11.5x	10.0x	17.2x	2.2%	6.4%	6.0%	1.42	0.0%	1.2%
Norfolk Southern Corp. (NSC)	Buy	55.41	405.2	22,450.7	6,533.0	844.0	28,139.7	15.5x	14.7x	12.9x	11.4x	2.3x	3.0x	8.6x	8.4x	11.1x	5.6%	15.1%	10.8%	0.99	1.6%	4.1%
Union Pacific (UNP)	Hold	118.18	273.6	32,337.8	6,731.0	598.0	38,470.8	20.2x	17.2x	14.6x	12.6x	2.1x	2.4x	8.2x	7.8x	12.9x	4.6%	11.3%	9.1%	0.97	1.2%	2.1%

Min				1,307.6	245.7	22.2	1,097.2	15.5x	14.7x	12.9x	11.4x	2.1x	2.3x	8.2x	7.8x	11.1x	2.2%	6.4%	6.0%	0.86	0.0%	1.2%
Mean				19,017.0	4,514.6	399.2	23,107.7	18.8x	18.8x	15.6x	13.4x	2.6x	3.0x	9.5x	8.9x	13.2x	5.3%	13.7%	10.1%	1.06	1.0%	2.3%
Mean (Class I Rails only, ex. KSU)				24,517.4	5,688.1	480.9	29,724.6	18.6x	16.8x	14.3x	12.6x	2.6x	3.1x	9. 1x	8.7x	12.5x	5.7%	14.9%	10.8%	1.02	1.3%	2.6%
Median				21,686.0	5,501.8	316.1	27,028.5	19.6x	17.4x	14.5x	12.7x	2.4x	2.8x	9.5x	8.8x	13.2x	5.7%	14.1%	10.0%	0.98	1.2%	2.0%
Max				32,508.9	7,450.0	937.0	39,566.9	20.3x	29.0x	21.3x	16.8x	3.2x	4.6x	11.5x	10.0x	17.2x	7.9%	19.1%	13.5%	1.42	1.6%	4.1%

Stifel Nicolaus Transportation Average				6,950.7	1,095.1	232.7	7,803.6	18.9x	19.3x	15.7x	14.1x	3.7x	2.0x	9.1x	8.3x	13.9x	8.9%	17.7%	14.5%	1.10	0.7%	0.5%

(a)	Total Enterprise Value - Market Capitalization of Equity + Total Debt - Cash + Market Value of Minority Interest

(b)	Stifel Nicolaus estimates for those rated and First Call mean estimates for unrated securities

(c)	Enterprise value adjusted to include the capitalization of of balance sheet operating leases with lease expense (or rent expense) being added back to EBITDA for the valuation multiple calculation

(d)	2007E P/E divided by First Call mean or Stifel Nicolaus estimated long-term growth rate
Excludes non-recurring items
Calculations may vary due to rounding
Source: Company data , First Call, and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007

John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
Arkansas Best Income Statement

									2006					2007					2008

(figures in $ millions, except per share amounts)	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Gross revenues	1,607.4	1,721.6	1,839.6	1,526.2	1,422.3	1,548.4	1,715.8	1,860.3	450.6	479.3	507.3	449.0	1,886.1	422.6	465.9	519.6	477.4	1,885.5	439.8	486.7	542.8	498.8	1,968.1	2,044.8
% change y/y		7.1%	6.9%	-17.0%	-6.8%	8.9%	10.8%	8.4%	8.0%	4.9%	3.6%	-9.6%	1.4%	-6.2%	-2.8%	2.4%	6.3%	0.0%	4.1%	4.5%	4.5%	4.5%	4.4%	3.9%

By segment:
ABF Freight System	1,175.2	1,277.1	1,379.3	1,282.3	1,277.1	1,391.3	1,585.4	1,709.0	413.7	466.9	493.7	436.1	1,810.3	407.4	452.9	506.1	464.4	1,830.8	427.8	473.3	528.8	485.3	1,915.2	1,991.8
% change y/y		8.7%	8.0%	-7.0%	-0.4%	8.9%	13.9%	7.8%	7.7%	11.8%	9.3%	-4.3%	5.9%	-1.5%	-3.0%	2.5%	6.5%	1.1%	5.0%	4.5%	4.5%	4.5%	4.6%	4.0%
Operating ratio	94.2%	91.6%	90.3%	93.8%	94.6%	94.4%	91.9%	90.9%	95.3%	89.9%	89.8%	95.2%	92.4%	98.6%	94.0%	91.8%	93.5%	94.3%	97.3%	92.5%	90.8%	92.5%	93.1%	92.6%
Clipper Group	122.5	112.2	130.2	127.3	118.9	126.8	96.0	108.5	25.7
% change y/y		-8.4%	16.0%	-2.3%	-6.5%	6.6%	-24.3%	13.0%	9.5%
Operating ratio	100.9%	98.7%	98.8%	99.6%	99.1%	100.3%	99.1%	97.2%	98.0%

Operating expenses:
Transportation operations	1,360.3	1,430.3	1,546.8	1,450.3	1,354.1	1,475.3	1,588.8	1,706.1	431.3	432.2	456.5	428.3	1,748.2	414.8	438.7	478.1	447.2	1,778.8	428.2	451.3	494.2	462.4	1,836.1	1,897.9
Tire operations	177.2	181.6	152.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total operating expenses	1,537.4	1,611.9	1,699.4	1,450.3	1,354.1	1,475.3	1,588.8	1,706.1	431.3	432.2	456.5	428.3	1,748.2	414.8	438.7	478.1	447.2	1,778.8	428.2	451.3	494.2	462.4	1,836.1	1,897.9
Operating ratio	95.6%	93.6%	92.4%	95.0%	95.2%	95.3%	92.6%	91.7%	95.7%	90.2%	90.0%	95.4%	92.7%	98.1%	94.2%	92.0%	93.7%	94.3%	97.4%	92.7%	91.0%	92.7%	93.3%	92.8%

EBIT	70.0	109.7	140.2	75.9	68.2	73.2	127.0	154.2	19.3	47.1	50.8	20.7	137.9	7.8	27.2	41.5	30.2	106.7	11.6	35.4	48.7	36.4	132.0	146.9
% margin	4.4%	6.4%	7.6%	5.0%	4.8%	4.7%	7.4%	8.3%	4.3%	9.8%	10.0%	4.6%	7.3%	1.9%	5.8%	8.0%	6.3%	5.7%	2.6%	7.3%	9.0%	7.3%	6.7%	7.2%

EBITDA	117.6	159.5	196.6	130.5	117.7	125.4	187.3	219.3	35.1	63.9	68.6	36.4	203.9	22.6	43.5	59.7	46.9	172.7	26.9	52.4	67.7	53.9	200.9	218.5
% margin	7.3%	9.3%	10.7%	8.5%	8.3%	8.1%	10.9%	11.8%	7.8%	13.3%	13.5%	8.1%	10.8%	5.4%	9.3%	11.5%	9.8%	9.2%	6.1%	10.8%	12.5%	10.8%	10.2%	10.7%

Net gain (loss) on sale of property and equipment	1.7	0.9	2.6	0.9	3.5	0.6	0.5	15.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest income (expense), net	(18.1)	(18.4)	(16.7)	(12.6)	(8.1)	(3.9)	(0.6)	0.2	0.8	0.9	1.0	1.2	3.9	0.9	0.7	0.6	0.6	2.9	0.7	0.7	0.7	0.8	2.8	3.7
Other income (expense), net	0.9	(4.5)	3.1	2.5	4.7	5.0	1.8	1.7	0.9	(0.0)	0.8	1.2	2.9	0.2	0.0	0.0	0.0	0.2	0.0	0.0	0.0	0.0	0.0	0.0

Profit before tax	54.4	87.6	129.1	66.7	68.3	75.0	128.7	171.5	21.0	48.0	52.7	23.0	144.7	8.9	27.9	42.1	30.8	109.7	12.3	36.1	49.3	37.2	134.8	150.6
% margin	3.4%	5.1%	7.0%	4.4%	4.8%	4.8%	7.5%	9.2%	4.7%	10.0%	10.4%	5.1%	7.7%	2.1%	6.0%	8.1%	6.5%	5.8%	2.8%	7.4%	9.1%	7.5%	6.8%	7.4%

Tax rate	42.6%	41.6%	41.0%	37.9%	40.6%	38.5%	39.2%	39.0%	39.2%	38.9%	38.9%	38.2%	38.8%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%

Net income (loss)	31.3	51.2	76.2	41.4	40.6	46.1	78.2	104.6	12.8	29.4	32.2	14.2	88.5	5.4	17.0	25.7	18.8	66.9	7.5	22.0	30.1	22.7	82.2	91.9
Extraordinary item (net of tax) (1) — (13)	(2.6)	(0.8)	0.0	(4.7)	(4.7)	(2.9)	(1.6)	(9.8)	(5.1)	3.3	(0.6)	(0.1)	(2.5)	(0.6)	0.0	0.0	0.0	(0.6)	0.0	0.0	0.0	0.0	0.0	0.0

Net income	28.7	50.4	76.2	36.7	35.9	43.2	76.6	94.8	7.6	32.7	31.5	14.2	86.0	4.8	17.0	25.7	18.8	66.3	7.5	22.0	30.1	22.7	82.2	91.9
% margin	1.8%	2.9%	4.1%	2.4%	2.5%	2.8%	4.5%	5.1%	1.7%	6.8%	6.2%	3.2%	4.6%	1.1%	3.7%	4.9%	3.9%	3.5%	1.7%	4.5%	5.5%	4.5%	4.2%	4.5%

Average shares outstanding — diluted	23.7	23.9	24.0	25.0	25.4	25.4	25.5	25.7	25.6	25.6	25.5	25.3	25.5	25.2	24.8	24.5	24.3	24.7	24.2	24.2	24.2	24.2	24.2	24.2

EPS — diluted (continuing operations)	$1.32	$2.14	$3.17	$1.47	$1.42	$1.70	$3.00	$3.68	$0.50	$1.15	$1.26	$0.56	$3.47	$0.22	$0.69	$1.05	$0.77	$2.72	$0.31	$0.91	$1.24	$0.94	$3.40	$3.80

% change y/y		62.1%	48.1%	-53.6%	-3.3%	19.5%	76.4%	22.8%	22.9%	25.5%	4.6%	-52.4%	-5.9%	-56.6%	-40.1%	-17.0%	37.6%	-21.5%	42.9%	32.5%	19.0%	21.3%	25.0%	11.7%

EPS – diluted	$1.21	$2.11	$3.17	$1.66	$1.61	$1.81	$3.06	$4.06	$0.30	$1.28	$1.24	$0.56	$3.37	$0.19	$0.69	$1.05	$0.77	$2.70	$0.31	$0.91	$1.24	$0.94	$3.40	$3.80
% change y/y		74.0%	50.5%	-47.7%	-3.1%	12.9%	68.8%	32.7%	-26.5%	39.6%	-22.2%	-52.6%	-17.1%	-36.0%	-46.2%	-15.4%	38.1%	-20.0%	62.2%	32.5%	19.0%	21.3%	26.2%	11.7%

(1)	After-tax loss from discontinued operations of Clipper International. FY 1998: $2.6 million, FY 1999: $0.8 million

(2)	3Q01 and FY 2001: $2.8 million after-tax fair value net gain on sale of Wingfoot

(3)	4Q01 and FY 2001: $1.9 million nonrecurring tax benefit resulting from the resolution of certain tax contingencies originating in prior years.

(4)	3Q02 and FY 2002: $4.7 million after-tax benefit from the net impact of a favorable settlement with the IRS ($0.12 per diluted share), after-tax gains on sales of excess freight facilities at ABF ($0.09 per diluted share) and a charge ($0.02 per diluted share) relating to the increased liability reserves associated with the liquidation of an insurer who provides excess workers’ compensation insurance for claims that arose from 1993 through 1999

(5)	1Q03 and FY 2003: $5.5 million after-tax charge related to Arkansas Best’s interest rate swap on $110.0 million of the company’s borrowings

(6)	2Q03 and FY 2003: $8.4 million after-tax gain on sale of Wingfoot put option and $1.2 million pretax charge related to company’s interest rate swap

(7)	4Q03 and FY 2003: $0.7 million after-tax exit nonrecurring costs of exiting Clipper LTL business and $1.5 million after-tax gain on sale of Clipper LTL

(8)	2Q04 and FY 2004: $1.6 million after-tax charge related to increased reserves associated with insolvency of Reliance Insurance Co., one of Arkansas Best’s workers’ comp excess claims insurers

(9)	3Q05 and FY 2005: $9.8 million after-tax gain on sale of three non-ABF terminal facilities located in California to G.I. Trucking Company

(10)	1Q06 and FY 2006: $8.4 million pre-tax and $5.1 million after-tax settlement accounting charge excluded from ABF Freight System OR and consolidated operating and net income related to company’s supplemental benefit plan distributions

(11)	2Q06 and FY 2006: $4.9 million pre-tax and $3.1 million after-tax gain on sale of Clipper Exxpress (plus $0.2mm after-tax income from discontinued operations at Clipper) and $0.6 million pre-tax ($0.4 million after-tax) settlement accounting expense for early retirement

(12)	3Q06 and FY 2006: $1.0 million pre-tax ($0.6 million after-tax) settlement accounting expense for early retirement

(13)	1Q07 and FY 2007: $1.1 million pre-tax and $0.6 million after-tax settlement accounting charge excluded related to company’s supplemental benefit plan distributions

Beginning with 1Q04 and 1Q03, there has been a reclassification between revenue and expense associated with certain shipments where ABF utilizes a third-party carrier for pickup or delivery of freight. This applies to shipments where ABF retains the primary obligation to provide services to the customer. The amounts reclassified for the years ended December 31, 2004 and December 31, 2003 were $28.7mm and $27.6mm, respectively.

Some calculations may vary due to rounding.

Source: Company data and Stifel Nicolaus estimates

June 15, 2007

John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
Celadon Group Income Statement

(figures in $ millions, except per share amounts)									FY 2006					FY 2007					FY 2008					FY 2009
									Sept	Dec	Mar	Jun		Sept	Dec	Mar	Jun		Sept	Dec	Mar	Jun		Sept	Dec	Mar	Jun

Fiscal year end June 30	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QA	3QA	4QE	2007E	1QE	2QE	3QE	4QE	2008E	1QE	2QE	3QE	4QE	2009E	2010E

Gross revenues	229.9	281.8	351.6	351.8	337.0	367.1	397.9	436.8	117.9	120.3	115.3	126.7	480.2	127.7	122.9	120.4	133.6	504.6	136.7	132.7	130.0	144.3	543.7	144.9	140.7	137.8	153.0	576.4	610.9
% change y/y		22.6%	24.7%	0.1%	-4.2%	8.9%	8.4%	9.8%	13.0%	12.5%	6.2%	8.3%	9.9%	8.3%	2.2%	4.4%	5.5%	5.1%	7.0%	8.0%	8.0%	8.0%	7.7%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%

Operating expenses:
Salaries, wages and employee benefits	69.9	76.2	96.8	96.0	100.4	111.6	124.5	133.6	34.9	35.5	35.7	38.6	144.6	35.3	36.4	35.8	39.8	147.4	40.1	39.0	38.5	41.8	159.5	42.1	41.0	40.5	43.9	167.4	176.3
Fuel	29.4	26.7	36.9	39.8	36.0	47.6	57.1	81.5	26.2	27.9	25.3	29.8	109.3	30.7	26.7	27.5	29.1	114.0	29.3	28.5	28.1	30.5	116.4	30.7	29.9	29.5	32.0	122.2	128.6
Operations and maintenance	19.0	26.3	26.9	26.8	28.1	31.7	33.1	33.7	7.3	7.4	7.1	7.6	29.4	7.6	7.6	8.3	8.0	31.6	8.0	7.8	7.7	8.3	31.7	8.4	8.1	8.0	8.7	33.3	35.0
Insurance and claims	6.5	7.2	9.6	10.1	12.0	14.1	15.8	14.4	3.4	4.0	3.6	2.7	13.7	4.2	3.3	3.3	4.3	15.2	4.4	4.2	4.2	4.5	17.3	4.6	4.5	4.4	4.8	18.2	19.2
Depreciation and amortization	12.9	13.2	14.5	15.4	13.7	13.8	16.0	14.9	3.2	2.9	3.2	3.2	12.4	3.5	4.0	6.7	4.2	18.4	4.7	4.6	4.5	4.9	18.8	5.0	4.8	4.8	5.2	19.8	20.8
Rent and purchased transportation	61.5	97.4	132.8	134.1	112.1	110.1	107.9	108.9	28.2	28.1	26.0	27.6	109.9	27.7	26.5	24.2	30.7	109.0	30.5	29.7	29.3	31.8	121.3	32.0	31.2	30.8	33.4	127.4	134.1
Cost of products and services sold	0.0	0.0	0.0	2.7	4.1	4.5	5.0	4.8	1.3	1.3	1.3	1.4	5.4	1.9	2.0	1.5	1.4	6.7	1.4	1.3	1.3	1.4	5.4	1.4	1.4	1.4	1.5	5.7	6.0
Professional and consulting fees	1.5	2.2	1.8	2.9	1.7	2.5	2.4	2.6	0.9	0.7	0.6	0.5	2.7	0.5	0.5	0.5	0.6	2.1	0.6	0.6	0.6	0.6	2.5	0.7	0.6	0.6	0.7	2.6	2.7
Communications and utilities	3.3	3.8	4.3	4.0	3.9	4.2	4.2	4.2	1.0	1.0	1.0	1.1	4.1	1.1	1.2	1.2	1.2	4.8	1.2	1.2	1.2	1.3	5.0	1.3	1.3	1.3	1.4	5.2	5.5
Operating taxes and licenses	3.9	5.1	6.2	6.0	6.8	7.5	8.2	8.5	2.1	2.2	1.9	2.1	8.2	2.1	2.2	2.1	2.5	8.9	2.5	2.4	2.4	2.6	9.9	2.6	2.5	2.5	2.7	10.4	10.9
General and other operating	6.3	7.4	10.2	9.4	7.6	6.8	6.9	6.3	1.5	1.5	1.6	1.6	6.1	1.5	1.5	1.5	1.9	6.4	1.9	1.8	1.8	1.9	7.4	2.0	1.9	1.9	2.0	7.8	8.2
Non-cash member and vendor development costs	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Loss on disposition of flatbed division	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total operating expenses	214.1	265.3	340.0	347.1	326.5	354.4	381.1	413.4	109.8	112.5	107.3	116.3	446.0	116.1	111.9	112.8	123.7	464.5	124.5	121.2	119.6	129.9	495.2	130.7	127.3	125.7	136.3	520.0	547.4
Operating ratio	93.1%	94.1%	96.7%	98.7%	96.9%	96.5%	95.8%	94.6%	93.1%	93.5%	93.1%	91.8%	92.9%	90.9%	91.1%	93.7%	92.6%	92.0%	91.1%	91.3%	92.0%	90.0%	91.1%	90.2%	90.5%	91.2%	89.1%	90.2%	89.6%

EBIT	15.8	16.5	11.6	4.7	10.5	12.7	16.9	23.4	8.1	7.8	8.0	10.4	34.2	11.6	11.0	7.6	9.9	40.1	12.2	11.5	10.4	14.4	48.5	14.2	13.4	12.1	16.7	56.4	63.6
% margin	6.9%	5.9%	3.3%	1.3%	3.1%	3.5%	4.2%	5.4%	6.9%	6.5%	6.9%	8.2%	7.1%	9.1%	8.9%	6.3%	7.4%	8.0%	8.9%	8.7%	8.0%	10.0%	8.9%	9.8%	9.5%	8.8%	10.9%	9.8%	10.4%

EBITDA	28.7	29.7	26.1	20.1	24.2	26.6	32.9	38.3	11.3	10.7	11.2	13.5	46.7	15.1	15.0	14.3	14.1	58.5	16.9	16.1	14.9	19.4	67.4	19.2	18.2	16.9	21.9	76.1	84.4
% margin	12.5%	10.5%	7.4%	5.7%	7.2%	7.2%	8.3%	8.8%	9.5%	8.9%	9.7%	10.7%	9.7%	11.8%	12.2%	11.9%	10.6%	11.6%	12.4%	12.2%	11.5%	13.4%	12.4%	13.2%	12.9%	12.3%	14.3%	13.2%	13.8%

Interest (income)	(0.5)	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.0)	(0.0)	(0.0)	(0.1)	(0.0)	(0.0)	(0.2)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.2)	(0.0)	(0.1)	(0.1)	(0.1)	(0.3)	(0.7)
Interest expense	6.4	7.6	9.3	9.4	7.6	5.4	3.8	1.4	0.3	0.2	0.2	0.2	0.9	0.3	0.8	1.0	1.0	3.0	0.9	0.9	0.8	0.7	3.3	0.7	0.6	0.6	0.6	2.6	2.6

Profit before tax	9.9	9.0	2.7	(3.9)	2.9	7.4	13.0	22.0	7.8	7.7	7.8	10.2	33.4	11.4	10.2	6.6	9.0	37.1	11.3	10.7	9.7	13.7	45.4	13.6	12.8	11.6	16.1	54.0	61.6
% margin	4.3%	3.2%	0.8%	-1.1%	0.9%	2.0%	3.3%	5.0%	6.6%	6.4%	6.7%	8.1%	7.0%	8.9%	8.3%	5.5%	6.7%	7.4%	8.3%	8.1%	7.4%	9.5%	8.4%	9.4%	9.1%	8.4%	10.5%	9.4%	10.1%

Tax rate	39.5%	38.1%	35.9%	25.2%	41.6%	44.4%	48.9%	42.8%	39.7%	37.3%	39.9%	37.5%	38.5%	37.4%	40.6%	40.4%	38.5%	39.1%	38.5%	38.5%	38.5%	38.5%	38.5%	38.5%	38.5%	38.5%	38.5%	38.5%	38.5%

Net income (loss) from continuing operations	6.0	5.6	1.7	(2.9)	1.7	4.1	6.6	12.6	4.7	4.8	4.7	6.4	20.5	7.1	6.1	3.9	5.5	22.6	6.9	6.6	5.9	8.5	27.9	8.3	7.9	7.1	9.9	33.2	37.9
Extraordinary item (net of tax) (1) - (9)	0.0	(0.7)	(3.7)	(3.2)	0.0	(0.5)	(6.9)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income	6.0	4.8	(2.0)	(6.1)	1.7	3.6	(0.3)	12.6	4.7	4.8	4.7	6.4	20.5	7.1	6.1	3.9	5.5	22.6	6.9	6.6	5.9	8.5	27.9	8.3	7.9	7.1	9.9	33.2	37.9
% margin	2.6%	1.7%	-0.6%	-1.7%	0.5%	1.0%	1.7%	2.9%	4.0%	4.0%	4.1%	5.0%	4.3%	5.6%	4.9%	3.3%	4.1%	4.5%	5.1%	5.0%	4.6%	5.9%	5.1%	5.8%	5.6%	5.2%	6.5%	5.8%	6.2%

Average shares outstanding - diluted (10) (11)	17.4	17.5	17.5	17.2	17.4	18.1	18.0	23.0	23.2	23.3	23.5	23.5	23.4	23.5	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7	23.7

FY EPS — diluted (continuing operations)	$0.34	$0.32	$0.10	($0.17)	$0.10	$0.23	$0.37	$0.55	$0.20	$0.21	$0.20	$0.27	$0.88	$0.30	$0.26	$0.17	$0.23	$0.96	$0.29	$0.28	$0.25	$0.36	$1.18	$0.35	$0.33	$0.30	$0.42	$1.40	$1.60

% change y/y		-7.1%	-69.4%	NM	NM	133.9%	60.9%	48.3%	69.3%	69.7%	68.5%	45.4%	60.7%	49.7%	24.3%	-16.8%	-14.5%	8.7%	-3.2%	8.6%	51.0%	53.4%	23.2%	20.1%	19.1%	19.9%	17.4%	19.0%	14.1%
FY EPS — diluted	$0.34	$0.28	($0.12)	($0.36)	$0.10	$0.20	($0.02)	$0.55	$0.20	$0.21	$0.20	$0.27	$0.88	$0.30	$0.26	$0.17	$0.23	$0.96	$0.29	$0.28	$0.25	$0.36	$1.18	$0.35	$0.33	$0.30	$0.42	$1.40	$1.60
% change y/y		-19.4%	-142.2%	NM	-127.5%	102.9%	-107.7%	NM	69.3%	69.7%	68.5%	45.4%	60.7%	49.7%	24.3%	-16.8%	-14.5%	8.7%	-3.2%	8.6%	51.0%	53.4%	23.2%	20.1%	19.1%	19.9%	17.4%	19.0%	14.1%
CY EPS — diluted (continuing operations)	$0.33	$0.30	($0.10)	($0.09)	$0.21	$0.25	$0.43	$0.71	$0.20	$0.27	$0.30	$0.26	$1.03	$0.17	$0.23	$0.29	$0.28	$0.97	$0.25	$0.36	$0.35	$0.33	$1.29	$0.30	$0.42	$0.40	$0.38	$1.50
% change y/y		-8.6%	NM	-10.9%	NM	18.5%	69.3%	65.6%	68.5%	45.4%	49.7%	24.3%	44.3%	-16.8%	-14.5%	-3.2%	8.6%	-5.9%	51.0%	53.4%	20.1%	19.1%	33.1%	19.9%	17.4%	13.9%	14.0%	16.0%
CY EPS — diluted	$0.31	$0.16	($0.20)	($0.28)	$0.18	($0.14)	$0.43	$0.71	$0.20	$0.27	$0.30	$0.26	$1.03	$0.17	$0.23	$0.29	$0.28	$0.97	$0.25	$0.36	$0.35	$0.33	$1.29	$0.30	$0.42	$0.40	$0.38	$1.50
% change y/y		-46.9%	NM	39.6%	-165.4%	NM	NM	65.6%	68.5%	45.4%	49.7%	24.3%	44.3%	-16.8%	-14.5%	-3.2%	8.6%	-5.9%	51.0%	53.4%	20.1%	19.1%	33.1%	19.9%	17.4%	13.9%	14.0%	16.0%

(1)	FY99 excludes a $1.2 million pretax charge ($0.7 million aftertax) related to the expiration of its previously announced merger agreement with Odyssey Investment Partners

(2)	F1Q00 excludes a $3.3 million pretax loss ($2.0 million aftertax) on disposition of equipment

(3)	F4Q00 excludes $2.8 million non-cash pretax charge ($1.7 million aftertax) related to the fair value of shares of TruckersB2B common stock earned by its strategic partners

(4)	F3Q01 excludes $0.8 million in pretax deferred IPO expenses for TruckersB2B

(5)	F4Q01 excludes a $3.7 million pretax loss on disposal of the company’s flatbed division and approximately $350,000 of non-cash member and vendor development expense related to issuing shares of TruckersB2B common stock at fair value to a strategic partner

(6)	F1Q03 excludes a $914,000 pretax write-off of unamortized loan origination costs for refinancing the company’s line of credit

(7)	F1Q04 excludes a $9.8 million pretax ($6.9 million aftertax) impairment charge on 48’ trailers

(8)	F4Q04 excludes a $3.1 million pretax benefit from a fuel tax refund relating to prior years as well as a $3.1 million pretax increase in insurance and claims expense, primarily relating to a large accident in F4Q04

(9)	F2Q06 includes $940,000 pretax compensation expense due to accounting adjustment to account for increased value of stock appreciation rights (SARs), as Celadon’s common stock price increased 29% in 2Q06. Without this additional expense, 2Q06 OR would have been 92.8% and EPS would have been $0.52.

(10)	Adjusted for 3:2 stock split, effective February 15, 2006

(11)	Adjusted for 3:2 stock split, effective June 15, 2006
Certain prior year amounts have been reclassified to conform to the current year presentation
Source: Company data and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007 David Ross, CFA / dross@stifel.com John Larkin, CFA / jglarkin@stifel.com
Con-way Inc. Income Statement

(figures in $ millions, except per share amounts)						2006					2007					2008

Fiscal Year End December 31	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Con-way Freight and Transportation
Revenue	1,891.8	1,981.9	2,163.7	2,532.2	2,816.6	708.3	754.4	735.9	679.8	2,878.3	681.7	761.9	754.3	706.9	2,904.9	715.8	811.4	807.1	756.4	3,090.8	3,307.1
% growth		4.8%	9.2%	17.0%	11.2%	10.6%	5.7%	-0.7%	-5.7%	2.2%	-3.8%	1.0%	2.5%	4.0%	0.9%	5.0%	6.5%	7.0%	7.0%	6.4%	7.0%
Operating income	156.0	134.1	189.1	247.2	331.1	65.6	102.3	89.3	60.1	317.3	53.9	78.5	89.0	70.0	291.3	56.5	94.1	96.9	77.2	324.7	349.0
Operating ratio	91.8%	93.2%	91.3%	90.2%	88.2%	90.7%	86.4%	87.9%	91.2%	89.0%	92.1%	89.7%	88.2%	90.1%	90.0%	92.1%	88.4%	88.0%	89.8%	89.5%	89.4%
Menlo Worldwide
Revenue — Logistics	948.3	1,008.6	1,063.0	1,174.8	1,339.7	349.9	345.7	340.9	318.9	1,355.3	320.5	345.7	368.1	366.7	1,401.0	352.5	380.3	405.0	403.4	1,541.1	1,664.4
% growth		6.4%	5.4%	10.5%	14.0%	15.9%	9.0%	-3.9%	-12.9%	1.2%	-8.4%	0.0%	8.0%	15.0%	3.4%	10.0%	10.0%	10.0%	10.0%	10.0%	8.0%
Operating income — Logistics	(29.9)	22.8	17.5	22.7	26.7	6.2	6.1	5.5	7.9	25.6	6.5	6.9	7.4	8.8	29.6	7.1	8.4	8.9	9.7	34.0	36.3
Operating ratio	103.2%	97.7%	98.4%	98.1%	98.0%	98.2%	98.2%	98.4%	97.5%	98.1%	98.0%	98.0%	98.0%	97.6%	97.9%	98.0%	97.8%	97.8%	97.6%	97.8%	97.8%
Vector operating income (net of income tax related to Vector)	(9.4)	18.2	20.7	18.3	16.1	4.2	4.7	2.0	0.7	11.6
% growth		NM	13.9%	-11.9%	-12.0%	3.9%	36.4%	-40.8%	-86.6%	-28.0%

Consolidated revenue	2,847.5	2,993.3	3,227.0	3,712.4	4,169.6	1,058.1	1,100.1	1,076.8	998.6	4,233.6	1,002.2	1,107.6	1,122.5	1,073.6	4,305.9	1,068.3	1,191.7	1,212.1	1,159.8	4,631.9	4,971.6
% growth		5.1%	7.8%	15.0%	12.3%	11.7%	6.4%	-2.0%	-8.3%	1.5%	-5.3%	0.7%	4.2%	7.5%	1.7%	6.6%	7.6%	8.0%	8.0%	7.6%	7.3%
Consolidated operating income	114.1	171.6	224.9	284.2	370.7	76.7	111.8	96.1	68.7	353.4	60.2	85.1	96.1	78.5	319.8	63.3	102.2	105.5	86.5	357.5	383.9
Consolidated operating ratio	96.0%	94.3%	93.0%	92.3%	91.1%	92.7%	89.8%	91.1%	93.1%	91.7%	94.0%	92.3%	91.4%	92.7%	92.6%	94.1%	91.4%	91.3%	92.5%	92.3%	92.3%

EBITDA	237.5	246.7	338.4	412.5	505.0	113.4	148.1	133.6	106.6	501.7	98.5	125.2	135.6	116.8	476.0	102.7	143.4	146.5	126.7	519.3	557.6
% margin	8.3%	8.2%	10.5%	11.1%	12.1%	10.7%	13.5%	12.4%	10.7%	11.9%	9.8%	11.3%	12.1%	10.9%	11.1%	9.6%	12.0%	12.1%	10.9%	11.2%	11.2%
Investment income	4.0	5.6	2.5	7.5	22.7	6.9	6.7	5.4	5.8	24.8	5.4	5.2	4.4	4.1	19.1	4.0	4.1	4.2	4.2	16.5	18.3
Interest expense	(27.0)	(22.8)	(29.6)	(39.7)	(37.5)	(8.1)	(8.3)	(8.8)	(9.0)	(34.2)	(8.6)	(8.9)	(8.5)	(8.1)	(33.9)	(7.7)	(7.3)	(6.9)	(6.5)	(28.4)	(22.1)
Miscellaneous, net	(6.1)	(10.7)	(0.4)	(5.1)	(4.9)	0.2	0.2	(0.5)	(0.2)	(0.4)	(0.2)	0.0	0.0	0.0	(0.2)	0.0	0.0	0.0	0.0	0.0	0.0
Income from continuing operations before income tax provision	85.0	143.6	197.5	246.8	351.1	75.7	110.4	92.2	65.3	343.6	56.8	81.4	92.0	74.5	304.7	59.6	99.0	102.7	84.2	345.6	380.1
% margin	3.0%	4.8%	6.1%	6.6%	8.4%	7.2%	10.0%	8.6%	6.5%	8.1%	5.7%	7.4%	8.2%	6.9%	7.1%	5.6%	8.3%	8.5%	7.3%	7.5%	7.6%

Tax rate	37.8%	34.0%	39.0%	39.0%	36.9%	37.6%	37.4%	37.1%	38.0%	37.5%	41.1%	38.0%	38.0%	38.0%	38.6%	38.0%	38.0%	38.0%	38.0%	38.0%	38.0%

Income from continuing operations	52.9	94.8	120.5	150.4	221.4	47.2	69.1	58.0	40.5	214.8	33.5	50.5	57.0	46.2	187.2	37.0	61.4	63.7	52.2	214.3	235.7

% margin	0.0	0.0	0.0	0.0	0.1	0.0	0.1	0.1	0.0	0.1	0.0	0.0	0.1	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0
Preferred stock dividends	8.3	8.3	8.2	8.2	7.7	1.8	1.8	1.7	1.8	7.2	1.7	1.8	1.8	1.8	7.1	1.8	1.8	1.8	1.8	7.2	7.2

Net income (loss) from continuing operations applicable to common shareholders	44.6	86.5	112.2	142.2	213.7	45.5	67.2	56.3	38.6	207.6	31.8	48.7	55.2	44.4	180.1	35.2	59.6	61.9	50.4	207.1	228.5
Add back:
Series B preferred dividends, net of tax	2.0	8.3	8.2	8.2	7.7	1.8	1.8	1.7	1.8	7.2	1.7	1.8	1.8	1.8	7.1	1.8	1.8	1.8	1.8	7.2	7.2
Convertible debenture interest expense, net of tax	1.0	3.8	3.8	1.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Less replacement funding adjustment, net of tax	(1.7)	(6.9)	(6.9)	(6.9)	(6.6)	(1.5)	(1.5)	(1.5)	(1.5)	(6.0)	(1.5)	(1.5)	(1.5)	(1.5)	(6.0)	(1.5)	(1.5)	(1.5)	(1.5)	(6.0)	(6.0)

Adjusted net income from continuing operations	45.9	91.7	117.4	145.1	214.9	45.7	67.5	56.5	39.0	208.8	32.0	49.0	55.5	44.7	181.2	35.5	59.9	62.2	50.7	208.3	229.7
% margin	1.6%	3.1%	3.6%	3.9%	5.2%	4.3%	6.1%	5.2%	3.9%	4.9%	3.2%	4.4%	4.9%	4.2%	4.2%	3.3%	5.0%	5.1%	4.4%	4.5%	4.6%

Diluted shares outstanding	53.0	56.7	56.7	56.5	56.2	55.4	53.1	50.9	49.9	52.3	49.1	48.7	48.1	47.5	48.4	47.3	47.3	47.3	47.3	47.3	47.3

Adjusted diluted EPS from continuing operations	$0.87	$1.62	$2.07	$2.57	$3.82	$0.83	$1.27	$1.11	$0.78	$3.99	$0.65	$1.00	$1.16	$0.94	$3.75	$0.75	$1.27	$1.31	$1.07	$4.40	$4.85

% growth		87.0%	27.9%	24.2%	48.7%	20.7%	19.9%	-0.5%	-19.5%	4.5%	-21.0%	-21.0%	3.9%	20.3%	-6.2%	14.9%	25.9%	13.7%	14.0%	17.5%	10.3%

Certain amounts in prior periods have been reclassified to conform to current presentation. As of 1Q06 reporting, Con-Way Transportation Services was renamed Con-way Freight and Transportation and now includes Road Systems, formerly included in Other Closed June 2006, Con-way Forwarding is reported as a discontinued operation in 2Q06; prior periods have not been restated. On June 29, 2006, Con-way disclosed that General Motors had exercised its call right to purchase the remaining 80% interest in Vector SCM LLC, the joint venture formed by Con-way and GM in December 2000. We estimate the deal will close at the beginning of 4Q06 and cash will be received in 4Q06 for the $60mm-$80mm value we believe should be realized. Following closing, we are not modeling any transition services being provided by Con-way. No income will be realized until closing.

(1)	2002 excludes $8.7 million ($5.3 million after-tax) gain on sale of a property as well as a $14.0mm reversal of accrued taxes related to the settlement with the IRS of aircraft maintenance issues
(2)	1Q05 excludes $0.4mm tax benefit from reversal of accrued taxes related to the settlement with the IRS of previous tax filings
(3)	2Q05 excludes $7.0mm tax benefit from reversal of accrued taxes related to the settlement with the IRS of previous tax filings
(4)	3Q05 excludes $0.4mm tax benefit from reversal of accrued taxes related to the settlement with the IRS of previous tax filings
(5)	1Q06 reflects adoption of SFAS 123R, effective January 1, 2006. Con-way adopted SFAS 123 R under the modified prospective method, so prior-period financial statements have not been restated
(6)	2Q06 excludes $6.9mm tax benefit from reversal of accrued taxes related to the settlement with the IRS of previous tax filings
(7)	3Q06 excludes $6.2 million (or $0.13 per share) gain on sale of Con-way Expedite
(8)	4Q06 excludes $41.1mm pretax ($0.82 per share) gain on sale of Vector SCM interest to General Motors and related and unrelated tax benefits
(9)	1Q07 excludes $2.7mm pretax ($0.03 per share) charge for the post-closing settlement of outstanding items related to the sale of Vector SCM and $1.8mm pretax ($0.02 per share) loss due to higher claims from a reinsurance pool in which the company participates
Source: Company data and Stifel Nicolaus estimates

Breakdown of Revenue by Segment						2006					2007					2008

	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Con-way Freight and Transportation	66.4%	66.2%	67.0%	68.2%	67.6%	66.9%	68.6%	68.3%	68.1%	68.0%	68.0%	68.8%	67.2%	65.8%	67.5%	67.0%	68.1%	66.6%	65.2%	66.7%	66.5%
Menlo Worldwide Logistics Con-	33.3%	33.7%	32.9%	31.6%	32.1%	33.1%	31.4%	31.7%	31.9%	32.0%	32.0%	31.2%	32.8%	34.2%	32.5%	33.0%	31.9%	33.4%	34.8%	33.3%	33.5%
way Other	0.3%	0.1%	0.0%	0.1%	0.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Breakdown of Operating Income by Segment						2006					2007					2008

	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Con-way Freight and Transportation	136.7%	78.1%	84.1%	87.0%	89.3%	85.5%	91.5%	92.9%	87.4%	89.8%	89.5%	92.2%	92.6%	89.2%	91.1%	89.3%	92.1%	91.8%	89.2%	90.8%	90.9%
Menlo Worldwide Logistics	-26.2%	13.3%	7.8%	8.0%	7.2%	8.1%	5.4%	5.7%	11.5%	7.3%	10.9%	8.1%	7.7%	11.2%	9.3%	11.1%	8.2%	8.4%	11.2%	9.5%	9.5%
Vector SCM	-8.3%	10.6%	9.2%	6.4%	4.3%	5.5%	4.2%	2.1%	1.0%	3.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Con-way Other	-2.2%	-2.0%	-1.0%	-1.4%	-0.8%	0.9%	-1.1%	-0.7%	0.1%	-0.3%	-0.4%	-0.4%	-0.3%	-0.4%	-0.4%	-0.5%	-0.3%	-0.3%	-0.3%	-0.3%	-0.4%

Total operating income	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Transportation & Logistics	June 15, 2007 John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
Forward Air Corporation Income Statement

(figures in $ millions, except per share amounts)									2006					2007					2008

	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Linehaul revenue	118.0	152.8	193.6	197.7	192.9	204.8	238.4	276.9	71.7	73.9	76.5	77.5	299.7	74.2	76.5	81.9	86.0	318.6	82.4	84.9	90.1	94.6	352.0	383.7
% change y/y	22.8%	29.5%	26.7%	2.1%	-2.5%	6.2%	16.4%	16.2%	22.0%	10.8%	4.5%	-0.9%	8.2%	3.5%	3.5%	7.0%	11.0%	6.3%	11.0%	11.0%	10.0%	10.0%	10.5%	9.0%
Logistics revenue	6.2	8.6	10.6	15.4	19.2	19.5	24.1	24.4	6.1	8.0	8.5	9.6	32.1	8.2	10.8	11.5	12.4	42.8	10.2	13.4	14.3	15.5	53.5	66.9
% change y/y	28.1%	40.0%	22.5%	45.5%	24.4%	1.8%	23.6%	1.2%	2.1%	33.7%	30.9%	58.3%	31.4%	35.3%	35.0%	35.0%	30.0%	33.6%	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Other revenue	6.3	9.4	10.7	14.4	14.0	17.2	19.7	19.6	4.6	4.9	5.4	6.2	21.0	4.9	5.0	5.6	6.4	21.9	5.1	5.2	5.8	6.5	22.6	23.3
% change y/y	49.4%	49.0%	14.5%	33.8%	-2.1%	22.3%	14.6%	-0.4%	-5.6%	1.1%	6.4%	26.9%	7.2%	8.5%	3.0%	3.0%	3.0%	4.2%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

Total operating revenue	130.4	170.8	214.9	227.5	226.1	241.5	282.2	320.9	82.3	86.8	90.4	93.2	352.8	87.4	92.3	98.9	104.8	383.4	97.7	103.6	110.1	116.7	428.1	473.8
% change y/y	24.1%	31.0%	25.8%	5.9%	-0.6%	6.8%	16.8%	13.7%	18.4%	12.0%	6.6%	4.6%	9.9%	6.1%	6.4%	9.4%	12.4%	8.7%	11.9%	12.2%	11.3%	11.4%	11.7%	10.7%

Operating expenses:
Purchased transportation	56.3	74.8	91.4	97.5	99.3	102.1	118.4	131.6	32.4	35.1	37.9	41.2	146.7	38.0	38.8	42.1	46.8	165.6	40.5	42.8	47.0	52.0	182.2	201.7
Salaries, wages, and employee benefits	31.2	38.3	47.3	50.9	50.4	54.3	62.7	68.1	18.8	18.3	18.4	18.9	74.4	19.0	19.9	20.3	21.5	80.7	22.2	22.0	22.6	23.9	90.7	100.4
Operating leases	6.9	8.8	10.1	11.7	12.0	13.1	12.8	13.5	3.4	3.4	3.8	3.8	14.5	3.7	3.7	3.9	4.2	15.5	4.2	4.1	4.4	4.7	17.3	19.2
Depreciation and amortization	4.3	5.0	5.8	8.4	7.5	7.3	6.8	8.9	2.4	2.1	2.1	2.4	8.9	2.4	2.2	2.3	2.5	9.5	2.7	2.4	2.6	2.8	10.6	11.7
Insurance and claims	2.4	2.0	3.6	7.5	5.2	5.2	5.4	5.2	1.5	1.7	1.6	1.2	6.0	1.7	1.8	1.8	1.4	6.8	1.8	2.0	2.0	1.6	7.5	8.3
Other operating expenses	13.3	15.4	19.5	19.9	20.1	19.5	22.5	24.9	6.8	6.4	6.9	6.7	26.8	6.7	7.4	7.6	7.8	29.5	7.9	8.1	8.4	8.7	33.2	36.8

Total operating expenses	114.4	144.4	177.6	195.8	194.4	201.3	228.6	252.2	65.4	67.0	70.7	74.3	277.4	71.5	73.8	78.1	84.2	307.7	79.3	81.5	87.0	93.7	341.6	378.0
Operating ratio	87.7%	84.5%	82.6%	86.1%	86.0%	83.4%	81.0%	78.6%	79.4%	77.2%	78.1%	79.7%	78.6%	81.9%	80.0%	78.9%	80.4%	80.3%	81.2%	78.7%	79.0%	80.3%	79.8%	79.8%

EBIT	16.0	26.4	37.3	31.7	31.7	40.2	53.6	68.7	17.0	19.8	19.8	18.9	75.4	15.8	18.5	20.9	20.5	75.7	18.4	22.1	23.1	23.0	86.5	95.8
% margin	12.3%	15.5%	17.4%	13.9%	14.0%	16.6%	19.0%	21.4%	20.6%	22.8%	21.9%	20.3%	21.4%	18.1%	20.0%	21.1%	19.6%	19.7%	18.8%	21.3%	21.0%	19.7%	20.2%	20.2%

EBITDA	20.4	31.4	43.1	40.1	39.2	47.4	60.4	77.7	19.4	21.8	21.9	21.3	84.3	18.2	20.7	23.2	23.1	85.2	21.1	24.5	25.7	25.8	97.1	107.5
% margin	15.6%	18.4%	20.0%	17.6%	17.3%	19.6%	21.4%	24.2%	23.5%	25.1%	24.2%	22.8%	23.9%	20.9%	22.4%	23.5%	22.0%	22.2%	21.6%	23.7%	23.4%	22.1%	22.7%	22.7%

Interest income (expense), net	(1.2)	(0.8)	(0.1)	(0.2)	(0.2)	(0.1)	(0.1)	(0.1)	(0.0)	(0.0)	(0.0)	(0.0)	(0.1)	(0.0)	0.4	0.5	0.5	1.4	0.6	0.6	0.7	0.7	2.5	3.3
Other income (expense), net	0.0	0.3	0.8	0.8	0.8	0.6	1.1	2.5	0.6	0.9	0.8	0.9	3.2	0.8	0.0	0.0	0.0	0.8	0.0	0.0	0.0	0.0	0.0	0.0

Profit before tax	14.8	26.0	38.0	32.2	32.3	40.7	54.7	71.1	17.6	20.6	20.6	19.8	78.5	16.6	18.9	21.4	21.1	77.9	18.9	22.7	23.8	23.7	89.1	99.1
% margin	11.4%	15.2%	17.7%	14.2%	14.3%	16.9%	19.4%	22.2%	21.3%	23.8%	22.7%	21.2%	22.3%	18.9%	20.5%	21.6%	20.1%	20.3%	19.4%	21.9%	21.6%	20.3%	20.8%	20.9%

Tax rate	38.1%	38.3%	38.2%	38.3%	36.9%	36.6%	37.0%	37.0%	37.3%	36.9%	38.1%	38.5%	37.7%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%

Net income (loss) from continuing operations	9.2	16.0	23.4	19.9	20.4	25.8	34.4	44.8	11.0	13.0	12.7	12.2	48.9	10.3	11.7	13.3	13.1	48.4	11.8	14.1	14.8	14.7	55.4	61.6
Extraordinary item (net of tax) (1) (2) (4) (5)	1.0	0.0	0.0	0.0	1.2	0.0	0.0	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income	10.2	16.0	23.4	19.9	21.6	25.8	34.4	44.9	11.0	13.0	12.7	12.2	48.9	10.3	11.7	13.3	13.1	48.4	11.8	14.1	14.8	14.7	55.4	61.6
% margin	7.8%	9.4%	10.9%	8.7%	9.5%	10.7%	12.2%	14.0%	13.4%	15.0%	14.1%	13.1%	13.9%	11.8%	12.7%	13.4%	12.5%	12.6%	12.1%	13.6%	13.4%	12.6%	12.9%	13.0%

Average shares outstanding — diluted (3)	28.9	31.8	33.4	33.4	33.1	32.6	32.9	32.4	31.8	31.9	31.2	30.8	31.5	30.7	30.5	30.4	30.2	30.4	30.1	29.9	29.8	29.6	29.8	29.2

EPS — diluted (continuing operations)	$0.32	$0.50	$0.70	$0.60	$0.62	$0.79	$1.05	$1.39	$0.35	$0.41	$0.41	$0.40	$1.56	$0.34	$0.38	$0.44	$0.43	$1.59	$0.39	$0.47	$0.50	$0.50	$1.86	$2.11

% change y/y	-20.5%	58.8%	39.3%	-15.3%	3.4%	28.6%	32.0%	32.8%	30.4%	20.2%	8.2%	-3.0%	12.1%	-3.1%	-5.7%	7.5%	9.8%	2.3%	16.7%	22.5%	13.5%	14.7%	16.7%	13.5%
EPS — diluted	$0.35	$0.50	$0.70	$0.60	$0.65	$0.79	$1.05	$1.39	$0.35	$0.41	$0.41	$0.40	$1.56	$0.34	$0.38	$0.44	$0.43	$1.59	$0.39	$0.47	$0.50	$0.50	$1.86	$2.11
% change y/y	-23.6%	43.7%	39.3%	-15.3%	9.5%	21.5%	32.0%	33.0%	30.4%	11.3%	8.2%	3.3%	11.9%	-3.1%	-5.7%	7.5%	9.8%	2.3%	16.7%	22.5%	13.5%	14.7%	16.7%	13.5%

(1)	1998 income from discontinued operations of Landair Transport, Inc., spun-off to shareholders in September 1998, of $1.35 million less $0.38 million loss on spin-off

(2)	4Q02 extraordinary items include pretax income of $1.3 million ($0.04 aftertax per diluted share) from the favorable settlement of previously disclosed litigation and pretax income of $1.3 million ($0.04 aftertax per diluted share) from a favorable premium adjustment under the retroactive

(3)	Share count adjusted for 3-for-2 stock split, effective April 1, 2005.

(4)	2Q05 excludes $1.4mm in pretax Other income ($0.9mm after tax) resulting from a gain due to a litigation settlement with the City of Atlanta regarding a property owned by the company adjacent to the Hartsfield-Jackson airport

(5)	4Q05 excludes $1.3mm pretax expense on the Salaries, wages, and employee benefits line ($0.8mm after tax) resulting from the company’s decision to accelerate the vesting of stock options
Source: Company data and Stifel Nicolaus estimates
Revenue by segment (as % of total)

Linehaul Logistics	90.4%	89.5%	90.1%	86.9%	85.3%	84.8%	84.5%	86.3%	87.1%	85.2%	84.6%	83.1%	84.9%	85.0%	82.9%	82.8%	82.1%	83.1%	84.3%	82.0%	81.8%	81.1%	82.2%	81.0%
Other	4.7%	5.1%	4.9%	6.8%	8.5%	8.1%	8.5%	7.6%	7.3%	9.2%	9.4%	10.3%	9.1%	9.4%	11.6%	11.6%	11.9%	11.2%	10.5%	13.0%	13.0%	13.3%	12.5%	14.1%
Total	4.8%	5.5%	5.0%	6.3%	6.2%	7.1%	7.0%	6.1%	5.5%	5.6%	6.0%	6.6%	6.0%	5.7%	5.4%	5.7%	6.1%	5.7%	5.2%	5.0%	5.2%	5.6%	5.3%	4.9%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Transportation & Logistics	June 15, 2007

John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
J.B. Hunt Transport Income Statement

									2006					2007					2008

(figures in $ millions, except per share amounts)	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Gross revenues	1,841.6	2,045.1	2,160.4	2,100.3	2,247.9	2,433.5	2,786.2	3,127.9	779.9	838.3	858.3	851.6	3,328.0	797.5	872.8	917.2	942.7	3,530.2	864.3	949.4	994.6	1,022.9	3,831.2	4,111.8
% change y/y	18.5%	11.0%	5.6%	-2.8%	7.0%	8.3%	14.5%	12.3%	10.0%	10.4%	7.1%	-0.8%	6.4%	2.3%	4.1%	6.9%	10.7%	6.1%	8.4%	8.8%	8.4%	8.5%	8.5%	7.3%

By segment:
JBT	1,378.4	1,414.8	833.8	828.6	827.3	841.1	928.0	1,020.0	240.5	258.4	259.1	239.2	997.3	214.3	233.9	246.2	246.4	940.8	221.8	243.3	254.8	255.0	974.9	1,001.7
% change y/y	19.5%	2.6%	NM	-0.6%	-0.1%	1.7%	10.3%	9.9%	3.7%	5.1%	0.3%	-15.7%	-2.2%	-10.9%	-9.5%	-5.0%	3.0%	-5.7%	3.5%	4.0%	3.5%	3.5%	3.6%	2.8%
Operating ratio	94.1%	96.9%	100.9%	98.9%	96.8%	94.1%	88.7%	88.2%	91.1%	90.1%	90.7%	91.4%	90.8%	94.7%	92.6%	91.0%	90.3%	92.0%	93.2%	91.2%	90.5%	90.0%	91.2%	90.5%

JBI	NA	NA	681.1	740.5	809.1	936.3	1,115.1	1,284.3	323.9	352.9	366.5	386.8	1,430.1	354.3	384.7	406.8	433.2	1,578.9	393.3	428.9	451.5	480.8	1,754.6	1,930.0
% change y/y	NA	NA	NM	8.7%	9.3%	15.7%	19.1%	15.2%	12.7%	14.2%	11.6%	7.6%	11.4%	9.4%	9.0%	11.0%	12.0%	10.4%	11.0%	11.5%	11.0%	11.0%	11.1%	10.0%
Operating ratio	NA	NA	94.6%	94.3%	93.3%	90.3%	88.1%	88.2%	88.9%	87.7%	87.4%	85.3%	87.2%	86.9%	86.2%	85.5%	85.0%	85.8%	86.9%	85.9%	85.4%	84.8%	85.7%	85.5%

DCS	211.9	320.2	478.6	548.8	628.3	671.2	759.6	844.1	210.9	232.3	238.6	233.5	915.2	224.3	246.2	255.3	252.1	978.0	242.2	267.2	277.0	273.6	1,060.0	1,131.5
% change y/y	40.6%	51.1%	49.5%	14.7%	14.5%	6.8%	13.2%	11.1%	8.3%	11.4%	9.1%	5.1%	8.4%	6.4%	6.0%	7.0%	8.0%	6.9%	8.0%	8.5%	8.5%	8.5%	8.4%	6.7%
Operating ratio	92.0%	92.5%	94.1%	96.8%	96.9%	93.3%	90.1%	88.0%	89.2%	88.8%	87.1%	87.0%	88.0%	90.2%	89.0%	87.8%	87.5%	88.6%	90.0%	88.0%	88.0%	87.6%	88.4%	88.2%

ICS/JBL (1) (2)	317.3	387.9	230.0	NA	NA	NA	NA	NA	10.3	NA	NA	NA	NA	13.0	14.0	15.0	17.0	59.0	14.9	16.1	17.3	19.6	67.8	74.6
% change y/y	NA	22.3%	-40.7%	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	26.3%	NA	NA	NA	NA	15.0%	15.0%	15.0%	15.0%	15.0%	10.0%
Operating ratio	97.6%	97.3%	96.5%	NA	NA	NA	NA	NA	91.4%	NA	NA	NA	NA	96.3%	94.0%	93.0%	93.0%	94.0%	95.6%	93.2%	92.5%	92.5%	93.3%	92.7%

Operating expenses:
Salaries, wages and employee benefits	642.9	713.4	769.4	790.2	818.3	791.8	830.0	855.3	214.5	224.1	229.7	219.1	887.4	219.2	236.2	245.2	250.4	951.1	235.7	254.5	265.3	271.1	1,026.6	1,097.6
Rents and purchased transportation	619.9	689.6	694.8	604.5	698.5	799.2	932.1	1,058.4	265.6	283.5	288.1	287.5	1,124.7	266.5	298.2	309.5	316.1	1,190.3	297.5	321.2	334.9	342.3	1,295.9	1,385.5
Fuel and fuel taxes	137.6	169.4	242.8	226.1	210.6	232.4	288.6	389.0	104.6	115.2	119.7	107.9	447.3	105.0	112.3	118.2	123.2	458.7	108.2	121.0	127.9	133.3	490.4	524.3
Depreciation and amortization	140.4	149.0	134.4	142.8	145.8	150.2	149.8	163.0	43.5	44.5	45.8	49.7	183.6	49.5	46.5	46.6	45.2	187.8	47.9	50.1	50.5	48.9	197.3	211.0
Operating supplies and expenses	97.3	125.7	130.9	145.9	130.9	119.3	124.2	132.9	34.9	36.7	37.0	37.2	145.8	36.6	37.2	38.6	39.4	151.7	38.6	40.1	41.8	42.7	163.1	174.4
Insurance and claims	32.7	40.6	39.0	42.4	56.1	63.5	54.8	55.3	12.5	15.3	14.3	21.8	63.9	17.3	20.9	21.7	22.2	82.1	20.9	22.5	23.5	24.0	90.9	97.2
Operating taxes and licenses	24.0	27.1	32.6	32.6	32.8	33.2	35.0	35.8	8.4	8.7	8.8	8.5	34.4	8.4	8.5	8.8	9.0	34.8	8.5	9.2	9.6	9.8	37.0	39.6
General and administrative expenses, net (5)	26.1	34.7	28.6	19.3	30.0	34.7	35.0	45.5	7.7	9.3	8.5	6.9	32.3	9.1	8.5	8.8	9.0	35.5	9.3	9.2	9.6	9.8	37.8	40.4
Communications and utilities	19.2	21.3	24.5	24.4	23.9	23.5	23.0	22.6	5.9	5.6	5.9	5.3	22.6	5.4	6.2	6.4	6.6	24.6	6.2	6.7	7.0	7.1	26.9	28.8

Total operating expenses	1,740.1	1,970.8	2,097.0	2,028.1	2,146.9	2,247.8	2,472.4	2,757.8	697.6	742.8	757.8	743.8	2,942.0	717.1	774.5	803.9	821.0	3,116.5	772.8	834.4	869.9	889.0	3,366.0	3,598.7
Operating ratio	94.5%	96.4%	97.1%	96.6%	95.5%	92.4%	88.7%	88.2%	89.4%	88.6%	88.3%	87.3%	88.4%	89.9%	88.7%	87.6%	87.1%	88.3%	89.4%	87.9%	87.5%	86.9%	87.9%	87.5%

EBIT	101.5	74.3	63.4	72.2	101.0	185.6	313.7	370.1	82.3	95.4	100.5	107.8	386.0	80.4	98.3	113.3	121.7	413.7	91.5	115.0	124.7	134.0	465.2	513.1
% margin	5.5%	3.6%	2.9%	3.4%	4.5%	7.6%	11.3%	11.8%	10.6%	11.4%	11.7%	12.7%	11.6%	10.1%	11.3%	12.4%	12.9%	11.7%	10.6%	12.1%	12.5%	13.1%	12.1%	12.5%

EBITDA	241.9	223.3	197.8	215.0	246.8	335.9	463.5	533.2	125.8	139.9	146.3	157.5	569.6	129.9	144.8	160.0	166.8	601.5	139.4	165.1	175.1	182.9	662.5	724.0
% margin	13.1%	10.9%	9.2%	10.2%	11.0%	13.8%	16.6%	17.0%	16.1%	16.7%	17.0%	18.5%	17.1%	16.3%	16.6%	17.4%	17.7%	17.0%	16.1%	17.4%	17.6%	17.9%	17.3%	17.6%

Interest income (expense), net	(28.7)	(28.3)	(25.7)	(27.0)	(24.8)	(17.2)	(5.5)	(5.6)	(0.5)	(3.1)	(5.2)	(6.4)	(15.2)	(7.4)	(8.6)	(9.4)	(10.3)	(35.6)	(11.4)	(11.9)	(11.1)	(9.8)	(44.2)	(28.1)
Equity in earnings (loss) of associated companies	1.5	3.1	4.8	(2.1)	(1.4)	(0.7)	(2.5)	(4.7)	(0.6)	(1.6)	(0.5)	(0.4)	(3.2)	(0.5)	(0.5)	(0.5)	(0.5)	(2.0)	(0.5)	(0.5)	(0.5)	(0.5)	(2.0)	(2.0)
Other income (expense), net	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Profit before tax	74.3	49.1	42.4	43.1	74.8	167.7	305.8	359.9	81.2	90.7	94.8	100.9	367.6	72.5	89.2	103.5	110.9	376.1	79.6	102.7	113.0	123.6	418.9	483.0
% margin	4.0%	2.4%	2.0%	2.1%	3.3%	6.9%	11.0%	11.5%	10.4%	10.8%	11.0%	11.8%	11.0%	9.1%	10.2%	11.3%	11.8%	10.7%	9.2%	10.8%	11.4%	12.1%	10.9%	11.7%

Tax rate (4)	37.0%	35.0%	15.0%	23.5%	30.8%	38.5%	40.5%	37.9%	39.0%	39.0%	39.0%	34.8%	37.9%	39.1%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%

Net income (loss) from continuing operations	46.8	31.9	36.1	32.9	51.8	103.2	181.9	223.4	49.5	55.3	57.8	65.7	228.4	44.2	54.4	63.2	67.7	229.5	48.5	62.6	69.0	75.4	255.5	294.6
Extraordinary item (net of tax) (3) (4) (5) (6) (7)(8) (9)	0.0	0.0	0.0	(10.2)	0.0	(7.7)	(35.7)	(16.1)	(0.5)	0.0	0.0	(7.9)	(8.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income	46.8	31.9	36.1	22.7	51.8	95.5	146.3	207.3	49.0	55.3	57.8	57.8	220.0	44.2	54.4	63.2	67.7	229.5	48.5	62.6	69.0	75.4	255.5	294.6
% margin	2.5%	1.6%	1.7%	1.1%	2.3%	3.9%	5.2%	6.6%	6.3%	6.6%	6.7%	6.8%	6.6%	5.5%	6.2%	6.9%	7.2%	6.5%	5.6%	6.6%	6.9%	7.4%	6.7%	7.2%

Average shares outstanding – diluted	146.4	143.2	141.7	144.8	156.1	163.7	166.9	162.6	158.2	154.6	148.7	147.9	152.4	146.5	141.6	137.1	132.6	139.4	128.1	128.1	128.1	128.1	128.1	128.1

EPS — diluted (continuing operations)	$0.32	$0.22	$0.25	$0.23	$0.33	$0.63	$1.09	$1.37	$0.31	$0.36	$0.39	$0.44	$1.50	$0.30	$0.38	$0.46	$0.51	$1.65	$0.38	$0.49	$0.54	$0.59	$2.00	$2.30

% change y/y	NM	-30.4%	14.3%	-10.6%	45.9%	89.9%	73.0%	26.1%	9.7%	7.1%	12.1%	8.4%	9.1%	-3.7%	7.4%	18.5%	14.8%	9.8%	25.7%	27.2%	16.8%	15.4%	21.2%	15.3%
EPS – diluted	$0.32	$0.22	$0.25	$0.16	$0.33	$0.58	$0.88	$1.28	$0.31	$0.36	$0.39	$0.39	$1.44	$0.30	$0.38	$0.46	$0.51	$1.65	$0.38	$0.49	$0.54	$0.59	$2.00	$2.30
% change y/y	NM	-30.4%	14.3%	-38.3%	111.3%	75.7%	50.3%	45.5%	8.4%	7.1%	57.4%	-4.7%	13.2%	-2.6%	7.4%	18.5%	30.6%	14.0%	25.7%	27.2%	16.8%	15.4%	21.2%	15.3%

(1)	The JBL segment businesses included a wide range of comprehensive transportation and management services including experienced professional managers, information and optimization technology, and the actual design or redesign of system solutions. Effective July 1, 2000, the company contributed substantially all of its JBL segment business, all related intangible assets and $5 million of cash to a newly-formed, commonly-owned company, Transplace.com, LLC.

(2)	Integrated Capacity Solutions (ICS) provides non-asset and asset-light transportation solutions through relationships with third-party carriers. Prior to 1Q07, the results had been reported as part of the Truck segment.

(3)	4Q01reflects a modification to the method of estimating ultimate losses relating to liability and workers’ compensation claims, resulting in a $10.2mm increase in earnings

(4)	4Q03 and 2003 excludes reversal of 2003 expected non-cash tax benefits of $7.7 million resulting from a sale-leaseback transaction on containers.

(5)	In 4Q04, J.B. Hunt established a reserve for contingent tax liability of $33.6 million, resulting in an extraordinarily large, one-time provision for income taxes, impacting both net income and reported EPS.

(6)	4Q04 and 3Q05 exclude $3.5 million and $5.6 million, respectively, of pretax expense associated with a gift to the University of Arkansas, totaling $10 million. The operating expense amounts were allocated on a pro rata basis based upon revenue contribution in the quarter recorded.

(7)	3Q05 excludes 80% of $25.8 million pretax charge ($12.6 million after-tax, or $0.08 per diluted share) related to the settlement of its arbitration with the BNSF Railway Co.

(8)	1Q06 excludes $900,000 in bad debt expense related to the unexpected bankruptcy of a Dedicated division customer.

(9)	4Q06 excludes a $12.4 million one-time charge as the company increased casualty and workers’ compensation claims reserves to reflect the full administrative and termination costs of insurance contracts as the claims are incurred, rather than in the year the contracts expire.
Source: Company data and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007 John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com

Knight Transportation Income Statement

(figures in $ millions, except per share amounts)									2006					2007					2008

	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Gross revenues	125.0	152.5	216.9	250.8	285.8	340.1	442.3	566.8	149.1	165.8	174.7	174.9	664.4	166.5	184.8	200.0	200.3	751.6	194.8	214.4	228.0	228.3	865.6	991.1
% change y/y		21.9%	42.2%	15.7%	13.9%	19.0%	30.1%	28.2%	22.0%	23.8%	19.5%	6.3%	17.2%	11.7%	11.5%	14.5%	14.5%	13.1%	17.0%	16.0%	14.0%	14.0%	15.2%	14.5%
Revenues, net of fuel surcharge	125.0	151.5	207.4	241.7	279.4	326.9	411.7	499.0	129.3	140.4	146.6	152.1	568.4	144.8	156.5	167.8	174.2	643.3	169.4	181.6	191.3	198.6	740.9	848.3
% change y/y		21.2%	36.9%	16.5%	15.6%	17.0%	26.0%	21.2%	16.4%	17.2%	15.0%	8.1%	13.9%	12.0%	11.5%	14.5%	14.5%	13.2%	17.0%	16.0%	14.0%	14.0%	15.2%	14.5%

Operating expenses:
Salaries, wages and benefits	35.9	44.7	69.2	81.8	93.5	104.8	133.8	162.8	43.2	47.9	49.5	51.0	191.5	48.8	51.2	54.2	55.7	210.0	56.1	58.9	61.8	63.5	240.3	274.8
Fuel (gross)	12.2	16.8	36.3	38.9	44.5	56.6	85.1	133.5	36.0	43.2	45.5	40.8	165.6	39.6	50.2	55.4	49.9	195.2	49.4	58.0	63.1	56.9	227.5	260.3
Operations and maintenance	7.4	8.8	11.2	13.9	17.2	20.3	26.4	34.5	9.4	8.3	9.3	8.9	35.9	9.3	10.0	10.6	10.9	40.8	11.0	11.5	12.1	12.4	47.0	53.7
Insurance and claims	3.1	4.0	4.9	10.2	12.4	16.6	22.3	25.2	5.8	6.1	6.9	7.4	26.2	8.0	7.5	8.0	8.2	31.6	8.2	8.6	9.1	9.3	35.2	40.3
Operating taxes and licenses	5.2	5.6	7.5	7.0	7.4	9.1	9.8	12.4	3.3	3.3	3.4	3.5	13.5	3.6	3.9	4.1	4.2	15.8	4.2	4.5	4.7	4.8	18.2	20.8
Communications	1.0	1.2	1.5	2.1	2.4	3.0	3.6	4.3	1.3	1.4	1.4	1.5	5.7	1.4	1.3	1.3	1.4	5.4	1.4	1.4	1.5	1.6	5.9	6.7
Depreciation and amortization	12.4	14.2	19.1	18.4	22.9	30.1	40.8	52.6	14.6	15.0	15.4	15.3	60.4	15.9	15.7	16.6	17.0	65.2	17.1	18.0	18.9	19.4	73.4	84.0
Lease expense — revenue equipment	0.0	0.0	3.7	8.5	9.4	7.6	3.0	0.2	0.1	0.1	0.1	0.1	0.4	0.1	0.0	0.0	0.0	0.1	0.0	0.0	0.0	0.0	0.0	0.0
Purchased transportation	21.8	27.6	25.9	23.5	21.8	25.2	29.3	31.8	7.9	9.8	10.9	11.3	39.9	10.7	10.6	11.3	11.6	44.2	11.7	12.2	12.8	13.2	49.9	57.1
Gain on sales of equipment	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(2.8)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other operating expenses	3.1	3.7	5.5	6.9	6.9	7.3	8.8	10.8	1.4	0.7	1.6	2.1	5.8	1.8	3.1	3.3	3.4	11.6	3.4	3.6	3.8	3.9	14.7	16.8

Total operating expenses	102.0	126.5	184.8	211.3	238.3	280.6	362.9	465.1	123.0	135.8	144.1	142.1	544.9	139.3	153.5	164.8	162.3	619.9	162.5	176.8	187.8	185.0	712.2	814.6

Operating ratio (1)	81.6%	82.9%	84.6%	83.6%	83.0%	81.8%	80.7%	79.6%	79.8%	78.7%	79.1%	78.4%	79.0%	81.2%	80.0%	79.0%	78.2%	79.5%	80.9%	79.3%	79.0%	78.2%	79.3%	79.2%

EBIT	23.0	25.9	32.0	39.6	47.5	59.4	79.4	101.7	26.1	29.9	30.6	32.9	119.5	27.3	31.3	35.2	38.0	131.8	32.4	37.6	40.2	43.3	153.4	176.5
% margin	18.4%	17.0%	14.8%	15.8%	16.6%	17.5%	17.9%	17.9%	17.5%	18.1%	17.5%	18.8%	18.0%	16.4%	16.9%	17.6%	19.0%	17.5%	16.6%	17.5%	17.6%	19.0%	17.7%	17.8%

EBITDA	35.4	40.1	51.2	58.0	70.4	89.5	120.1	154.3	40.7	44.9	46.1	48.2	179.9	43.2	47.0	51.8	55.0	197.0	49.5	55.6	59.1	62.7	226.8	260.5
% margin	28.3%	26.3%	23.6%	23.1%	24.6%	26.3%	27.2%	27.2%	27.3%	27.1%	26.4%	27.6%	27.1%	25.9%	25.4%	25.9%	27.5%	26.2%	25.4%	25.9%	25.9%	27.5%	26.2%	26.3%

Interest income	0.2	0.9	0.9	0.7	0.9	0.6	0.4	0.7	0.3	0.3	0.3	0.2	1.1	0.2	0.1	0.2	0.3	0.8	0.6	0.4	0.5	0.6	2.1	3.9
Interest (expense)	(0.4)	(1.2)	(4.0)	(2.5)	(1.1)	(0.9)	0.0	0.0	0.0	0.0	0.0	(0.0)	(0.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other income (expense), net	0.0	0.0	(0.3)	(5.7)	0.0	(0.3)	0.0	0.4	0.0	0.0	0.0	(0.7)	(0.7)	0.2	0.0	0.0	0.0	0.2	0.0	0.0	0.0	0.0	0.0	0.0

Profit before tax	22.7	25.6	28.6	32.1	47.3	58.8	79.8	102.7	26.4	30.2	30.9	32.3	119.8	27.6	31.4	35.5	38.3	132.8	33.0	38.0	40.7	43.9	155.6	180.3
% margin	18.2%	16.8%	13.2%	12.8%	16.6%	17.3%	18.0%	18.1%	17.7%	18.2%	17.7%	18.5%	18.0%	16.6%	17.0%	17.7%	19.1%	17.7%	16.9%	17.7%	17.8%	19.2%	18.0%	18.2%

Tax rate	41.3%	39.6%	38.0%	40.7%	41.0%	39.7%	40.0%	39.9%	40.0%	40.0%	39.0%	37.6%	39.1%	39.8%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%

Net income (loss) from continuing operations	13.3	15.5	17.7	19.0	27.9	35.5	47.9	61.7	15.8	18.1	18.9	20.2	73.0	16.6	18.9	21.3	23.0	79.7	19.8	22.8	24.4	26.3	93.3	108.2
Extraordinary item (net of tax)	0.0	0.0	0.0	3.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income	13.3	15.5	17.7	22.4	27.9	35.5	47.9	61.7	15.8	18.1	18.9	20.2	73.0	16.6	18.9	21.3	23.0	79.7	19.8	22.8	24.4	26.3	93.3	108.2
% margin	10.7%	10.1%	8.2%	8.9%	9.8%	10.4%	10.8%	10.9%	10.6%	10.9%	10.8%	11.5%	11.0%	10.0%	10.2%	10.6%	11.5%	10.6%	10.2%	10.6%	10.7%	11.5%	10.8%	10.9%

Average shares outstanding — diluted (2) (3) (4)	51.5	51.4	76.0	79.1	85.7	86.0	86.5	87.0	87.3	87.1	86.9	87.1	87.1	87.2	87.2	87.2	87.2	87.2	87.2	87.2	87.2	87.2	87.2	87.2

EPS – diluted	$0.26	$0.30	$0.23	$0.24	$0.33	$0.41	$0.55	$0.71	$0.18	$0.21	$0.22	$0.23	$0.84	$0.19	$0.22	$0.24	$0.26	$0.91	$0.23	$0.26	$0.28	$0.30	$1.07	$1.24
% change y/y		16.1%	-22.4%	3.0%	35.6%	26.4%	34.3%	28.2%	23.8%	20.9%	21.7%	8.8%	18.1%	5.1%	4.1%	12.5%	13.7%	9.1%	19.1%	20.9%	14.7%	14.7%	17.1%	15.9%

EPS — diluted (continuing operations)	$0.26	$0.30	$0.23	$0.28	$0.33	$0.41	$0.55	$0.71	$0.18	$0.21	$0.22	$0.23	$0.84	$0.19	$0.22	$0.24	$0.26	$0.91	$0.23	$0.26	$0.28	$0.30	$1.07	$1.24

% change y/y		16.1%	-22.4%	21.1%	15.3%	26.4%	34.3%	28.2%	23.8%	20.9%	21.7%	8.8%	18.1%	5.1%	4.1%	12.5%	13.7%	9.1%	19.1%	20.9%	14.7%	14.7%	17.1%	15.9%

(1)	Operating ratio based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge

(2)	Adjusted for 3:2 stock split effective December 28, 2001 for shareholders of record as of December 7, 2001

(3)	Adjusted for 3:2 stock split effective July 20, 2004 for shareholders of record as of July 12, 2004

(4)	Adjusted for 3:2 stock split effective December 23, 2005 for shareholders of record as of November 30, 2005
Source: Company data , First Call and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007

John Larkin, CFA / jglarkin@stifel.com Matt Grady / msgrady@stifel.com Mike Baudendistel / mbauden@stifel.com

	Pacer International Income Statement
(figures in $ millions except per share amounts)					2006					2007					2008

	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Fiscal Year End December 31
Intermodal segment revenue[1]	0.0	0.0	0.0	1,402.6	373.5	357.3	359.7	401.2	1,491.7	373.5	360.9	370.5	418.1	1,522.9	388.4	373.5	383.5	432.7	1,578.1	1,641.2
% change y/y Logistics	n/a	n/a	n/a	n/a	11.4%	6.3%	8.1%	0.7%	6.4%	0.0%	1.0%	3.0%	4.2%	2.1%	4.0%	3.5%	3.5%	3.5%	3.6%	4.0%
segment revenue[1]	0.0	0.0	0.0	458.1	96.0	101.3	98.6	101.1	397.0	91.7	96.2	96.6	101.1	385.7	93.5	98.2	98.6	102.1	392.4	400.2
% change y/y Wholesale	n/a	n/a	n/a	n/a	-23.1%	-14.6%	-9.6%	-4.2%	-13.3%	-4.5%	-5.0%	-2.0%	0.0%	-2.9%	2.0%	2.0%	2.0%	1.0%	1.7%	2.0%
segment revenue[1]	803.3	875.4	999.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Retail segment revenue[1]	913.5	902.0	930.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Intersegment elimination[1]	(108.6)	(108.9)	(121.5)	(0.6)	(0.1)	(0.4)	(0.1)	(0.3)	(0.9)	(0.1)	0.0	0.0	0.0	(0.1)	0.0	0.0	0.0	0.0	0.0	0.0

Total Gross Revenue[1]	1,608.2	1,668.5	1,808.1	1,860.1	469.4	458.2	458.2	502.0	1,887.8	465.1	457.1	467.1	519.2	1,908.5	482.0	471.7	482.0	534.8	1,970.4	2,041.4
% change y/y	-3.8%	3.7%	8.4%	2.9%	2.0%	0.8%	3.8%	-0.4%	1.5%	-0.9%	-0.2%	1.9%	3.4%	1.1%	3.6%	3.2%	3.2%	3.0%	3.2%	3.6%
Cost of purchased transportation and services	1,258.4	1293.6	1413.1	1428.6	362.1	355.3	343.5	385.4	1446.3	363.8	360.3	355.3	394.3	1,473.7	380.5	365.3	365.6	403.6	1,515.0	1,565.5
Net Revenue	349.8	374.9	395.0	431.5	107.3	102.9	114.7	116.6	441.5	101.3	96.8	111.8	124.9	434.8	101.5	106.3	116.5	131.2	455.4	475.9
% change y/y		7.2%	5.4%	9.2%	4.4%	1.4%	11.0%	-5.9%	2.3%	-5.6%	-5.9%	-2.5%	7.1%	-1.5%	0.2%	9.8%	4.2%	5.0%	4.7%	4.5%
% of gross revenues	21.8%	22.5%	21.8%	23.2%	22.9%	22.5%	25.0%	23.2%	23.4%	21.8%	21.2%	23.9%	24.1%	22.8%	21.1%	22.5%	24.2%	24.5%	23.1%	23.3%
Other operating expenses
Direct operating expenses	106.7	106.9	110.7	115.4	32.3	28.6	29.4	32.9	123.2	34.3	30.8	32.7	37.4	135.2	34.9	32.8	33.7	39.2	140.6	145.4
Selling, gen. and admin. expenses	158.9	179.7	190.6	204.8	48.8	47.4	52.0	44.8	193.0	49.1	43.5	45.7	50.7	189.0	46.1	48.4	49.3	55.2	199.0	204.7
Depreciation and amortization	10.1	7.9	7.2	6.9	1.8	1.7	1.7	1.8	7.0	1.7	1.6	1.7	1.9	6.8	1.7	1.7	1.7	2.0	7.1	7.3
Merger and severance	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.4	0.5	0.6	1.5	0.0	0.0	0.0	0.0	0.0	0.0
Other	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.4	0.5	0.6	1.5	0.0	0.0	0.0	0.0	0.0	0.0

Total other operating expenses	275.7	294.5	308.5	327.1	82.9	77.7	83.1	79.5	323.2	85.1	76.8	81.1	91.2	334.1	82.7	82.9	84.7	96.4	346.6	357.4
OPERATING Income
Intermodal	0.0	0.0	0.0	109.5	29.3	27.7	39.2	36.4	132.6	19.7	23.8	34.7	38.0	116.2	23.4	27.8	36.2	39.8	127.2	136.7
Logistics	0.0	0.0	0.0	5.4	(0.6)	1.2	0.5	0.5	1.6	0.7	0.7	1.1	1.3	3.7	0.5	1.0	1.4	1.5	4.4	4.8
Wholesale	55.3	77.9	99.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Retail	25.4	14.8	5.8	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Corporate	(6.6)	(12.3)	(18.4)	104.4	24.4	25.2	31.6	0.2	81.4	(4.2)	(4.4)	(5.0)	(5.6)	(19.2)	(5.1)	(5.3)	(5.8)	(6.6)	(22.8)	(23.1)

Total Operating Income	74.1	80.4	86.5	104.4	24.4	25.2	31.6	37.1	215.6	16.2	20.1	30.7	33.7	100.7	18.8	23.5	31.8	34.7	108.8	118.5
OPERATING RATIO (Net)
Intermodal	n/a	n/a	n/a	69.0%	67.2%	67.4%	59.7%	63.1%	64.2%	76.7%	71.0%	64.0%	65.0%	68.7%	73.8%	69.0%	63.7%	65.0%	67.6%	66.7%
Logistics	n/a	n/a	n/a	93.1%	103.3%	93.3%	97.1%	97.2%	97.8%	133.4%	95.5%	93.0%	92.0%	94.1%	96.0%	94.0%	91.5%	91.5%	93.0%	92.5%
Wholesale	74.2%	67.7%	64.5%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Retail	81.3%	88.9%	95.0%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Corporate	1.9%	3.3%	4.7%	5.1%	4.0%	3.6%	7.1%	-0.2%	3.6%	4.1%	4.5%	4.5%	4.5%	4.4%	5.0%	5.0%	5.0%	5.0%	5.0%	4.9%
Total Operating Ratio (Gross)	78.8%	78.6%	78.1%	75.8%	77.3%	75.5%	72.4%	68.2%	73.2%	84.0%	79.3%	72.5%	73.0%	76.8%	81.5%	77.9%	72.7%	73.5%	76.1%	75.1%
Total Operating Ratio (Net)	95.4%	95.2%	95.2%	94.4%	94.8%	94.5%	93.1%	92.6%	93.7%	96.5%	95.6%	93.4%	93.5%	94.7%	96.1%	95.0%	93.4%	93.5%	94.5%	94.2%
EBIT	74.1	80.4	86.5	104.4	24.4	25.2	31.6	37.1	118.3	16.2	20.1	30.7	33.7	100.7	18.8	23.5	31.8	34.7	108.8	118.5
% margin (net revenues)	21.2%	21.4%	21.9%	24.2%	22.7%	24.5%	27.6%	31.8%	26.8%	16.0%	20.7%	27.5%	27.0%	23.2%	18.5%	22.1%	27.3%	26.5%	23.9%	24.9%
EBITDA	84.2	88.3	93.7	111.3	26.2	26.9	33.3	38.9	125.3	17.9	21.7	32.4	35.6	107.5	20.5	25.2	33.5	36.7	115.9	125.8
% margin (net revenues)	24.1%	23.6%	23.7%	25.8%	24.4%	26.1%	29.0%	33.4%	28.4%	17.7%	22.4%	29.0%	28.5%	24.7%	20.2%	23.7%	28.8%	28.0%	25.4%	26.4%
Interest (expense), net	(31.7)	(18.0)	(9.6)	(8.2)	(1.7)	(1.6)	(1.6)	(1.7)	(6.6)	0.2	(1.3)	(1.6)	(1.6)	(4.3)	(1.6)	(1.8)	(1.6)	(1.4)	(6.4)	(5.0)
Other income (expense), net	(0.8)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Profit before tax	41.6	62.4	76.9	96.2	22.7	23.6	30.0	35.4	111.7	16.4	18.7	29.1	32.2	96.4	17.2	21.7	30.2	33.4	102.4	113.5
% margin (net revenues)	11.9%	16.6%	19.5%	22.3%	21.2%	22.9%	26.2%	30.4%	25.3%	16.2%	19.3%	26.1%	25.8%	22.2%	16.9%	20.4%	25.9%	25.4%	22.5%	23.8%
Tax rate	40.4%	37.0%	38.6%	40.1%	38.8%	38.6%	39.0%	39.3%	38.9%	39.2%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%
Minority Interest	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net income (loss) from cont. ops.	24.8	39.3	47.2	57.7	13.9	14.5	18.3	21.5	68.3	10.0	11.4	17.8	19.6	58.8	10.5	13.2	18.4	20.4	62.5	69.2
Extraordinary item (net of tax) 2,3,4, 5	0.0	(8.0)	0.0	(6.8)	0.0	0.0	0.0	0.0	0.0	(2.2)	(1.8)	(1.8)	0.0	(5.7)	0.0	0.0	0.0	0.0	0.0	0.0
Net income	24.8	31.3	47.2	50.9	13.9	14.5	18.3	21.5	68.3	7.8	9.7	16.0	19.6	53.1	10.5	13.2	18.4	20.4	62.5	69.2
% margin (net revenues)	7.1%	8.3%	11.9%	11.8%	13.0%	14.1%	16.0%	18.4%	15.5%	7.7%	10.0%	14.3%	15.7%	12.2%	10.3%	12.4%	15.8%	15.5%	13.7%	14.5%
Average shares outstanding — diluted	33.4	38.0	38.1	38.0	38.3	38.4	37.9	37.5	38.1	37.4	36.3	35.8	35.3	36.2	35.1	34.8	34.6	34.3	34.7	33.8
EPS — diluted	$0.74	$0.82	$1.24	$1.34	$0.36	$0.38	$0.48	$0.57	$1.80	$0.21	$0.27	$0.45	$0.56	$1.47	$0.30	$0.38	$0.53	$0.59	$1.80	$2.05
% change y/y	192.0%	10.9%	50.2%	8.1%	21.4%	212.3%	25.7%	7.6%	34.2%	-42.8%	-29.5%	-7.3%	-3.1%	-18.4%	44.1%	42.6%	19.0%	6.8%	22.9%	13.7%

EPS — diluted (cont. ops.)	$0.74	$1.03	$1.24	$1.52	$0.36	$0.38	$0.48	$0.57	$1.80	$0.27	$0.31	$0.50	$0.56	$1.62	$0.30	$0.38	$0.53	$0.59	$1.80	$2.05

% change y/y	84.4%	39.2%	19.6%	22.5%	21.4%	26.6%	25.7%	7.6%	18.5%	-26.7%	-16.8%	2.8%	-3.1%	-9.6%	12.3%	20.7%	7.3%	6.8%	10.9%	13.7%

(1)	Revenue segments reclassified in 4Q06 to Intermodal and Logistics from Wholesale and Retail.

(2)	2Q03 and full-year 2003 exclude $2.3 million in pre-tax costs related to the company’s debt refinancing and secondary stock offering.

(3)	3Q03 and full-year 2003 exclude $11.0 million in pre-tax costs related to the company’s debt refinancing and secondary stock offering.

(4)	2Q05 and full-year 2005 exclude the $11.3 million pre-tax write-of of previously capitalized software development costs.

(5)	1Q07 adjusted for 1) $1.8 million pre-tax charges for severance/restructuring and 2) $1.8 million pre-tax write-of from refinancing debt.

Source: Company data and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007 John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
Quality Distribution Income Statement

(figures in $ millions, except per share amounts)							2006					2007					2008

	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Operating revenues
Transportation	488.8	433.2	441.9	479.7	520.6	546.5	142.3	149.3	149.2	136.5	577.2	142.1	150.1	153.6	143.3	589.0	149.2	157.6	161.3	150.4	618.5	643.2
% change y/y		-11.4%	2.0%	8.6%	8.5%	5.0%	6.8%	6.9%	9.5%	-0.8%	5.6%	-0.2%	0.5%	3.0%	5.0%	2.0%	5.0%	5.0%	5.0%	5.0%	5.0%	4.0%
Fuel surcharge	0.0	11.6	6.0	15.6	30.8	64.0	18.3	23.6	25.4	18.7	86.0	17.0	24.8	26.6	19.7	88.0	17.8	26.0	28.0	20.6	92.4	97.1
% change y/y		NM	-48.1%	158.8%	97.4%	107.8%	65.6%	64.2%	45.8%	-11.7%	34.3%	-7.5%	5.0%	5.0%	5.0%	2.3%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Other service revenue	67.0	64.7	68.9	70.1	70.6	67.5	18.1	17.4	15.5	15.9	66.9	19.1	20.0	18.3	18.8	76.1	22.1	20.6	18.9	19.3	80.9	83.3
% change y/y		-3.4%	6.4%	1.8%	0.7%	-4.4%	7.4%	2.0%	-9.0%	-4.0%	-0.9%	5.2%	15.0%	18.0%	18.0%	13.8%	16.0%	3.0%	3.0%	3.0%	6.3%	3.0%

Gross revenues	555.8	509.5	516.8	565.4	622.0	678.1	178.8	190.3	190.0	171.1	730.2	178.1	194.8	198.6	181.7	753.2	189.1	204.1	208.1	190.4	791.8	823.6
% change y/y	-2.3%	-8.3%	1.4%	9.4%	10.0%	9.0%	10.9%	11.3%	11.4%	-2.4%	7.7%	-0.4%	2.4%	4.5%	6.2%	3.2%	6.2%	4.8%	4.8%	4.8%	5.1%	4.0%
Operating expenses:
Purchased transportation	320.9	298.7	301.9	360.3	418.2	471.2	121.6	129.8	129.0	113.3	493.7	115.9	134.1	135.5	124.7	510.3	130.6	138.8	141.2	130.4	541.0	561.6
Compensation	73.1	67.0	69.1	60.6	57.6	61.4	17.9	18.4	19.1	17.9	73.2	19.7	18.4	18.6	17.1	73.7	17.9	19.0	19.3	17.9	74.1	76.9
Fuel, supplies and maintenance	46.4	42.4	43.2	38.3	32.8	35.9	10.9	12.8	15.1	15.0	53.8	16.2	15.4	15.6	14.3	61.5	15.0	16.0	16.3	15.0	62.3	64.6
Depreciation and amortization	35.3	33.4	31.8	28.5	22.5	16.7	3.9	3.9	3.9	4.0	15.7	4.0	4.4	4.5	4.1	17.0	4.3	4.6	4.6	4.3	17.8	18.5
Selling and administrative	17.6	13.7	13.6	12.5	21.6	20.4	5.3	5.5	4.9	6.3	21.9	6.5	5.5	5.6	5.1	22.7	5.4	5.7	5.8	5.4	22.2	23.1
Insurance claims	11.1	13.8	18.4	32.2	15.8	15.0	3.9	2.6	1.6	3.1	11.3	6.6	3.1	3.2	2.9	15.8	3.0	3.2	3.3	3.0	12.6	13.1
Taxes and licenses	4.7	4.2	4.2	4.3	2.4	2.9	0.8	0.9	1.0	1.1	3.8	0.8	1.1	1.1	1.0	4.0	1.1	1.1	1.2	1.1	4.4	4.6
Communication and utilities	8.3	7.7	7.5	6.9	5.3	7.9	2.5	2.3	2.0	2.2	9.0	2.6	2.0	2.0	1.9	8.6	2.0	2.1	2.1	2.0	8.2	8.5
Loss (gain) on sale of property and equipment	(0.5)	0.1	0.5	0.0	0.8	0.3	(0.2)	(0.1)	(0.7)	0.0	(0.9)	0.2	(0.4)	(0.4)	(0.3)	(0.9)	(0.4)	(0.4)	(0.4)	(0.3)	(1.5)	(1.5)
Impairment on property and equipment	0.0	0.0	0.0	0.0	2.9	0.0	0.0	0.0	0.0	0.3	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
CLC expenses	6.7	2.4	2.3	2.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Restructuring charges	3.2	1.0	1.8	0.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
PPI professional fees	0.0	0.0	0.0	0.0	8.3	1.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other	0.0	0.0	0.0	0.0	2.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total operating expenses	527.0	484.5	494.4	546.6	590.5	632.8	166.7	176.1	175.8	163.3	681.9	172.6	183.7	185.7	170.8	712.8	178.9	190.2	193.5	178.6	741.2	769.3
Operating ratio	94.8%	95.1%	95.7%	96.7%	94.9%	93.3%	93.2%	92.5%	92.5%	95.4%	93.4%	96.9%	94.3%	93.5%	94.0%	94.6%	94.6%	93.1%	93.0%	93.8%	93.6%	93.4%

Operating ratio — adjusted (1)	93.1%	94.4%	94.8%	96.1%	93.0%	93.1%	93.2%	92.5%	92.5%	95.3%	93.3%	96.9%	94.3%	93.5%	94.0%	94.6%	94.6%	93.1%	93.0%	93.8%	93.6%	93.4%

EBIT (2)	28.9	25.0	22.4	18.8	31.5	45.2	12.1	14.2	14.2	7.8	48.3	5.5	11.1	12.9	10.9	40.4	10.2	14.0	14.6	11.8	50.6	54.3
% margin	5.2%	4.9%	4.3%	3.3%	5.1%	6.7%	6.8%	7.5%	7.5%	4.6%	6.6%	3.1%	5.7%	6.5%	6.0%	5.4%	5.4%	6.9%	7.0%	6.2%	6.4%	6.6%
EBITDA	64.1	58.4	54.2	47.3	54.0	61.9	16.0	18.1	18.1	11.8	64.0	9.6	15.5	17.4	15.0	57.4	14.5	18.5	19.3	16.1	68.4	72.7
% margin	11.5%	11.5%	10.5%	8.4%	8.7%	9.1%	9.0%	9.5%	9.5%	6.9%	8.8%	5.4%	8.0%	8.7%	8.3%	7.6%	7.7%	9.1%	9.3%	8.4%	8.6%	8.8%

Interest expense, net	40.6	40.4	34.0	17.0	22.4	26.7	7.1	7.9	7.9	7.8	30.7	7.5	7.0	7.0	7.0	28.4	6.9	6.9	6.9	6.8	27.6	26.7

Interest expense, transaction fees (3)	0.0	0.0	10.1	0.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest expense, preferred stock conversion	0.0	0.0	0.0	59.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Foreign currency transaction loss	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Write-off of debt issuance costs	0.0	0.0	0.0	0.0	0.0	1.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain on debt extinguishment	0.0	0.0	0.0	(4.7)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest income and other income (expense), net	(0.4)	(0.1)	0.0	(0.2)	0.8	(0.1)	(0.1)	(0.4)	(0.2)	(0.0)	(0.8)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Profit before tax	(11.3)	(15.3)	(21.7)	(53.4)	8.3	17.5	5.1	6.7	6.5	0.1	18.3	(2.0)	4.1	5.9	3.9	12.0	3.3	7.1	7.8	5.0	23.1	27.6
% margin	-2.0%	-3.0%	-4.2%	-9.4%	1.3%	2.6%	2.8%	3.5%	3.4%	0.0%	2.5%	-1.1%	2.1%	3.0%	2.2%	1.6%	1.7%	3.5%	3.7%	2.6%	2.9%	3.3%

Tax rate	NM	-7.4%	-6.7%	0.5%	28.8%	2.0%	11.8%	7.7%	NM	NM	14.9%	95.2%	39.0%	39.0%	39.0%	29.7%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%

Net income (loss) from continuing operations	(42.6)	(16.4)	(23.1)	(53.1)	5.9	17.2	4.5	6.2	6.5	(1.6)	15.6	(0.1)	2.5	3.6	2.4	8.4	2.0	4.3	4.7	3.0	14.1	16.8
Extraordinary item (net of tax) (4) (5) (6) (7) (15) (16)	32.6	0.0	9.0	70.0	12.6	2.4	0.0	(0.7)	31.5	7.7	38.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income (loss)	(10.0)	(16.4)	(14.1)	16.9	18.5	19.5	4.5	5.5	38.0	6.2	54.2	(0.1)	2.5	3.6	2.4	8.4	2.0	4.3	4.7	3.0	14.1	16.8
Preferred stock dividends/other distributions (8)	1.7	2.8	6.0	0.1	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income (loss) for common shareholders	(11.7)	(19.1)	(20.1)	16.8	18.4	19.5	4.5	5.5	38.0	6.2	54.2	(0.1)	2.5	3.6	2.4	8.4	2.0	4.3	4.7	3.0	14.1	16.8
% margin	-2.1%	-3.8%	-3.9%	3.0%	3.0%	2.9%	2.5%	2.9%	20.0%	3.6%	7.4%	-0.1%	1.3%	1.8%	1.3%	1.1%	1.1%	2.1%	2.3%	1.6%	1.8%	2.0%

Historical net income (loss) for common shareholders @ normalized tax rate	(11.7)	(19.1)	(20.1)	8.7	13.4	12.9	3.3	4.4	4.2	0.0	11.9	(1.2)
% margin	-2.1%	-3.8%	-3.9%	1.5%	2.2%	1.9%	1.8%	2.3%	2.2%	0.0%	1.6%	-0.7%

Average shares outstanding — diluted (9)	3.4	3.4	3.4	5.7	19.0	19.2	19.5	19.7	19.6	19.6	19.6	19.3	19.3	19.3	19.3	19.3	19.3	19.3	19.3	19.3	19.3	19.3
EPS — diluted (continuing operations)	($3.42)	($5.60)	($5.98)	$2.93	$0.79	$0.89	$0.23	$0.31	$0.33	($0.08)	$0.80	($0.00)	$0.13	$0.19	$0.12	$0.43	$0.10	$0.22	$0.25	$0.16	$0.73	$0.87
% change y/y					-73.1%	13.3%	-1.7%	24.6%	NM	NM	-11.0%	NM	-58.6%	-44.1%	NM	-45.3%	NM	71.2%	32.2%	25.6%	67.2%	19.5%

EPS — diluted (cont. ops) @ normalized tax rate	($3.42)	($5.60)	($5.98)	$1.52	$0.71	$0.67	$0.17	$0.22	$0.22	$0.00	$0.61	($0.06)	$0.13	$0.19	$0.12	$0.38	$0.10	$0.22	$0.25	$0.16	$0.73	$0.87
% change y/y					-53.7%	-4.5%	3.0%	30.7%	30.2%	-98.8%	-9.8%	NM	-41.2%	-14.0%	NM	-38.0%	NM	71.2%	32.2%	25.6%	92.7%	19.5%

EPS — diluted	($12.93)	($5.60)	($8.64)	($9.28)	$0.30	$1.02	$0.23	$0.28	$1.94	$0.31	$2.76	($0.00)	$0.13	$0.19	$0.12	$0.43	$0.10	$0.22	$0.25	$0.16	$0.73	$0.87
% change y/y					NM	NM	52.0%	23.8%	NM	7.7%	172.0%	NM	-53.7%	-90.5%	-60.4%	-84.3%	NM	71.2%	32.2%	25.6%	67.2%	19.5%

Certain prior years have been reclassified to conform to current presentation. Normalized tax rate adjustments were made at 35% from 2004-2006 and assume 39% from 2007 through the end of the modeling period

(1)	“Operating ratio — adjusted” excludes nonrecurring items, such as gains/losses on equipment sales (prior to them becoming recurring in 2006), restructuring charges, PPI legal and accounting fees, expenses related to prior CLC operations, executive recruiting expenses and Sarbanes-Oxley compliance costs.

(2)	2000, 2001, 2002, and 2003 operating income includes charges of $9.9 million, $3.4 million, $4.1 million, and $3.0 million, respectively, relating to expenses or losses attributable to the company’s operations prior to the 1998 acquisition of CLC and restructuring charges.

(3)	Represents transaction fees paid in connection with the exchange offer completed May 30, 2002

(4)	The provision for income taxes in 2000 includes the establishment of a valuation reserve of $32.6 million, which was a non-cash charge

(5)	Around the time of the offering, the company’s preferred stock was converted into 7,654,235 shares of common stock. The difference between the value of the common stock (valued at the initial offering price of $17) issued upon conversion and the then carrying amount of the preferred stock is recorded as a one-time charge to interest expense of approximately $59.4 million

(6)	4Q03 extraordinary items also include a $4.7 million gain on the early extinguishment of debt, both in connection with the company’s IPO and concurrent debt refinancing in November 2003

(7)	4Q03 includes $12.3 million of insurance charges, relating mainly to previously disclosed irregularities at Power Purchasing, Inc. (PPI), a non-core insurance subsidiary. 4Q02 was restated to reflect $0.9 million charge for PPI irregularities.

(8)	First nine months 2003 include $5.7 million of insurance-related charges at PPI and a foreign currency translation loss of $0.9 million, while first nine months 2002 were restated to reflect a charge of $4.0 million for PPI irregularities

(9)	Earnings (loss) per share and weighted average common shares outstanding gives effect to the 1.7 for 1 stock split effective November 4, 2003

(10)	1Q04 purchased transportation expense line item and operating income excludes $1.2 million of start-up costs and initial operating losses related to the company’s new juice business

(11)	2Q04 purchased transportation expense line item and operating income excludes $1.2 million of operating losses from juice business

(12)	2Q04 selling and administrative expense line item excludes $4.1 million charge to remediate additional contaminated soils recently discovered at the company’s West Caln, PA facility

(13)	2Q04 insurance expense line item excludes $7.0 million charge for adverse claims development

(14)	3Q04 other expense line item excludes $1.3 million charge, consisting primarily of a noncash loss, as the result of dispositions of certain assets of non-core operations

(15)	4Q04 diluted EPS includes a $2.878mm charge for settlement of pre-disclosed class action lawsuits, a $2.92mm property impairment charge, a $0.776mm loss on disposal of equipment, a $1.089mm charge for executive recruiting and relocation, a $0.48mm charge related to Sarbanes-Oxley compliance, and a $0.588mm miscellaneous charge including a loss on currency exchange.

(16)	1Q05 includes a noncash charge of $1.1mm to write-off deferred debt financing costs related to the company’s issuance of $85.0mm of new Sr. Floating Rate Notes on January 28, 2005.

(17)	2Q05 excludes $1.6mm for costs related to the recruitment and relocation of the company’s new CEO and severance costs

(18)	3Q05 excludes $4.2mm in insurance claims expense related to the adverse development of a prior period claim

(19)	4Q05 excludes $0.5mm pretax benefit (reflected on Compensation line, related to a change in actuarial assumptions in one of the company’s pension plans.

(20)	2Q06 excludes $1.4mm in expenses related to a chemical spill at a tank wash facility, as well as $0.69mm in interest income recognized upon the repayment of loans made in 1999 to ex-senior managers.

(21)	3Q06 excludes $0.6mm in expenses related to a chemical spill at a tank wash facility

(22)	4Q06 excludes $2.1mm in environmental remediation expense, $4.2mm in gains on sales of equipment, and $1mm in expenses related to the preparation of a shelf registration statement

Transportation & Logistics	June 15, 2007

David Ross, CFA / dross@stifel.com John Larkin, CFA / jglarkin@stifel.com
Saia, Inc. Income Statement

				2006					2007					2008
(figures in $ millions, except per share amounts)	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Gross revenues	520.7	645.4	754.0	204.6	224.8	226.1	219.2	874.7	231.8	256.3	260.0	256.4	1,004.6	259.6	287.0	291.2	287.2	1,125.1	1,237.6
% change y/y	6.3%	24.0%	16.8%	22.6%	21.0%	13.7%	8.3%	16.0%	13.3%	14.0%	15.0%	17.0%	14.8%	12.0%	12.0%	12.0%	12.0%	12.0%	10.0%

Operating expenses:
Salaries, wages, and employees’ benefits	303.8	367.5	413.7	113.1	117.5	122.4	121.0	474.0	129.8	138.1	140.2	139.2	547.2	143.5	153.0	155.8	155.0	607.3	666.6
Purchased transportation	46.6	56.8	62.6	17.0	18.1	18.5	16.5	70.0	16.2	20.3	20.6	20.5	77.5	21.1	22.5	22.9	22.8	89.3	98.0
Fuel, operating expenses and supplies	88.1	119.2	155.2	44.9	48.8	49.0	45.9	188.6	50.4	54.9	55.8	55.4	216.5	57.1	60.9	62.0	61.7	241.6	265.3
Operating taxes and licenses	18.4	22.7	25.9	7.3	7.3	6.9	7.3	28.9	8.3	8.4	8.5	8.4	33.6	8.7	9.3	9.4	9.4	36.8	40.4
Claims and insurance	17.9	19.9	25.0	6.3	6.8	7.7	7.3	28.1	8.8	8.1	8.2	8.2	33.4	8.4	9.0	9.2	9.1	35.7	39.2
Depreciation and amortization	24.0	27.9	28.8	7.6	7.8	8.3	8.9	32.6	9.0	9.3	9.5	9.4	37.2	9.7	10.3	10.5	10.5	41.0	45.0
Operating (gains) and losses	(0.3)	(1.0)	(7.6)	(0.1)	(0.2)	(0.9)	(0.2)	(1.4)	(0.2)	(0.2)	(0.2)	(0.2)	(0.9)	(0.2)	(0.3)	(0.3)	(0.3)	(1.1)	(1.2)
Restructuring charges, net	0.0	0.0	0.0	0.0	1.7	0.4	0.5	2.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Integration charges, net	0.0	2.1	0.0	0.0	0.0	0.0	1.5	1.5	2.4	0.0	0.0	0.0	2.4	0.0	0.0	0.0	0.0	0.0	0.0

Total operating expenses	498.4	615.0	703.6	196.1	207.8	212.2	208.7	824.7	224.8	238.9	242.5	240.8	946.9	248.2	264.7	269.5	268.2	1,050.7	1,153.4
Operating ratio	95.7%	95.3%	93.3%	95.8%	92.4%	93.8%	95.2%	94.3%	97.0%	93.2%	93.3%	93.9%	94.3%	95.6%	92.2%	92.6%	93.4%	93.4%	93.2%
Operating ratio — adjusted	95.7%	95.0%	94.2%	95.8%	91.7%	93.7%	94.3%	93.8%	95.9%	93.2%	93.3%	93.9%	94.0%	95.6%	92.2%	92.6%	93.4%	93.4%	93.2%

EBIT	22.3	30.3	50.4	8.6	17.0	14.0	10.5	50.0	7.1	17.4	17.6	15.6	57.7	11.4	22.4	21.7	19.0	74.5	84.3
% margin	4.3%	4.7%	6.7%	4.2%	7.6%	6.2%	4.8%	5.7%	3.0%	6.8%	6.8%	6.1%	5.7%	4.4%	7.8%	7.5%	6.6%	6.6%	6.8%
EBIT — adjusted	22.3	32.4	43.4	8.6	18.7	14.3	12.5	54.1	9.5	17.4	17.6	15.6	60.1	11.4	22.4	21.7	19.0	74.5	84.3
% margin — adjusted	4.3%	5.0%	5.8%	4.2%	8.3%	6.3%	5.7%	6.2%	4.1%	6.8%	6.8%	6.1%	6.0%	4.4%	7.8%	7.5%	6.6%	6.6%	6.8%

EBITDA	46.2	58.2	79.3	16.1	24.9	22.2	19.3	82.5	16.1	26.7	27.0	25.0	94.9	21.1	32.7	32.2	29.4	115.4	129.2
% margin	8.9%	9.0%	10.5%	7.9%	11.1%	9.8%	8.8%	9.4%	6.9%	10.4%	10.4%	9.8%	9.4%	8.1%	11.4%	11.1%	10.2%	10.3%	10.4%
EBITDA — adjusted	46.2	60.3	72.2	16.1	26.5	22.6	21.3	86.6	18.5	26.7	27.0	25.0	97.3	21.1	32.7	32.2	29.4	115.4	129.2
% margin — adjusted	8.9%	9.3%	9.6%	7.9%	11.8%	10.0%	9.7%	9.9%	8.0%	10.4%	10.4%	9.8%	9.7%	8.1%	11.4%	11.1%	10.2%	10.3%	10.4%

Interest (expense), net	9.5	9.7	9.8	2.5	2.4	2.2	2.1	9.3	2.2	2.4	2.4	2.4	9.3	2.4	2.4	2.4	2.4	9.5	9.5
Other income (expense), net	(0.4)	(0.2)	(0.3)	(0.2)	(0.0)	(0.6)	(0.5)	(1.3)	(0.2)	(0.1)	(0.1)	(0.1)	(0.4)	(0.1)	(0.0)	(0.0)	(0.0)	(0.2)	(0.2)

Profit before tax	13.2	20.8	41.0	6.3	14.6	12.3	8.8	42.0	5.0	15.1	15.3	13.3	48.7	9.1	20.1	19.4	16.6	65.2	74.9
% margin	2.5%	3.2%	5.4%	3.1%	6.5%	5.4%	4.0%	4.8%	2.2%	5.9%	5.9%	5.2%	4.8%	3.5%	7.0%	6.7%	5.8%	5.8%	6.1%

Tax rate	40.6%	36.6%	38.6%	37.5%	38.7%	37.5%	39.6%	38.4%	39.6%	39.8%	40.0%	40.0%	39.9%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%

Net income from continuing operations	7.8	13.2	25.2	3.9	9.0	7.7	5.3	25.9	3.0	9.1	9.2	8.0	29.3	5.5	12.0	11.6	10.0	39.1	45.0
Extraordinary item (net of tax) (1) - (6)	0.0	1.3	(4.4)	0.0	1.0	0.2	1.2	2.5	1.5	0.0	0.0	0.0	1.5	0.0	0.0	0.0	0.0	0.0	0.0

Net income from continuing operations — adjusted	7.8	14.5	20.7	3.9	10.0	7.9	6.5	28.4	4.5	9.1	9.2	8.0	30.7	5.5	12.0	11.6	10.0	39.1	45.0
% margin	1.5%	2.3%	2.7%	1.9%	4.4%	3.5%	3.0%	3.2%	1.9%	3.6%	3.5%	3.1%	3.1%	2.1%	4.2%	4.0%	3.5%	3.5%	3.6%
Net income (loss) from discontinued operations	7.1	6.0	2.3	(1.5)	(44.9)	0.0	(0.1)	(46.6)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Average shares outstanding — diluted	15.1	15.3	15.0	14.8	14.9	14.9	14.7	14.8	14.5	14.5	14.5	14.5	14.5	14.5	14.5	14.5	14.5	14.5	14.5

EPS — diluted (continuing operations)	$0.52	$0.86	$1.67	$0.26	$0.60	$0.52	$0.36	$1.74	$0.21	$0.63	$0.63	$0.55	$2.02	$0.38	$0.83	$0.80	$0.69	$2.70	$3.10
% change y/y		66.9%	93.6%	18.0%	73.9%	20.7%	-47.5%	4.3%	-21.0%	4.1%	22.5%	53.3%	15.9%	81.2%	32.4%	27.0%	24.7%	33.6%	14.9%

EPS — diluted (continuing operations) — adjusted	$0.52	$0.95	$1.38	$0.26	$0.67	$0.53	$0.44	$1.91	$0.31	$0.63	$0.63	$0.55	$2.12	$0.38	$0.83	$0.80	$0.69	$2.70	$3.10

% change y/y		83.3%	45.1%	18.0%	93.9%	24.4%	15.4%	38.8%	17.3%	-6.6%	19.0%	24.6%	11.0%	22.0%	32.4%	27.0%	24.7%	27.3%	14.9%

Periods 2003-2006 have been restated to reflect results from continuing operations, reflecting June 30, 2006 sale of Jevic Transportation, Inc. to Sun Capital Partners Adjusted operating ratio and margins exclude integration, restructuring and other nonrecurring operating expenses.

(1)	2004 adjusted EPS excludes $2.1 million of pretax integration costs associated with the company’s acquisition of Clark Brothers Transfer, Inc., consisting mainly of employee retention and stay bonuses, communications, re-logoing the fleet of Clark Bros., and technology

(2)	4Q05 adjusted EPS excludes $7.0 million pretax gain on sale of real estate ($4.4 million after-tax), or $0.30 per diluted share

(3)	2Q06 adjusted EPS excludes $1.7 million of pretax restructuring charges associated with the consolidation and relocation of the company’s headquarters to Duluth, GA

(4)	3Q06 adjusted EPS excludes $0.4 million of pretax restructuring charges associated with the consolidation and relocation of the company’s headquarters to Duluth, GA

(5)	4Q06 adjusted EPS excludes $0.5 million of pretax restructuring charges associated with the consolidation and relocation of the company’s headquarters to Duluth, GA and $1.5 million of integration charges associated with the acquisition of The Connection Company

(6)	1Q07 adjusted EPS excludes $2.4 million of pretax integration charges associated with the acquisition of The Connection Company ($1.5 million) and Madison Freight Systems ($0.9 million)

Source: Company data and Stifel Nicolaus estimates. Some calculations may vary due to rounding

Transportation & Logistics	June 15, 2007
David Ross, CFA / dross@stifel.com John Larkin, CFA / jglarkin@stifel.com
Vitran Corp. Income Statement

(figures in $ millions, except per share amounts)								2006					2007					2008

Fiscal Year End December 31	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Less-than-truckload (LTL)
Revenue	233.4	253.2	242.1	241.9	270.2	303.0	352.7	97.4	105.2	102.9	136.0	441.5	136.2	153.1	157.4	148.9	595.5	145.0	163.8	170.0	160.8	639.6	690.8
% growth		8.5%	-4.4%	-0.1%	11.7%	12.2%	16.4%	28.0%	21.7%	6.4%	45.5%	25.2%	39.8%	45.5%	53.0%	9.5%	34.9%	6.5%	7.0%	8.0%	8.0%	7.4%	8.0%
Operating income	14.8	15.8	8.2	12.8	15.4	17.6	24.5	5.1	8.0	6.6	8.3	28.0	6.2	10.4	10.9	9.8	37.3	7.0	12.3	13.1	11.9	44.2	49.9

Operating ratio	93.7%	93.7%	96.6%	94.7%	94.3%	94.2%	93.1%	94.8%	92.4%	93.6%	93.9%	93.7%	95.4%	93.2%	93.1%	93.4%	93.7%	95.2%	92.5%	92.3%	92.6%	93.1%	92.8%

Logistics
Revenue	45.0	38.6	36.5	27.7	28.6	35.5	40.3	9.4	10.3	10.4	9.7	39.8	9.7	10.6	11.3	10.5	42.0	10.4	11.5	12.2	11.3	45.3	49.0
% growth		-14.2%	-5.3%	-24.3%	3.5%	23.9%	13.4%	6.0%	6.6%	-2.2%	-12.9%	-1.2%	2.7%	3.5%	8.0%	8.0%	5.6%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Operating income	0.5	0.5	0.1	1.0	1.1	1.7	2.1	0.5	0.6	0.9	0.6	2.7	0.4	0.6	1.0	0.7	2.8	0.6	0.8	1.1	0.7	3.3	3.6

Operating ratio	98.9%	98.7%	99.8%	96.5%	96.2%	95.3%	94.7%	94.5%	93.8%	91.1%	93.8%	93.3%	95.4%	94.0%	91.1%	93.5%	93.4%	93.8%	93.0%	91.1%	93.4%	92.8%	92.7%

Truckload
Revenue	33.3	32.1	31.9	34.0	33.0	36.1	35.2	8.3	8.2	8.2	8.1	32.8	8.3	8.2	8.4	8.3	33.2	8.5	8.4	8.6	8.5	34.0	34.9
% growth		-3.8%	-0.7%	6.7%	-3.0%	9.3%	-2.3%	-7.5%	-9.2%	-7.6%	-3.1%	-6.9%	0.3%	0.0%	2.0%	2.5%	1.2%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Operating income	2.4	1.5	0.8	0.8	0.6	2.0	2.3	0.4	0.5	0.4	0.4	1.7	0.3	0.4	0.5	0.4	1.5	0.5	0.5	0.5	0.5	2.0	2.1
Operating ratio	92.9%	95.4%	97.4%	97.6%	98.2%	94.5%	93.5%	95.1%	93.5%	95.7%	94.6%	94.7%	96.5%	95.5%	94.5%	95.0%	95.4%	94.2%	94.0%	94.0%	94.0%	94.1%	94.1%

Consolidated revenue	311.7	323.9	310.5	303.6	331.8	374.6	428.2	115.1	123.6	121.5	153.8	514.1	154.1	171.9	177.0	167.7	670.7	164.0	183.6	190.7	180.6	719.0	774.6
% growth		3.9%	-4.1%	-2.2%	9.3%	12.9%	14.3%	22.6%	17.7%	4.5%	36.1%	20.1%	33.9%	39.0%	45.7%	9.0%	30.5%	6.4%	6.8%	7.7%	7.7%	7.2%	7.7%
Consolidated operating income	15.6	15.9	7.6	12.5	14.8	19.0	25.4	5.0	8.1	6.8	8.1	28.0	5.6	10.0	10.9	9.5	36.1	6.5	12.0	13.1	11.6	43.1	48.5
Consolidated operating ratio	95.0%	95.1%	97.6%	95.9%	95.5%	94.9%	94.1%	95.7%	93.4%	94.4%	94.7%	94.5%	96.4%	94.2%	93.8%	94.3%	94.6%	96.0%	93.5%	93.1%	93.6%	94.0%	93.7%

EBITDA	22.3	22.8	13.9	17.8	20.3	24.2	32.4	7.4	10.6	9.4	13.1	40.5	10.6	15.7	16.7	15.1	58.0	12.0	18.0	19.3	17.5	66.8	73.9
% margin	7.2%	7.0%	4.5%	5.9%	6.1%	6.5%	7.6%	6.4%	8.6%	7.7%	8.5%	7.9%	6.8%	9.1%	9.5%	9.0%	8.7%	7.3%	9.8%	10.1%	9.7%	9.3%	9.5%

Interest expense (income), net	5.0	4.9	3.8	3.3	1.3	0.1	0.3	0.2	0.2	0.3	2.0	2.7	2.1	1.9	1.7	1.6	7.3	1.6	1.6	1.4	1.3	5.9	3.0
Other	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Income from continuing operations before income tax provision	10.6	11.0	3.8	9.2	13.5	18.9	25.1	4.8	8.0	6.5	6.1	25.4	3.5	8.2	9.2	7.9	28.8	4.9	10.4	11.7	10.3	37.2	45.5
% margin	3.4%	3.4%	1.2%	3.0%	4.1%	5.1%	5.9%	4.2%	6.4%	5.4%	4.0%	4.9%	2.3%	4.7%	5.2%	4.7%	4.3%	3.0%	5.7%	6.1%	5.7%	5.2%	5.9%

Tax rate	27.0%	28.6%	4.1%	24.8%	23.4%	24.7%	28.6%	24.5%	27.4%	25.1%	18.5%	24.1%	4.4%	26.0%	28.0%	24.0%	23.4%	15.0%	28.5%	29.0%	28.0%	26.8%	29.6%

Income from continuing operations (1)	7.7	7.9	3.6	6.9	10.3	14.2	17.9	3.6	5.8	4.9	5.0	19.3	3.4	6.0	6.6	6.0	22.0	4.1	7.5	8.3	7.4	27.3	32.0
% margin	2.5%	2.4%	1.2%	2.3%	3.1%	3.8%	4.2%	3.1%	4.7%	4.0%	3.2%	3.7%	2.2%	3.5%	3.7%	3.6%	3.3%	2.5%	4.1%	4.3%	4.1%	3.8%	4.1%

Diluted shares outstanding (2)	10.2	9.9	9.9	9.8	10.3	12.7	12.8	12.9	13.0	13.0	13.6	13.1	13.7	13.7	13.7	13.7	13.7	13.7	13.7	13.7	13.7	13.7	13.7

Adjusted diluted EPS from continuing operations	$0.76	$0.79	$0.37	$0.71	$1.01	$1.12	$1.40	$0.28	$0.45	$0.38	$0.37	$1.47	$0.25	$0.44	$0.48	$0.44	$1.61	$0.30	$0.55	$0.61	$0.54	$2.00	$2.35

% growth		5.0%	-54.0%	94.2%	42.0%	11.0%	24.9%	29.7%	18.7%	-9.4%	-5.8%	5.1%	-11.4%	-0.8%	28.5%	20.2%	9.9%	22.0%	23.6%	25.4%	23.2%	23.8%	17.5%

Certain amounts in prior periods have been reclassified to conform to current presentation. Some calculations may vary due to rounding.

1999-2000 figures translated from CAD into USD using average annual exchange rates from Bank of Canada

LTL and Truckload segment operating income for periods prior to 2003 include gains/losses from sales of capital assets (previously reported below the operating line and not by segment), allocated on an 80%-20% basis, respectively.

(1)	4Q04 and 2004 exclude $0.7 million one-time deferred tax benefit attributable to the reduction in the valuation allowance on loss carryforwards

(2)	Increased share count in 4Q06 reflects issuance of 677,000 shares as part of acquisition consideration for PJAX Freight System, acquired 10/2/06

Source: Company data and Stifel Nicolaus estimates
Breakdown of Revenue by Segment

								2006

	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Less-than-truckload (LTL)	74.9%	78.2%	78.0%	79.7%	81.4%	80.9%	82.4%	84.6%	85.1%	84.6%	88.4%	85.9%	88.3%	89.1%	88.9%	88.8%	88.8%	88.4%	89.2%	89.1%	89.0%	89.0%	89.2%
Logistics	14.4%	11.9%	11.8%	9.1%	8.6%	9.5%	9.4%	8.2%	8.3%	8.6%	6.3%	7.7%	6.3%	6.2%	6.4%	6.2%	6.3%	6.4%	6.2%	6.4%	6.3%	6.3%	6.3%
Truckload	10.7%	9.9%	10.3%	11.2%	9.9%	9.6%	8.2%	7.2%	6.6%	6.8%	5.3%	6.4%	5.4%	4.8%	4.7%	4.9%	4.9%	5.2%	4.6%	4.5%	4.7%	4.7%	4.5%

Total revenue	100.0%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Breakdown of Operating Income by Segment

								2006					2007					2008

	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Less-than-truckload (LTL)	83.7%	88.9%	90.2%	87.8%	90.1%	82.9%	84.6%	84.6%	87.3%	83.7%	88.9%	86.4%	89.4%	91.2%	88.1%	90.0%	89.7%	85.9%	90.4%	89.1%	90.5%	89.3%	89.8%
Logistics	2.8%	2.7%	0.7%	6.5%	6.3%	7.9%	7.4%	8.6%	6.9%	11.8%	6.4%	8.3%	6.3%	5.6%	8.1%	6.2%	6.6%	8.0%	5.9%	7.4%	5.7%	6.6%	6.4%
Truckload	13.5%	8.3%	9.1%	5.7%	3.5%	9.3%	8.0%	6.8%	5.8%	4.5%	4.7%	5.3%	4.2%	3.2%	3.7%	3.8%	3.7%	6.1%	3.7%	3.5%	3.9%	4.1%	3.7%

Total operating income	100.0%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Transportation & Logistics	June 15, 2007

John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
Werner Enterprises Income Statement

										2006					2007					2008
(figures in $ millions, except per share amounts)	1997A	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Gross revenues	772.1	863.4	1,052.3	1,214.6	1,270.5	1,341.5	1,457.8	1,678.0	1,971.8	491.9	528.9	541.3	518.4	2,080.6	503.9	541.1	562.9	544.4	2,152.3	529.1	568.1	585.5	566.1	2,248.8	2,361.3
% change y/y			21.9%	15.4%	4.6%	5.6%	8.7%	15.1%	17.5%	8.1%	8.9%	7.3%	-1.5%	5.5%	2.4%	2.3%	4.0%	5.0%	3.4%	5.0%	5.0%	4.0%	4.0%	4.5%	5.0%

Operating expenses:
Salaries, wages, and employee benefits	279.0	325.7	382.8	429.8	457.4	486.3	513.6	544.4	574.9	146.6	149.7	149.5	149.0	594.8	150.5	159.0	161.5	152.1	623.1	163.0	165.9	168.1	158.1	655.0	687.1
Fuel	67.6	56.8	79.0	137.6	131.5	125.2	160.5	218.1	340.6	88.6	102.8	106.9	90.3	388.7	89.1	95.6	104.7	102.9	392.3	89.7	99.7	109.0	106.9	405.4	425.3
Supplies and maintenance	63.1	72.3	87.6	102.8	117.9	120.0	123.7	139.0	156.7	37.8	39.0	41.4	37.1	155.3	39.6	45.3	46.9	45.2	176.9	44.9	47.2	48.8	47.0	187.8	197.1
Taxes and licenses	58.5	67.9	82.1	89.1	93.6	98.7	104.4	109.7	118.9	29.5	27.9	30.1	30.1	117.6	30.2	32.7	33.9	32.6	129.4	32.4	34.1	35.2	33.9	135.7	142.3
Insurance and claims	21.2	23.9	31.7	34.1	41.9	51.2	73.0	77.0	88.6	19.2	21.6	24.1	27.7	92.6	24.2	23.6	22.9	23.6	94.4	22.4	24.7	25.5	24.5	97.1	101.9
Depreciation	72.6	82.5	100.0	109.1	116.0	121.7	135.2	144.5	162.5	41.1	41.1	42.6	42.7	167.5	42.6	45.3	46.9	45.2	179.9	44.9	47.2	48.8	47.0	187.8	197.1
Rent and purchased transportation	132.3	139.0	185.1	216.9	214.3	222.6	215.5	289.2	354.3	88.0	101.3	105.2	101.2	395.7	100.2	98.1	100.6	96.9	395.8	97.2	102.4	103.0	100.7	403.2	423.0
Communication and utilities	8.4	10.8	13.4	14.5	14.4	14.8	16.5	18.9	20.5	4.9	4.8	5.1	4.8	19.7	5.1	5.0	5.2	5.0	20.4	5.5	5.2	5.4	5.2	21.4	22.4
Other operating expenses (1)	(8.2)	(11.1)	(11.7)	(2.2)	4.1	1.5	(2.0)	(4.2)	(9.7)	(7.8)	(5.8)	(4.3)	(5.1)	(22.9)	(4.8)	(1.5)	(1.6)	(1.5)	(9.4)	(1.5)	(1.6)	(1.6)	(1.6)	(6.3)	(6.6)

Total operating expenses	694.4	767.8	950.1	1,131.8	1,191.2	1,242.0	1,340.3	1,536.7	1,807.2	447.9	482.5	500.6	477.8	1,908.9	476.6	503.2	521.0	501.9	2,002.7	498.4	524.9	542.1	521.7	2,087.2	2,189.5
Operating ratio	89.9%	88.9%	90.3%	93.2%	93.8%	92.6%	91.9%	91.6%	91.7%	91.1%	91.2%	92.5%	92.2%	91.7%	94.6%	93.0%	92.6%	92.2%	93.1%	94.2%	92.4%	92.6%	92.2%	92.8%	92.7%

EBIT	77.6	95.6	102.2	82.8	79.3	99.5	117.5	141.3	164.6	44.0	46.4	40.7	40.6	171.7	27.3	37.9	41.9	42.5	149.5	30.7	43.2	43.3	44.4	161.6	171.7
% margin	10.1%	11.1%	9.7%	6.8%	6.2%	7.4%	8.1%	8.4%	8.3%	8.9%	8.8%	7.5%	7.8%	8.3%	5.4%	7.0%	7.5%	7.8%	6.9%	5.8%	7.6%	7.4%	7.9%	7.2%	7.3%

EBITDA	150.3	178.2	202.2	191.9	195.4	221.2	252.7	285.9	327.1	85.1	87.4	83.3	83.4	339.2	69.8	83.2	88.8	87.6	329.4	75.5	90.4	92.1	91.4	349.5	368.8
% margin	19.5%	20.6%	19.2%	15.8%	15.4%	16.5%	17.3%	17.0%	16.6%	17.3%	16.5%	15.4%	16.1%	16.3%	13.9%	15.4%	15.8%	16.1%	15.3%	14.3%	15.9%	15.7%	16.1%	15.5%	15.6%

Interest (expense)	(3.0)	(4.9)	(6.6)	(8.2)	(3.8)	(2.9)	(1.1)	(0.0)	(0.7)	(0.3)	(0.0)	(0.1)	(0.9)	(1.2)	(1.3)	(0.9)	(0.9)	(0.4)	(3.6)	0.0	(0.2)	(0.2)	(0.2)	(0.5)	(0.7)
Interest income	1.6	1.7	1.4	2.7	2.6	2.3	1.7	2.6	3.4	1.0	1.2	1.1	1.1	4.4	1.1	0.1	0.2	0.2	1.5	(0.0)	0.1	0.1	0.2	0.4	0.6
Other income (expense), net	(0.1)	(0.1)	(0.2)	0.2	(1.8)	(0.3)	(0.1)	(0.2)	(0.3)	(0.0)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	0.0	0.0	0.0	(0.1)	0.0	0.0	0.0	0.0	0.0	0.0

Profit before tax	76.1	92.3	96.8	77.5	76.4	98.6	118.0	143.7	167.1	44.7	47.5	41.6	40.8	174.6	26.9	37.1	41.3	42.2	147.5	30.7	43.1	43.3	44.4	161.5	171.6
% margin	9.9%	10.7%	9.2%	6.4%	6.0%	7.4%	8.1%	8.6%	8.5%	9.1%	9.0%	7.7%	7.9%	8.4%	5.3%	6.9%	7.3%	7.8%	6.9%	5.8%	7.6%	7.4%	7.8%	7.2%	7.3%

Tax rate	36.4%	38.0%	38.0%	38.0%	37.5%	37.5%	37.5%	39.2%	41.0%	41.3%	41.0%	41.0%	41.0%	41.1%	41.8%	41.0%	41.0%	41.0%	41.1%	41.0%	41.0%	41.0%	41.0%	41.0%	41.0%

Net income (loss) from continuing operations	48.4	57.2	60.0	48.0	47.7	61.6	73.7	87.3	98.5	26.3	28.0	24.6	24.0	102.9	15.7	21.9	24.4	24.9	86.8	18.1	25.4	25.5	26.2	95.3	101.3
Extraordinary item (net of tax) (1)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(4.2)	0.0	0.0	0.0	(4.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income	48.4	57.2	60.0	48.0	47.7	61.6	73.7	87.3	98.5	22.0	28.0	24.6	24.0	98.6	15.7	21.9	24.4	24.9	86.8	18.1	25.4	25.5	26.2	95.3	101.3
% margin	6.3%	6.6%	5.7%	4.0%	3.8%	4.6%	5.1%	5.2%	5.0%	4.5%	5.3%	4.5%	4.6%	4.7%	3.1%	4.0%	4.3%	4.6%	4.0%	3.4%	4.5%	4.4%	4.6%	4.2%	4.3%

Average shares outstanding — diluted	79.6	79.9	79.4	78.8	80.2	81.5	81.6	80.9	80.7	81.0	79.7	78.6	77.3	79.1	76.2	76.8	76.3	75.8	76.3	75.3	74.8	74.3	73.8	74.6	72.6

EPS — diluted (continuing operations)	$0.61	$0.72	$0.76	$0.61	$0.60	$0.76	$0.90	$1.08	$1.22	$0.32	$0.35	$0.31	$0.31	$1.30	$0.21	$0.28	$0.32	$0.33	$1.14	$0.24	$0.34	$0.34	$0.36	$1.28	$1.40

% change y/y			5.4%	-19.3%	-2.3%	27.0%	19.5%	19.6%	13.1%	31.6%	12.2%	2.9%	-12.9%	6.5%	-36.6%	-19.0%	2.1%	5.5%	-12.5%	16.9%	19.4%	7.7%	8.2%	12.3%	9.2%

EPS — diluted	$0.61	$0.72	$0.76	$0.61	$0.60	$0.76	$0.90	$1.08	$1.22	$0.27	$0.35	$0.31	$0.31	$1.25	$0.21	$0.28	$0.32	$0.33	$1.14	$0.24	$0.34	$0.34	$0.36	$1.28	$1.40
% change y/y		18.0%	5.4%	-19.3%	-2.3%	27.0%	19.5%	19.6%	13.1%	10.4%	12.2%	2.9%	-12.9%	2.1%	-24.4%	-19.0%	2.1%	5.5%	-8.8%	16.9%	19.4%	7.7%	8.2%	12.3%	9.2%

Source: Company data and Stifel Nicolaus estimates

(1)	1Q06 EPS from continuing operations excludes $7.2 million in bad debt expense related to the bankruptcy filing of a customer.

Transportation & Logistics	June 15, 2007

John Larkin, CFA / jglarkin@stifel.com David Ross, CFA / dross@stifel.com Matt Grady / msgrady@stifel.com
U. S .Xpress Enterprises Income Statement

(figures in $ millions, except per share amounts)									2006					2007					2008
	1998A	1999A	2000A	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Operating revenue
U.S. Xpress, net of fuel surcharge	513.2	653.4	733.6	711.0	762.3	793.9	904.4	933.2	241.3	307.9	312.0	317.5	1,178.7	295.2	310.6	322.3	338.7	1,266.8	303.3	329.7	339.7	355.6	1,328.3	1,390.3
% change y/y		27.3%	12.3%	-3.1%	7.2%	4.1%	13.9%	3.2%	12.2%	38.4%	29.4%	24.8%	26.3%	22.3%	0.9%	3.3%	6.7%	7.5%	2.7%	6.1%	5.4%	5.0%	4.9%	4.7%
Xpress Global Systems, net of fuel surcharge	74.5	57.7	58.2	83.1	114.8	137.8	158.6	125.4	22.4	25.6	24.1	21.4	93.5	22.6	25.9	24.4	22.4	95.2	24.1	27.4	25.6	23.6	100.7	105.7
% change y/y		-22.6%	0.8%	42.8%	38.2%	20.1%	15.0%	-20.9%	-45.3%	-32.3%	0.2%	-4.9%	-25.4%	0.5%	1.0%	1.0%	5.0%	1.8%	7.0%	6.0%	5.0%	5.0%	5.7%	5.0%

Total operating revenue	587.7	711.1	762.2	794.0	877.1	931.7	1,063.0	1,058.5	263.7	333.5	336.1	338.8	1,272.2	317.7	336.4	346.7	361.1	1,362.0	327.4	357.1	365.3	379.2	1,429.0	1,496.1
% change y/y		21.0%	7.2%	4.2%	10.5%	6.2%	14.1%	-0.4%	3.0%	28.2%	26.7%	22.4%	20.2%	20.5%	0.9%	3.2%	6.6%	7.1%	3.0%	6.1%	5.4%	5.0%	4.9%	4.7%
Fuel surcharge revenue	0.0	2.6	29.5	25.9	15.6	34.0	62.0	125.5	37.2	57.5	61.8	48.3	204.8	44.3	60.4	64.9	53.2	222.7	59.6	64.0	68.1	55.8	247.5	272.8
% change y/y		NM	NM	-12.2%	-40.0%	118.3%	82.5%	102.3%	80.5%	109.7%	78.4%	12.9%	63.2%	19.0%	5.0%	5.0%	10.0%	8.7%	34.5%	6.0%	5.0%	5.0%	11.1%	10.2%
Intercompany	(6.3)	(5.5)	(4.7)	(21.9)	(30.3)	(35.2)	(19.4)	(19.8)	(1.3)	(1.5)	(1.3)	(1.2)	(5.3)	(1.2)	(1.2)	(1.2)	(1.2)	(4.8)	(2.0)	(2.0)	(2.0)	(2.0)	(8.0)	(8.0)

TOTAL REVENUE	581.4	708.2	787.1	798.0	862.3	930.5	1,105.7	1,164.2	299.7	389.5	396.6	386.0	1,471.8	360.9	395.6	410.3	413.1	1,579.9	385.0	419.1	431.4	433.0	1,668.5	1,760.9
% change y/y		21.8%	11.1%	1.4%	8.1%	7.9%	18.8%	5.3%	11.4%	39.2%	33.4%	21.4%	26.4%	20.4%	1.6%	3.5%	7.0%	7.3%	6.7%	5.9%	5.1%	4.8%	5.6%	5.5%

Operating expenses:
Salaries, wages, and benefits	233.6	275.1	287.2	304.7	310.4	325.8	367.3	399.9	102.9	127.1	129.7	132.5	492.2	127.1	136.1	138.9	139.0	541.1	133.1	142.6	145.7	145.3	566.7	596.2
Fuel and fuel taxes	77.0	100.3	136.0	126.7	119.1	135.9	168.6	225.2	66.3	89.2	90.4	80.7	326.6	80.1	77.1	78.7	78.8	314.7	73.5	78.8	80.5	80.3	313.0	329.3
Vehicle rents	32.4	54.5	59.4	67.8	68.9	75.5	71.1	69.7	18.4	19.3	18.4	20.9	77.0	23.0	23.9	24.4	24.4	95.7	23.4	25.0	25.6	25.5	99.5	104.7
Depreciation and amortization	26.0	29.3	34.4	35.3	37.5	37.3	45.1	46.7	11.9	15.8	16.1	19.2	63.0	19.5	21.2	21.6	21.7	84.0	20.7	22.2	22.7	22.6	88.3	92.9
Purchased transportation	60.8	83.9	104.3	104.0	143.9	157.2	212.1	197.6	46.6	61.7	62.3	59.6	230.2	54.6	60.9	62.2	62.2	239.9	59.6	63.8	65.2	65.0	253.6	266.8
Operating expenses and supplies	37.0	44.6	51.4	52.8	60.1	64.0	72.8	75.1	19.2	24.9	25.2	23.1	92.4	23.6	27.0	27.5	27.6	105.7	26.4	28.3	28.9	28.8	112.4	118.2
Insurance premiums and claims	21.1	28.4	32.7	32.3	40.5	48.6	59.7	55.2	13.3	16.3	16.6	13.9	60.0	15.0	17.3	17.7	17.7	67.7	17.0	18.2	18.6	18.5	72.2	76.0
Operating taxes and licenses	9.8	14.7	13.5	14.2	12.9	14.2	13.9	14.1	3.7	4.3	4.3	4.5	16.9	4.3	4.6	4.7	4.7	18.3	4.5	4.8	5.0	4.9	19.3	20.3
Communication and utilities	9.0	12.2	11.2	11.6	11.2	11.2	11.4	10.7	2.9	3.6	3.3	2.8	12.6	2.9	3.9	3.9	3.9	14.6	3.8	4.0	4.1	4.1	16.1	16.9
General or other operating expenses (1) (4)	30.3	32.5	35.0	35.2	37.3	36.5	43.7	43.8	9.9	11.7	10.9	11.2	43.6	10.5	13.5	13.8	13.8	51.5	15.1	16.2	16.5	16.5	64.2	67.6
Early extinguishment of debt	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Loss from discontinued operations (5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.2	0.1	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total operating expenses	537.1	675.4	765.2	784.6	841.8	906.1	1,065.6	1,138.2	295.0	373.9	377.3	368.6	1,414.9	360.6	385.5	393.5	393.8	1,533.4	377.1	403.8	412.7	411.7	1,605.4	1,688.8
Operating ratio, adjusted*	92.4%	95.4%	97.2%	98.3%	97.6%	97.4%	96.4%	97.8%	98.4%	96.0%	95.2%	95.5%	96.1%	99.9%	97.4%	95.9%	95.3%	97.1%	98.0%	96.4%	95.7%	95.1%	96.2%	95.9%
Operating ratio, adjusted* (net of fuel surcharge)	92.4%	95.4%	97.1%	98.3%	97.6%	97.3%	96.2%	97.5%	98.2%	95.3%	94.3%	94.9%	95.5%	99.9%	97.0%	95.1%	94.6%	96.6%	97.6%	95.7%	94.9%	94.3%	95.6%	95.2%

By segment:
OPERATING INCOME
U.S. Xpress - Truckload	41.8	30.1	19.1	15.1	20.0	21.9	44.9	37.1	4.4	13.8	17.7	16.5	52.5	0.5	8.4	15.4	18.2	42.5	6.6	13.3	17.2	20.2	57.3	65.9
Xpress Global Systems (CSI/Crown until Jan. 2003)	2.6	2.7	2.8	(1.6)	0.6	2.5	(5.0)	(10.7)	0.4	1.7	1.5	0.9	4.4	1.5	1.7	1.4	1.1	5.8	1.3	1.9	1.4	1.2	5.9	6.1

Total operating income	44.3	32.8	21.9	13.5	20.6	24.4	39.9	26.4	4.8	15.5	19.2	17.4	56.9	2.1	10.1	16.8	19.3	48.3	7.9	15.2	18.7	21.4	63.1	72.0

OPERATING RATIO
U.S. Xpress - Truckload	91.8%	95.4%	97.4%	98.0%	97.4%	97.4%	95.3%	96.4%	98.9%	96.2%	95.3%	95.5%	96.2%	99.8%	97.7%	96.0%	95.4%	97.1%	98.2%	96.6%	95.8%	95.1%	96.4%	96.0%
U.S. Xpress - Truckload (net of fuel surcharge)		95.4%	97.4%	97.8%	97.3%	97.1%	94.9%	95.9%	98.2%	95.5%	94.3%	94.8%	95.5%	99.8%	97.3%	95.2%	94.6%	96.6%	97.8%	95.9%	94.9%	94.3%	95.7%	95.2%
Xpress Global Systems (CSI/Crown until Jan. 2003)	96.6%	95.4%	95.1%	102.0%	99.5%	98.2%	103.2%	108.5%	98.4%	93.4%	93.8%	96.0%	95.3%	93.2%	93.3%	94.3%	95.0%	93.9%	94.5%	93.0%	94.4%	94.9%	94.2%	94.2%

Total operating ratio	92.4%	95.4%	97.2%	98.3%	97.6%	97.4%	96.4%	97.7%	98.4%	96.0%	95.2%	95.5%	96.1%	99.4%	97.4%	95.9%	95.3%	96.9%	98.0%	96.4%	95.7%	95.1%	96.2%	95.9%

EBIT	44.3	32.8	21.9	13.5	20.6	24.4	40.0	26.1	4.8	15.5	19.2	17.4	56.9	0.3	10.1	16.8	19.3	46.6	7.9	15.2	18.7	21.4	63.1	72.0
% margin	7.6%	4.6%	2.8%	1.7%	2.4%	2.6%	3.6%	2.2%	1.6%	4.0%	4.8%	4.5%	3.9%	0.1%	2.6%	4.1%	4.7%	2.9%	2.0%	3.6%	4.3%	4.9%	3.8%	4.1%
EBITDA	70.3	62.0	56.4	48.8	58.0	61.7	85.1	72.7	16.6	31.3	35.4	36.6	119.9	19.8	31.3	38.5	41.0	130.6	28.6	37.4	41.4	44.0	151.4	164.9
% margin	12.1%	8.8%	7.2%	6.1%	6.7%	6.6%	7.7%	6.2%	5.5%	8.0%	8.9%	9.5%	8.1%	5.5%	7.9%	9.4%	9.9%	8.3%	7.4%	8.9%	9.6%	10.2%	9.1%	9.4%
Interest expense, net	9.9	12.4	15.4	14.9	13.4	9.9	9.2	7.7	3.1	4.7	5.0	5.7	18.5	5.5	5.8	5.6	5.3	22.1	5.1	5.1	5.0	4.9	20.1	18.8
Equity in income of affiliated companies	0.0	0.0	0.0	0.0	0.0	0.0	(0.1)	(2.8)	0.2	0.3	(0.1)	(0.1)	0.3	(0.1)	0.0	0.0	0.0	(0.1)	0.0	0.0	0.0	0.0	0.0	0.0
Minority interest	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.4	0.5	0.3	1.3	(0.1)	0.3	0.5	0.5	1.3	0.1	0.2	0.2	0.0	0.5	(0.0)
Fixed charge coverage ratio	1.8x	1.3x	1.1x	1.0x	1.1x	1.2x	1.4x	1.2x	1.1x	1.5x	1.6x	1.4x	1.4x	0.9x	1.1x	1.4x	1.5x	1.2x	1.1x	1.3x	1.4x	1.5x	1.4x	1.4x
Profit before tax	34.4	20.4	6.5	(1.5)	7.2	14.5	30.9	21.2	1.3	10.1	13.9	11.5	36.8	(5.0)	4.0	10.8	13.6	23.4	2.7	10.0	13.5	16.4	42.6	53.2
% margin	5.9%	2.9%	0.8%	-0.2%	0.8%	1.6%	2.8%	1.8%	0.4%	2.6%	3.5%	3.0%	2.5%	-1.4%	1.0%	2.6%	3.3%	1.5%	0.7%	2.4%	3.1%	3.8%	2.6%	3.0%
Effective tax rate	40.0%	40.5%	46.3%	22.6%	56.4%	47.4%	45.7%	48.3%	43.7%	43.5%	47.6%	44.5%	45.4%	47.5%	41.6%	43.6%	43.8%	42.5%	42.5%	42.3%	42.4%	43.0%	42.6%	42.6%
Net income (loss) from continuing operations	20.7	12.1	3.5	(1.1)	3.1	7.6	16.8	11.0	0.7	5.7	7.3	6.4	20.1	(2.6)	2.3	6.1	7.6	13.4	1.5	5.8	7.8	9.4	24.4	30.5
Extraordinary item (net of tax) (2)	0.0	(0.7)	(1.4)	0.0	(2.0)	0.0	0.0	(1.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Net income	20.7	11.4	2.1	(1.1)	1.2	7.6	16.8	9.4	0.7	5.7	7.3	6.4	20.1	(2.6)	2.3	6.1	7.6	13.4	1.5	5.8	7.8	9.4	24.4	30.5
% margin	3.6%	1.6%	0.3%	-0.1%	0.1%	0.8%	1.5%	0.8%	0.2%	1.5%	1.8%	1.7%	1.4%	-0.7%	0.6%	1.5%	1.8%	0.8%	0.4%	1.4%	1.8%	2.2%	1.5%	1.7%
Average shares outstanding - diluted (3)	15.2	14.9	14.1	13.8	14.0	14.1	14.4	16.1	15.5	15.6	15.6	15.5	15.6	15.3	15.3	15.3	15.3	15.3	15.3	15.3	15.3	15.3	15.3	15.3
EPS - diluted	$1.36	$0.77	$0.15	$(0.08)	$0.08	$0.54	$1.16	$0.59	$0.05	$0.37	$0.47	$0.41	$1.29	$(0.17)	$0.15	$0.40	$0.50	$0.88	$0.10	$0.38	$0.51	$0.61	$1.60	$2.00
% change y/y		-43.7%	-81.0%	-156.2%	NM	NM	114.4%	-49.7%	NM	NM	86.3%	-9.9%	120.4%	NM	-58.2%	-14.5%	21.4%	-32.0%	-158.0%	146.6%	27.6%	22.8%	82.0%	24.9%

EPS – diluted (continuing operations)	$1.36	$0.82	$0.25	$(0.08)	$0.22	$0.54	$1.16	$0.68	$0.05	$0.37	$0.47	$0.41	$1.29	$(0.17)	$0.15	$0.40	$0.50	$0.88	$0.10	$0.38	$0.51	$0.61	$1.60	$2.00

% change y/y		-40.0%	-69.9%	-133.3%	NM	143.2%	114.4%	-41.5%	NM	NM	86.3%	-9.9%	89.6%	NM	-58.2%	-14.5%	21.4%	-32.0%	-158.0%	146.6%	27.6%	22.8%	82.0%	24.9%

*	Operating ratio, adjusted — excludes one-time items.

(1)	Operating line item excludes: In 1999, a one-time pretax charge of $1.25 million related to the settlement of litigation; in 4Q00, a one-time expense of $2.0 million due to the write-off of an outstanding receivable from a long-term customer, Dedicated Transportation Services, Inc.; in 1Q02, a one-time charge of $1.8 million for the early extinguishment of debt; in 4Q02, a pretax charge of $1.7 million related to the settlement of litigation with Forward Air Corp.; and in 1Q05, a $0.2mm charge for the early extinguishment of debt

(2)	After-tax amounts of nonrecurring items mentioned in Note 1 above

(3)	Reflects December 11, 2004, follow-on equity offering in which 2 million new primary shares were issued

(4)	Operating expenses exclude for 4Q04 and 2004 a one-time charge of $454,000 for the early extinguishment of debt and for 4Q05 and 2005 a charge of $93,000 for the early extinguishment of debt; income taxes exclude the corresponding tax benefit of the charge.

(5)	Represents one-time non-cash charges related to divestiture of airport-to-airport customer list and discontinuation of airport-to-airport operations.

(6)	Assumes closing in March 2006 of the acquisition of 80% equity interest (up from its previous 49% ownership position) in Totol Transportation of Mississippi and Amold Transportation Services. Operating results consolidated for combined companies beginning in 2Q06

Source: Company data and Stifel Nicolaus estimates

June 15, 2007
Transportation & Logistics

David Ross, CFA / dross@stifel.com John Larkin, CFA / jglarkin@stifel.com

						YRC Worldwide Income Statement

(figures in $ millions, except per share amounts)						2006					2007					2008
Fiscal year end December 31	2001A	2002A	2003A	2004A	2005A	1QA	2QA	3QA	4QA	2006A	1QA	2QE	3QE	4QE	2007E	1QE	2QE	3QE	4QE	2008E	2009E

Gross revenues	2,505.1	2,624.1	3,068.6	6,767.5	8,741.6	2,374.2	2,565.8	2,571.1	2,407.7	9,918.7	2,328.3	2,538.9	2,586.7	2,443.0	9,897.0	2,351.1	2,599.4	2,637.8	2,477.5	10,065.7	10,174.8
% change y/y		4.8%	16.9%	120.5%	29.2%	41.5%	22.8%	3.2%	-3.0%	13.5%	-1.9%	-1.0%	0.6%	1.5%	-0.2%	1.0%	2.4%	2.0%	1.4%	1.7%	1.1%
By segment:

YRC National Transportation	2,486.0	2,547.1	2,943.1	6,300.5	6,742.4	1,645.8	1,762.7	1,799.0	1,680.1	6,887.5	1,608.4	1,727.4	1,790.0	1,671.7	6,797.6	1,576.3	1,727.4	1,781.0	1,646.6	6,731.4	6,596.7
% change y/y	-10.3%	2.5%	15.6%	114.1%	7.0%	5.6%	4.8%	2.8%	-4.1%	2.2%	-2.3%	-2.0%	-0.5%	-0.5%	-1.3%	-2.0%	0.0%	-0.5%	-1.5%	-1.0%	-2.0%
Operating ratio — adjusted	97.6%	97.2%	95.3%	96.2%	95.4%	98.1%	96.1%	96.2%	94.3%	96.2%	97.5%	96.2%	94.0%	95.0%	95.6%	96.7%	95.1%	94.6%	95.6%	95.5%	95.8%

YRC Regional Transportation			9.8	260.6	1,570.8	592.0	654.1	624.7	570.5	2,441.4	575.9	647.5	634.1	596.2	2,453.8	607.6	683.1	669.0	629.0	2,588.7	2,718.2
% change y/y			NM	NM	NM	NM	108.0%	3.0%	-2.4%	55.4%	-2.7%	-1.0%	1.5%	4.5%	0.5%	5.5%	5.5%	5.5%	5.5%	5.5%	5.0%
Operating ratio — adjusted			102.3%	87.0%	94.0%	96.4%	91.8%	92.3%	97.1%	94.3%	99.7%	93.9%	93.3%	94.6%	95.3%	96.0%	92.5%	92.4%	94.0%	93.7%	93.5%

Meridian IQ	11.3	81.8	120.2	213.2	447.6	139.8	153.6	153.7	162.6	609.7	149.7	169.0	170.6	182.1	671.4	172.2	194.3	196.2	209.4	772.1	887.9
% change y/y		NM	47.1%	77.3%	109.9%	147.9%	60.6%	8.2%	5.9%	36.2%	7.1%	10.0%	11.0%	12.0%	10.1%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%
Operating ratio — adjusted		103.3%	99.4%	98.2%	96.6%	98.2%	97.2%	95.9%	95.2%	96.6%	100.7%	98.0%	96.3%	96.0%	97.6%	98.2%	96.5%	95.8%	96.0%	96.6%	96.5%
Salaries, wages and employee benefits	1,638.7	1,717.4	1,970.4	4,172.1	5,111.1	1,401.9	1,459.9	1,478.6	1,395.3	5,735.7	1,421.5	1,511.3	1,488.1	1,397.0	5,818.0	1,410.9	1,527.6	1,519.8	1,420.2	5,878.5	5,954.8
Operating expenses and supplies	398.1	385.5	449.8	1,011.9	1,438.4	425.8	468.4	459.7	440.9	1,794.9	441.9	470.5	470.8	449.4	1,832.6	432.4	475.5	480.9	456.8	1,845.6	1,869.6
Purchased transportation	215.1	253.7	318.2	752.8	991.2	253.3	280.6	277.8	278.8	1,090.5	251.8	268.1	292.7	291.0	1,103.7	261.7	271.0	299.0	295.9	1,127.6	1,142.3
Depreciation and amortization	77.0	79.3	87.4	171.5	250.6	73.4	74.7	64.1	61.9	274.2	59.0	65.8	65.9	62.9	253.5	61.4	66.5	67.3	63.9	259.1	262.5
Other operating expenses	132.6	132.9	151.2	302.2	406.3	131.0	105.6	105.3	118.1	460.0	116.3	121.9	122.0	128.1	488.2	109.2	123.2	124.6	130.2	487.2	493.6
Gains on property disposals, net	(0.2)	0.4	(0.2)	(4.5)	(5.4)	0.9	(3.2)	2.4	(8.4)	(8.4)	2.9	0.0	0.0	0.0	2.9	0.0	0.0	0.0	0.0	0.0	0.0
Acquisition and executive severance charges	5.6	8.0	3.1	0.0	13.0	0.0	7.5	5.5	13.4	26.3	14.5	0.0	0.0	0.0	14.5	0.0	0.0	0.0	0.0	0.0	0.0

Total operating expenses	2,466.9	2,577.3	2,980.0	6,405.9	8,205.2	2,286.3	2,393.5	2,393.5	2,299.9	9,373.3	2,307.9	2,437.6	2,439.5	2,328.4	9,513.5	2,275.7	2,463.8	2,491.5	2,367.0	9,598.0	9,722.8
Consolidated operating ratio	98.5%	98.2%	97.1%	94.7%	93.9%	96.3%	93.3%	93.1%	95.5%	94.5%	99.1%	96.0%	94.3%	95.3%	96.1%	96.8%	94.8%	94.5%	95.5%	95.4%	95.6%
Consolidated operating ratio — adjusted	98.3%	97.9%	96.1%	94.7%	93.8%	96.1%	93.1%	92.8%	95.3%	94.3%	98.4%	96.0%	94.3%	95.3%	95.9%	96.8%	94.8%	94.5%	95.5%	95.4%	95.6%

EBITDA	115.2	126.2	176.0	533.1	786.9	161.3	247.0	241.7	169.6	819.6	79.4	167.1	213.1	177.4	637.0	136.9	202.1	213.5	174.4	726.9	714.6
% margin	4.6%	4.8%	5.7%	7.9%	9.0%	6.8%	9.6%	9.4%	7.0%	8.3%	3.4%	6.6%	8.2%	7.3%	6.4%	5.8%	7.8%	8.1%	7.0%	7.2%	7.0%
EBITDA — adjusted	120.6	134.6	206.6	528.5	794.5	165.7	251.3	249.6	174.6	841.1	96.8	167.1	213.1	177.4	654.4	136.9	202.1	213.5	174.4	726.9	714.6
% margin	4.8%	5.1%	6.7%	7.8%	9.1%	7.0%	9.8%	9.7%	7.3%	8.5%	4.2%	6.6%	8.2%	7.3%	6.6%	5.8%	7.8%	8.1%	7.0%	7.2%	7.0%
EBIT	38.2	46.9	88.6	361.6	536.3	87.8	172.3	177.6	107.7	545.4	20.4	101.3	147.2	114.6	383.5	75.4	135.6	146.3	110.5	467.7	452.0
% margin	1.5%	1.8%	2.9%	5.3%	6.1%	3.7%	6.7%	6.9%	4.5%	5.5%	0.9%	4.0%	5.7%	4.7%	3.9%	3.2%	5.2%	5.5%	4.5%	4.6%	4.4%
EBIT — adjusted	43.6	55.3	119.2	357.1	544.0	92.2	176.5	185.5	112.7	566.9	37.8	101.3	147.2	114.6	400.9	75.4	135.6	146.3	110.5	467.7	452.0
% margin	1.7%	2.1%	3.9%	5.3%	6.2%	3.9%	6.9%	7.2%	4.7%	5.7%	1.6%	4.0%	5.7%	4.7%	4.1%	3.2%	5.2%	5.5%	4.5%	4.6%	4.4%
Interest expense, net	7.2	6.4	18.9	41.9	59.9	20.5	23.1	23.0	21.1	87.8	20.0	17.1	16.9	16.3	70.3	15.6	14.7	13.9	12.6	56.8	46.3
Other expense (income), net	13.6	2.9	2.9	3.8	4.2	(0.8)	(0.6)	(0.7)	(4.2)	(6.3)	(1.7)	0.0	0.0	1.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Pretax income	17.4	37.6	66.8	315.9	472.3	68.1	149.7	155.2	90.9	464.0	2.1	84.2	130.3	96.5	313.2	59.8	120.9	132.3	97.9	410.9	405.8
% margin	0.7%	1.4%	2.2%	4.7%	5.4%	2.9%	5.8%	6.0%	3.8%	4.7%	0.1%	3.3%	5.0%	4.0%	3.2%	2.5%	4.7%	5.0%	4.0%	4.1%	4.0%
Pretax income — adjusted	28.5	46.0	97.4	311.4	482.5	72.5	154.0	163.1	95.8	485.4	19.5	84.2	130.3	96.5	330.6	59.8	120.9	132.3	97.9	410.9	405.8
% margin	1.1%	1.8%	3.2%	4.6%	5.5%	3.1%	6.0%	6.3%	4.0%	4.9%	0.8%	3.3%	5.0%	4.0%	3.3%	2.5%	4.7%	5.0%	4.0%	4.1%	4.0%
Tax rate	39.0%	36.2%	39.1%	38.1%	39.0%	38.1%	38.4%	38.3%	44.0%	39.4%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%	39.0%
Net income (loss) from continuing operations	10.6	24.0	40.7	195.6	288.1	42.1	92.3	95.8	50.9	281.1	1.3	51.4	79.5	58.9	191.0	36.5	73.7	80.7	59.7	250.7	247.5
Net income (loss) from continuing ops — adjusted	17.4	29.4	68.4	192.8	298.5	44.8	94.9	100.6	59.1	299.5	11.9	51.4	79.5	58.9	201.6	36.5	73.7	80.7	59.7	250.7	247.5
% margin	0.7%	1.1%	2.2%	2.8%	3.4%	1.9%	3.7%	3.9%	2.5%	3.0%	0.5%	2.0%	3.1%	2.4%	2.0%	1.6%	2.8%	3.1%	2.4%	2.5%	2.4%
Average shares outstanding — diluted	24.7	28.4	30.7	49.2	56.9	59.1	58.4	58.4	57.9	58.3	58.6	59.0	59.0	59.0	58.9	59.0	59.0	59.0	59.0	59.0	59.0

EPS — diluted (continuing operations) — adjusted	$0.70	$1.03	$2.23	$3.92	$5.25	$0.76	$1.62	$1.72	$1.02	$5.13	$0.20	$0.87	$1.35	$1.00	$3.42	$0.62	$1.25	$1.37	$1.01	$4.25	$4.20
% change y/y		47.0%	115.6%	75.8%	33.8%	-17.3%	16.0%	12.8%	-25.4%	-2.1%	-73.2%	-46.4%	-21.8%	-2.2%	-33.3%	NM	43.6%	1.5%	1.4%	24.1%	-1.3%

EPS — diluted (continuing operations)	$0.43	$0.84	$1.33	$3.98	$5.06	$0.71	$1.58	$1.64	$0.88	$4.82	$0.02	$0.87	$1.35	$1.00	$3.24	$0.62	$1.25	$1.37	$1.01	$4.25	$4.20
`% change y/y		96.9%	57.1%	199.8%	27.3%	-25.5%	14.8%	15.8%	-32.1%	-4.8%	-96.9%	-44.9%	-17.8%	13.5%	-32.7%	NM	43.6%	1.5%	1.4%	31.0%	-1.3%

(1)	“Adjusted” numbers exclude for all periods pretax and after-tax impact of gains/losses on property disposals, acquisition charges, reorganization charges, executive severance charges and other nonrecurring items for certain periods in the footnotes below

(2)	2001 excludes $5.7mm pretax non-operating expense due to loss on equity investment in Transportation.com

(3)	1Q03 excludes estimated $4.0mm pretax cost of Yellow Transportation’s industry conference

(4)	2Q03 excludes $3.7mm pretax benefit from the completion of an insurance recovery started in 1Q03

(5)	3Q03 excludes $7.8mm of pretax costs associated with the proposed acquisition of Roadway Corp.

(6)	4Q03 excludes $2.0mm charge for a legal provision and a $17.5mm charge for conforming accounting policies, concerned primarily with adjustments for recognizing handling costs for workers’ compensation, property damage and liability claims

(7)	4Q05 excludes $2.6mm foreign exchange charge in Other Non-Operating Expenses and also excludes a one-time increase in its effective tax rate ($4.1mm increase in tax provision) due to change in accounting treatment of Roadway deferred taxes established at the acquisition date

(8)	1Q06 excludes $3.5mm pretax cost of Yellow Transportation’s Transformation ‘06 conference

(9)	4Q06 excludes estimated impairment charges of $6mm related to impairment of a customer list associated with the JHJ investment and a nonoperating investment and excludes an estimated $2mm loss on sale of subsidiary — both classified as non-operating expenses

(10)	4Q06 excludes an $0.08 increase in tax rate, adjusting net income for a normalized 38.3% tax rate
Source: Company data, First Call, and Stifel Nicolaus estimates

Transportation & Logistics	June 15, 2007
Important Disclosures and Certifications
I, John Larkin, certify that the views expressed in this research report accurately reflect my personal views about the subject securities or issuers; and I, John Larkin, certify that no part of my compensation was, is, or will be directly or indirectly related to the specific recommendation or views contained in this research report.
I, David Ross, certify that the views expressed in this research report accurately reflect my personal views about the subject securities or issuers; and I, David Ross, certify that no part of my compensation was, is, or
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Old Dominion Freight Line, Inc. is a client of Stifel, Nicolaus & Company, Inc. or an affiliate or was a client of Stifel Nicolaus or an affiliate within the past 12 months.
J. B. Hunt Transport Services, Inc. is a client of Stifel, Nicolaus & Company, Inc. or an affiliate or was a client of Stifel Nicolaus or an affiliate within the past 12 months.
FedEx Corporation is a client of Stifel, Nicolaus & Company, Inc. or an affiliate or was a client of Stifel Nicolaus or an affiliate within the past 12 months.
Norfolk Southern Corporation is a client of Stifel, Nicolaus & Company, Inc. or an affiliate or was a client of Stifel Nicolaus or an affiliate within the past 12 months.
FedEx Corporation is provided with non-investment banking, securities related services by Stifel, Nicolaus & Company, Inc. or an affiliate or was provided with non-investment banking, securities related services by Stifel Nicolaus or an affiliate within the past 12 months.
Norfolk Southern Corporation is provided with non-investment banking, securities related services by Stifel, Nicolaus & Company, Inc. or an affiliate or was provided with non-investment banking, securities related services by Stifel Nicolaus or an affiliate within the past 12 months.
Stifel, Nicolaus & Company, Inc. or an affiliate expects to receive or intends to seek compensation for investment banking services from Old Dominion Freight Line, Inc. in the next 3 months.
Stifel, Nicolaus & Company, Inc. or an affiliate expects to receive or intends to seek compensation for investment banking services from J. B. Hunt Transport Services, Inc. in the next 3 months.
Stifel, Nicolaus & Company, Inc. or an affiliate expects to receive or intends to seek compensation for investment banking services from FedEx Corporation in the next 3 months.
Stifel, Nicolaus & Company, Inc. or an affiliate expects to receive or intends to seek compensation for investment banking services from Norfolk Southern Corporation in the next 3 months.
Stifel, Nicolaus & Company, Inc. or an affiliate has received compensation for non-investment banking, securities related services from FedEx Corporation in the past 12 months.
Stifel, Nicolaus & Company, Inc. or an affiliate has received compensation for non-investment banking, securities related services from Norfolk Southern Corporation in the past 12 months.
Stifel, Nicolaus & Company, Inc. or an affiliate makes a market in the securities of Old Dominion Freight Line, Inc. Stifel, Nicolaus & Company, Inc. or an affiliate makes a market in the securities of J. B. Hunt Transport Services, Inc.
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HOLD -We expect this stock to perform within 10% (plus or minus) of the S&P 500 over the next 12 months. A Hold rating is also used for those higher-yielding securities where we are comfortable with the safety of the dividend, but believe that upside in the share price is limited.
SELL -We expect this stock to underperform the S&P 500 by more than 10% over the next 12 months and believe the stock could decline in value.
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Within the last 12 months, Stifel, Nicolaus & Company, Inc. or an affiliate has provided investment banking services for 16%, 11% and 13% of the companies whose shares are rated Buy, Hold and Sell, respectively.

Additional Disclosures
Old Dominion Freight Line, Inc. is a Stifel Nicolaus Select List compelling idea.
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Appendix D
Criteria and Selection of Public
Transportation Comparable Companies —
Asset-Based Truckload Sector

▪	Celadon	We included Celadon as a comparable company, due to its $388 million equity market capitalization and $453 million total enterprise value, as well as its dry van focus.

▪	Covenant	We included Covenant as a comparable company, due to its $158 million equity market capitalization and $318 million total enterprise value, as well as its dry van focus.

▪	Frozen Food Express	We excluded Frozen Food Express as a comparable company, due to its refrigerated truckload and less-than-truckload focus.

▪	Heartland Express	We excluded Heartland Express as a comparable company, due to its more than $1.6 billion equity market capitalization and $1.2 billion total enterprise value, debt-free balance sheet and cash position, and sub-80 operating ratio.

▪	J.B. Hunt Transport Services	We excluded J.B. Hunt Transport Services as a comparable company, due to its more than $4.4 billion equity market capitalization and $4.7 billion total enterprise value, strong balance sheet as evidenced by its investment grade bond rating, and its sub-90 operating ratio.

▪	Knight Transportation	We excluded Knight Transportation as a comparable company, due to its more than $1.7 billion equity market capitalization and its $1.7 billion total enterprise value, its nearly debt-free balance sheet, and its sub-85 operating ratio.

▪	Marten Transport	We excluded Marten Transport as a comparable company due to its refrigerated truckload focus.

▪	P.A.M. Transportation Services	We included P.A.M. Transportation Services as a comparable company due to its $200 million equity market capitalization and $240 million total enterprise value, as well as its dry van focus.

▪	Patriot Transportation	We excluded Patriot Transportation as a comparable company due to the effect of its real estate business influencing its reported results, as well as the bulk tank truck and flat bed focus in its truckload operations.

▪	USA Truck	We included USA Truck as a comparable company, due to its $186 million equity market capitalization and $279 total enterprise value, as well as its dry van focus.

▪	Werner Enterprises	We excluded Werner Enterprises as a comparable company, due to its $1.5 billion equity market capitalization and $1.6 billion total enterprise value, its strong balance sheet, and its low-90’s operating ratio.

Appendix E
Going Private Transactions Analysis

Going Private Transactions Analysis
($ in millions)

				Premium to
Announcement	Completion			1 Day	1 Month	Market	Enterprise	LTM	LTM
Date	Date	Target	Acquiror	Prior	Prior	Value	Value	Revenue	EBITDA
04/02/07	05/24/07	Tribune Co.	Sam Zell	5.9%	13.2%	$7,712.7	$12,941.4	$5,462.8		$1,409.4
03/20/07	05/29/07	Claire’s Stores Inc.	Apollo Management, L.P.	7.3%	6.5%	$2,862.6	$2,750.5	$1,481.0		$322.4
03/05/07	04/12/07	SafeNet Inc.	Vector Capital	1.6%	13.1%	$737.0	$549.6	$295.2		$27.7
02/23/07	04/13/07	Bairnco Corp.	Steel Partners LLC	36.0%	23.6%	$71.3	$120.9	$178.8		$13.9
02/20/07	05/31/07	Smart & Final Inc.	Apollo Management, L.P.	15.4%	16.7%	$606.1	$805.5	$2,104.5		$82.8
02/20/07	05/21/07	Central Parking Corp.	Investor Group	10.7%	16.6%	$656.4	$871.5	$1,118.7		$74.1
02/12/07	03/28/07	Mills Corp.	Investor Group	14.0%	27.2%	$1,260.1	$9,336.4	$924.4		$405.9
02/06/07	05/23/07	Wellco Enterprises Inc.	Golden Gate Capital, Integrity Brands	30.2%	21.4%	$13.7	$21.0	$36.3		$1.9
02/02/07	04/20/07	Longview Fibre Co.	Brookfield Asset Management Inc.	19.0%	11.2%	$1,367.8	$2,144.9	$950.7		$121.0
01/28/07	04/02/07	Synagro Technologies Inc.	The Carlyle Group	28.6%	27.4%	$348.1	$750.1	$345.8		$61.0
01/15/07	05/04/07	USI Holdings Corp.	Goldman Sachs Group, Merchant Banking	9.3%	8.1%	$908.2	$1,373.4	$551.6		$104.9
01/09/07	03/30/07	International Aluminum Corp.	Genstar Capital, LLC	8.5%	11.6%	$210.3	$212.0	$303.6		$37.1
01/08/07	03/28/07	Strategic Distribution Inc.	Platinum Equity, LLC	(2.1%)	(9.1%)	$30.2	$8.0	$156.9	-$	1.0
01/07/07	04/19/07	United Surgical Partners Int’l Inc.	Welsh, Carson, Anderson & Stowe	13.4%	15.2%	$1,222.0	$1,912.0	$578.8		$206.3
12/22/06	04/20/07	ADESA Inc.	Investor Group	9.7%	5.1%	$2,284.5	$2,772.2	$1,073.0		$274.4
12/22/06	04/16/07	CPAC Inc.	Buckingham Capital Partners	9.1%	13.8%	$39.2	$45.5	$93.0		$5.8
12/18/06	02/23/07	Farrel Corp.	Management, Private Investors	92.3%	100.7%	$8.8	$5.6	$66.0		$6.1
12/15/06	04/10/07	Realogy Corporation	Apollo Management, L.P.	15.4%	13.9%	$5,571.6	$7,981.9	$6,677.0		$918.0
12/15/06	04/12/07	MacDermid Inc.	Investor Group	22.8%	29.5%	$879.1	$1,306.9	$804.2		$130.1
12/12/06	03/30/07	Sabre Holdings Corp.	Silver Lake, TPG	7.6%	19.9%	$4,028.2	$4,996.9	$2,789.3		$412.9
12/04/06	03/30/07	Direct General Corp.	Calera Capital, TPG	30.8%	42.0%	$330.7	$559.5	$519.5		$70.4
11/22/06	01/31/07	Hometown Auto Retailers Inc.	The Shaker and Muller Families	57.4%	53.1%	$11.8	$45.7	$208.7		$16.4
11/19/06	02/09/07	Equity Office Properties Trust	Blackstone Real Estate Advisors	24.1%	33.2%	$15,718.5	$36,770.8	$3,267.9		$1,888.9
11/18/06	04/10/07	Netsmart Technologies Inc.	Investor Group	12.3%	25.3%	$96.3	$109.1	$57.8		$9.1
11/16/06	03/02/07	Reader’s Digest Association Inc.	Investor Group	9.6%	25.8%	$1,473.2	$2,376.4	$2,386.9		$185.8
11/14/06	02/14/07	RailAmerica Inc.	Fortress Investment Group	32.5%	30.4%	$484.8	$1,052.1	$462.5		$90.4
11/13/06	02/28/07	Valley National Gases Inc.	Caxton-Iseman Capital, Inc.	(6.1%)	(10.0%)	$259.9	$325.1	$219.5		$41.3
11/06/06	05/10/07	Swift Transportation Co., Inc.	Saint Corporation (Jerry Moyes)	31.2%	22.6%	$2,411.2	$2,743.3	$3,172.8		$493.7
11/05/06	03/01/07	Columbia Equity Trust Inc.	J.P. Morgan Asset Management	15.3%	14.8%	$234.4	$429.5	$28.0		$15.2
10/31/06	02/14/07	Seitel Inc.	ValueAct Capital, LLC	7.9%	0.1%	$532.8	$666.8	$180.5		$147.2
10/24/06	02/06/07	Yankee Candle Co. Inc.	Madison Dearborn Partners, LLC	20.8%	20.3%	$1,143.8	$1,682.1	$646.7		$169.8
10/19/06	01/23/07	Applica Inc.	Investor Group	82.7%	89.3%	$111.7	$364.4	$545.3		$16.4
10/14/06	01/23/07	Open Solutions Inc.	Investor Group	25.5%	33.6%	$625.3	$1,283.4	$340.9		$84.1
10/11/06	02/07/07	Jacuzzi Brands Inc.	Apollo Management, L.P.	20.8%	22.2%	$803.7	$1,235.5	$1,202.4		$135.0
09/26/06	10/31/06	Collins Industries, Inc.	Investor Group	29.5%	8.8%	$61.2	$106.0	$305.5		$20.1
09/20/06	03/07/07	Vitria Technology Inc.	Management	(1.1%)	2.1%	$95.4	$40.3	$46.7	-$	10.8
09/15/06	12/01/06	Freescale Semiconductor Inc.	Investor Group	6.5%	37.0%	$15,241.1	$16,960.5	$6,054.0		$1,555.0
09/12/06	12/21/06	Metrologic Instruments Inc.	Investor Group	4.7%	24.3%	$400.9	$383.9	$237.8		$42.3
09/07/06	10/23/06	Bio-Lok International Inc.	HealthPoint, LLC.	22.9%	19.4%	$26.8	$36.5	$8.8	-$	1.0
08/31/06	11/29/06	Intergraph Corp.	Hellman & Friedman, LLC, JMI Equity, TPG	18.0%	23.8%	$1,097.6	$1,083.2	$586.8		$83.9
08/29/06	01/29/07	Rotonics Manufacturing Inc.	Spell Capital Partners, L.L.C.	18.6%	10.7%	$29.8	$37.2	$48.1		$5.8
08/28/06	05/30/07	Kinder Morgan Inc.	Investor Group	27.4%	22.0%	$11,279.6	$30,132.2	$7,227.0		$2,039.1
08/20/06	11/29/06	Glenborough Realty Trust Inc.	Morgan Stanley Real Estate Fund, Inc.	18.3%	28.5%	$774.9	$1,801.8	$198.8		$124.3
08/18/06	12/13/06	Lone Star Steakhouse & Saloon Inc.	Lone Star Funds	16.1%	13.9%	$501.5	$563.8	$676.1		$44.9
08/08/06	01/26/07	Aramark Corporation	Investor Group	75.6%	67.1%	$5,077.3	$8,038.2	$11,329.4		$943.8

Going Private Transactions Analysis
($ in millions)

				Premium to
Announcement	Completion			1 Day	1 Month	Market	Enterprise	LTM	LTM
Date	Date	Target	Acquiror	Prior	Prior	Value	Value	Revenue	EBITDA
08/08/06	10/20/06	Zomax, Inc.	Comvest Investment Partners	44.1%	32.3%	$47.1	$27.7	$151.5	-$	10.4
08/07/06	12/19/06	Aleris International Inc.	TPG	27.3%	17.3%	$1,293.2	$2,321.1	$3,040.8		$323.0
07/24/06	10/04/06	WatchGuard Technologies Inc.	Investor Group	16.4%	(8.0%)	$125.8	$80.0	$73.3	-$	6.8
07/24/06	11/17/06	HCA Inc.	Investor Group	6.5%	19.3%	$19,533.9	$33,090.5	$24,978.0		$4,091.0
07/21/06	11/15/06	NCO Group Inc.	One Equity Partners LLC	42.1%	37.6%	$625.5	$1,263.2	$1,103.7		$151.2
07/19/06	11/29/06	Excelligence Learning Corp.	Thoma Cressey Bravo	60.5%	38.9%	$73.3	$120.0	$138.2		$9.0
07/13/06	10/26/06	Petco Animal Supplies Inc.	Leonard Green & Partners, L.P., TPG	48.1%	52.3%	$1,119.2	$1,795.1	$2,037.5		$218.6
06/30/06	11/03/06	ReAble Therapeutics, Inc.	The Blackstone Group	34.8%	29.5%	$345.1	$797.7	$310.3		$60.5
06/30/06	10/31/06	Michaels Stores Inc.	Investor Group	15.8%	14.7%	$5,021.2	$5,605.4	$3,687.8		$488.0
06/26/06	03/29/07	Univision Communications Inc.	Investor Group	41.7%	29.4%	$10,067.5	$13,640.2	$1,969.3		$683.0
06/21/06	08/31/06	Concorde Career Colleges Inc.	Liberty Partners	34.2%	22.2%	$80.9	$98.7	$90.9		$8.1
06/07/06	01/31/07	Warrantech Corp.	H.I.G. Capital	50.0%	32.0%	$7.7	$8.9	$121.7	-$	1.4
06/06/06	10/05/06	ACE Cash Express, Inc.	JLL Partners	15.4%	10.5%	$364.7	$372.9	$293.0		$60.4
05/31/06	10/24/06	West Corporation	Investor Group	5.4%	46.3%	$3,041.3	$3,577.2	$1,589.1		$395.8
05/24/06	07/21/06	NES Rentals Holdings Inc.	Diamond Castle Holdings, LLC	(1.3%)	18.8%	$361.6	$777.6	$601.7		$157.6
05/22/06	07/27/06	Jameson Inns Inc.	JER Partners L.L.C.	29.7%	18.8%	$130.5	$366.6	$93.7		$30.1
05/02/06	09/27/06	Marsh Supermarkets Inc.	Sun Capital Partners, Inc.	5.1%	30.3%	$83.8	$295.7	$1,683.8		$33.3
04/25/06	06/27/06	PrecisionIR Group	SV Investment Partners	0.7%	2.9%	$45.1	$41.5	$31.8		$3.4
04/14/06	10/10/06	MPW Industrial Services Group Inc.	Monte Black and Family	32.1%	14.3%	$20.7	$42.6	$102.6		$10.4
04/06/06	08/15/06	724 Solutions Inc.	Austin Ventures, L.P.	(7.0%)	(9.2%)	$21.7	$19.2	$18.3	-$	3.5
03/22/06	08/25/06	Morton Industrial Group Inc.	Brazos Private Equity Partners, LLC	63.9%	63.9%	$30.4	$103.0	$196.3		$18.8
03/20/06	07/26/06	Outlook Group Corp.	Milestone Partners	18.2%	28.6%	$38.8	$55.3	$85.2		$8.1
03/17/06	06/01/06	Bayou Steel Corp.	Black Diamond Capital Management	74.0%	74.0%	$90.0	$173.6	$275.9		$34.8
03/07/06	07/12/06	Sourcecorp Inc.	Apollo Management, L.P.	(2.5%)	25.6%	$399.6	$444.8	$415.9		$61.7
03/05/06	07/13/06	CarrAmerica Realty Corp.	Blackstone Real Estate Advisors	8.9%	21.1%	$2,416.9	$4,828.8	$476.2		$294.7
03/03/06	06/01/06	Education Management Corp.	Investor Group	15.9%	40.4%	$2,798.4	$3,167.5	$1,095.5		$258.0
02/28/06	02/28/06	Transport Corporation of America	Goldner Hawn Johsnon & Morrison Inc.	25.0%	30.0%	$68.0	$113.4	$253.9		$29.0
02/20/06	06/12/06	Thomas Nelson Inc.	InterMedia Advisors, LLP	29.2%	19.2%	$370.1	$459.1	$247.5		$34.8
02/20/06	05/02/06	Meristar Hospitality Corp.	Blackstone Real Estate Advisors	5.2%	10.0%	$869.5	$2,507.5	$734.8		$177.8
02/16/06	06/20/06	Checkers Drive In Restaurants, Inc.	Wellspring Capital Management, L.L.C.	0.7%	14.6%	$170.8	$194.2	$187.2		$25.1
02/09/06	07/28/06	Knape & Vogt Manufacturing Co.	Wind Point Partners	18.8%	33.8%	$72.2	$100.8	$163.2		$15.3
02/01/06	06/08/06	Whitehall Jewellers, Inc.	Investor Group	8.8%	1.3%	$20.5	$119.7	$319.6	-$	33.0
02/01/06	02/24/06	Fox & Hound Restaurant Group	Investor Group	23.3%	25.3%	$132.6	$170.3	$164.7		$22.1
01/31/06	05/30/06	Stratford American Corp.	Management	12.5%	0.7%	$8.9	$3.7	$1.7		$0.7
01/30/06	11/27/06	Central Freight Lines Inc.	Green Acquisition Company	6.1%	(1.3%)	$38.6	$101.9	$368.7	-$	7.5
01/22/06	05/03/06	Sports Authority Inc.	Leonard Green & Partners, L.P.	20.0%	20.8%	$819.8	$1,396.2	$2,482.0		$171.5
01/18/06	04/13/06	Burlington Coat Factory Corp.	Bain Capital, LLC	2.1%	43.2%	$1,995.8	$1,864.9	$3,351.4		$273.4
12/27/05	05/10/06	iPayment Inc.	Management/Founder	37.9%	4.9%	$531.7	$918.8	$621.1		$92.1
12/08/05	03/08/06	Dave & Buster’s Inc.	Wellspring Capital Management, L.L.C.	18.1%	21.1%	$217.3	$370.9	$453.6		$60.6
12/01/05	07/19/06	Foodarama Supermarkets Inc.	Management/Founder	43.2%	35.9%	$36.6	$294.0	$1,215.5		$42.2
11/11/05	03/10/06	Serena Software, Inc.	Silver Lake	1.5%	23.2%	$972.9	$1,105.0	$251.4		$90.3
11/08/05	02/15/06	Linens Holding Co.	Investor Group	6.1%	26.1%	$1,195.7	$1,263.1	$2,649.3		$149.9
11/07/05	03/14/06	Extensity Inc.	Golden Gate Capital	26.2%	21.4%	$763.8	$743.5	$443.4		$90.5
11/04/05	05/11/06	Cap Rock Energy Corp.	Lindsay Goldberg & Bessemer	62.9%	44.6%	$22.1	$155.5	$83.4		$18.0
10/27/05	12/27/05	Goody’s Family Clothing Inc.	Investor Group	13.9%	7.3%	$279.1	$235.2	$1,253.9		$24.2
10/18/05	12/28/05	ShopKo Stores Inc.	Investor Group	14.1%	18.6%	$769.2	$1,167.6	$3,068.5		$195.6
09/21/05	02/10/06	CCC Information Services Group	Investcorp Bank BSC, Private Equity	2.6%	25.5%	$428.0	$634.5	$200.0		$56.7

Going Private Transactions Analysis
($ in millions)

				Premium to
Announcement	Completion			1 Day	1 Month	Market	Enterprise	LTM	LTM
Date	Date	Target	Acquiror	Prior	Prior	Value	Value	Revenue	EBITDA
09/15/05	04/05/06	HealthMarkets, Inc.	Investor Group	19.1%	15.0%	$1,433.4	$1,882.9	$2,132.2		$325.0
08/09/05	11/07/05	Register.com, Inc.	Vector Capital	2.1%	8.0%	$185.5	$118.4	$100.6		$9.1
08/02/05	10/17/05	Chart Industries Inc.	First Reserve Corporation	9.7%	58.8%	$566.9	$459.6	$347.0		$55.6
07/29/05	12/16/05	Insight Communications Co. Inc.	The Carlyle Group	21.4%	14.1%	$575.0	$3,618.5	$1,061.7		$454.5
07/28/05	11/23/05	SS&C Technologies Inc.	The Carlyle Group	12.9%	26.7%	$759.0	$982.9	$120.3		$42.7
07/25/05	09/13/05	National Vision Inc.	Berkshire Partners, LLC	46.5%	43.3%	$27.0	$104.0	$233.8		$31.5
06/15/05	09/16/05	John Q. Hammons Hotels Inc.	JQH Acquisition	12.3%	21.4%	$118.3	$836.0	$432.9		$122.4
06/14/05	08/16/05	Wyndham International Inc.	Blackstone Real Estate Advisors	18.6%	1.0%	$193.5	$3,254.4	$969.6		$226.9
06/07/05	09/30/05	Gables Residential Trust	ING Clarion Partners	14.1%	36.6%	$1,115.3	$2,491.7	$225.6		$115.0
05/18/05	11/30/05	Metals USA Holdings Corp	Apollo Management, L.P.	58.4%	11.5%	$281.7	$803.1	$1,618.2		$175.5
05/16/05	09/30/05	Vermont Teddy Bear Co. Inc.	The Mustang Group LLC	21.5%	35.0%	$27.0	$35.3	$65.2		$6.1
05/01/05	10/06/05	Neiman-Marcus Group Inc.	TPG, Warburg Pincus LLC	1.7%	9.3%	$4,812.2	$5,008.4	$3,755.0		$527.1
04/28/05	09/22/05	Worldwide Restaurant Concepts	Pacific Equity Partners	46.5%	48.0%	$145.7	$240.2	$359.5		$26.4
04/23/05	07/13/05	DoubleClick Inc.	Hellman & Friedman, LLC, JMI Equity	(0.8%)	12.1%	$1,080.2	$821.2	$309.9		$50.5
04/17/05	08/01/05	Electrograph Systems, Inc.	Caxton-Iseman Capital, Inc.	35.9%	11.3%	$39.8	$48.5	$168.7		$4.5
04/15/05	10/04/05	Brookstone Inc.	Investor Group	28.2%	37.3%	$317.4	$391.2	$501.7		$47.3
03/28/05	10/07/05	Vialta Inc.	Management/Chairman	60.0%	50.0%	$18.7	$11.5	$12.8	-$	2.7
03/27/05	08/11/05	SunGard Data Systems Inc.	Investor Group	14.1%	39.8%	$9,106.1	$10,861.2	$3,555.9		$1,046.6
03/21/05	05/24/05	HIT Entertainment Limited	Apax Partners Worldwide LLP	3.6%	21.9%	$878.8	$959.9	$238.1		$56.1
03/17/05	07/21/05	Toys “R” Us Inc.	Investor Group	16.1%	21.2%	$4,957.1	$6,192.8	$11,100.0		$662.0
02/22/05	05/26/05	Insurance Auto Auctions Inc.	Kelso & Company, Parthenon Capital	24.5%	22.1%	$262.1	$371.2	$240.2		$34.2
02/17/05	07/01/05	Prime Group Realty Trust	The Lightstone Group LLC	24.5%	6.4%	$155.8	$569.1	$101.7		$39.7
01/17/05	05/25/05	Penn Engineering & Manufacturing	Tinicum Capital Partners	20.4%	21.2%	$324.4	$332.4	$240.9		$37.2
12/20/04	03/11/05	Elmer’s Restaurants Inc.	ERI Acquisition Corp.	0.6%	0.6%	$13.8	$16.5	$33.2		$2.8
11/16/04	02/25/05	Western Standard Corp.	Snow King Interests LLC	45.3%	0.1%	$1.0	$13.3	$10.4		$0.1
11/10/04	04/13/05	Quality Dining Inc.	QDI Merger Corp.	3.9%	2.7%	$35.7	$129.6	$232.1		$25.0
10/20/04	12/10/04	Boca Resorts Inc.	The Blackstone Group	28.8%	18.5%	$754.9	$1,134.1	$315.1		$91.8
10/18/04	02/24/05	Select Medical Corp.	Investor Group	26.6%	39.4%	$1,441.4	$1,975.9	$1,647.1		$260.4
09/13/04	10/21/04	Rag Shops Inc.	Sun Capital Partners, Inc.	23.2%	37.4%	$16.8	$22.2	$116.9	-$	0.4
08/29/04	02/04/05	LNR Property Corporation	Investor Group	6.8%	16.2%	$1,760.8	$3,674.9	$184.3		$74.9
08/18/04	10/08/04	Prime Hospitality Corp.	Blackstone Real Estate Advisors	44.6%	10.1%	$377.8	$756.9	$433.4		$61.2
08/12/04	03/17/05	BCM Corp.	BCM Acquisition Corp.	11.1%	25.0%	$0.7	$2.1	$5.0		$0.2
07/01/04	01/27/05	Del Laboratories Inc.	Kelso & Company	12.8%	29.2%	$302.1	$460.6	$380.6		$37.9
06/28/04	09/08/04	Catalyst International Inc.	Comvest Investment Partners	78.6%	78.6%	$11.0	$21.6	$33.6		$0.7
04/22/04	10/13/04	Loehmanns Holdings Inc.	Investor Group	8.5%	15.1%	$142.7	$178.9	$366.4		$24.5
04/20/04	07/26/04	Golden State Vintners Inc.	Management/Founder	3.4%	7.9%	$75.9	$105.5	$88.9		$15.7
03/29/04	06/08/04	Gradco Systems Inc.	Gradco Holdings LLC	2.6%	2.9%	$2.2	$1.9	$17.2	-$	1.9
03/20/04	08/20/04	US Oncology Inc.	Welsh, Carson, Anderson & Stowe	21.2%	15.5%	$1,083.1	$1,676.0	$1,965.7		$210.2
03/05/04	05/11/04	HVM L.L.C.	The Blackstone Group	24.6%	28.6%	$1,529.3	$3,027.0	$549.7		$224.9
03/02/04	07/09/04	Integrity Media Inc.	Key Principal Partners, LLC	4.1%	5.0%	$35.2	$26.9	$74.3		$9.0
02/27/04	04/01/04	Guilford Mills Inc.	Cerberus Capital Management, L.P.	(15.2%)	8.6%	$123.2	$223.2	$448.9		$45.2
02/20/04	07/15/04	Trover Solutions Inc.	Tailwind Management LP	0.0%	0.0%	$59.3	$56.2	$65.8		$14.1
01/26/04	07/02/04	Uni-Marts Inc.	Management	20.3%	36.4%	$13.5	$89.3	$304.9		$6.9
01/22/04	03/03/04	T-NETIX, Inc.	Investor Group	21.8%	23.6%	$63.2	$80.2	$121.0		$14.1
12/31/03	05/18/04	Gundle/SLT Environmental Inc.	Code Hennessy & Simmons, L.L.C.	(13.0%)	19.4%	$245.1	$204.0	$274.6		$38.8
12/31/03	09/13/04	Boyd Bros. Transportation Inc.	BBT Acquisition Corporation	51.0%	66.3%	$27.4	$55.3	$139.6		$13.4
12/23/03	07/30/04	Duane Reade Holdings, Inc.	Oak Hill Capital Partners	8.4%	13.6%	$365.9	$685.9	$1,399.8		$70.4

Going Private Transactions Analysis
($ in millions)

				Premium to
Announcement	Completion			1 Day	1 Month	Market	Enterprise	LTM	LTM
Date	Date	Target	Acquiror	Prior	Prior	Value	Value	Revenue	EBITDA
11/05/03	01/01/04	OAO Technology Solutions, Inc.	Investor Group	10.9%	2.8%	$49.7	$3.4	$183.3		$9.7
10/31/03	01/29/04	Thomas Kinkade Company	Management/Founder	68.8%	88.7%	$31.4	$30.6	$73.8	-$	1.2
09/29/03	03/10/04	Garden Fresh Restaurant Corp.	Investor Group	50.1%	64.0%	$63.1	$134.6	$217.5		$26.8
09/22/03	01/29/04	United States Exploration Inc.	Investor Group	0.7%	2.2%	$52.5	$55.3	$13.8		$8.5
09/07/03	11/21/03	Information Resources Inc.	Investor Group	(18.7%)	(17.5%)	$122.5	$101.5	$561.9		$34.0
08/13/03	11/05/03	Wolohan Lumber Co.	Management/Founder	31.3%	29.0%	$40.3	$42.9	$184.7		$8.9
07/21/03	11/12/03	ADS Financial Services Solutions	General Atlantic LLC	6.6%	1.6%	$40.1	$7.1	$19.0		$1.4
07/13/03	11/14/03	Edison Schools Inc.	Liberty Partners	12.8%	17.3%	$82.5	$140.8	$425.6		$24.5
06/12/03	10/10/03	Seven Worldwide, Inc.	Kohlberg & Company, L.L.C.	70.0%	21.4%	$4.6	$250.8	$423.1		$40.5
06/05/03	08/08/03	Made2Manage Systems, Inc.	Battery Ventures	35.7%	40.1%	$20.8	$11.7	$30.1		$0.4
05/30/03	09/30/03	Saba Enterprises, Inc.	Randeep Grewal, Chairman	6.3%	60.3%	$29.1	$89.3	$32.3		$5.6
05/29/03	12/05/03	BCT International Inc.	Phoenix Group of Florida, Inc.	117.4%	104.1%	$5.4	$5.0	$19.1		$0.8
05/12/03	10/30/03	Dwyer Group Inc., The	Investor Group	58.8%	43.6%	$30.0	$48.8	$25.5		$5.7
05/02/03	08/28/03	IGN Entertainment, Inc.	Great Hill Partners, LLC	30.9%	69.0%	$20.5	$23.8	$12.4	-$	2.1
04/21/03	09/24/03	Varsity Brands, Inc.	Investor Group	46.0%	40.1%	$43.2	$130.9	$161.4		$20.7
04/10/03	09/25/03	Quintiles Transnational Corp.	Pharma Services Holding, Inc.	18.9%	20.8%	$1,439.8	$1,021.4	$2,010.7		$222.0
02/13/03	06/19/03	Successories, Inc.	S.I. Acquisition LLC	76.5%	114.3%	$1.7	$2.9	$32.1	-$	0.4
01/20/03	04/04/03	Houghton Mifflin Riverdeep Group	Alchemy Partners LLP, MSD Capital, L.P.	23.0%	13.2%	$294.9	$371.7	$216.3		$41.7
12/13/02	09/29/03	Seminis Inc.	Investor Group	33.3%	41.7%	$161.8	$538.2	$452.6		$90.4
11/08/02	01/21/03	Prophet 21, Inc.	LLR Partners Inc., Thoma Cressey Bravo	25.4%	40.0%	$50.1	$43.3	$42.6		$6.5
10/11/02	02/28/03	Landair Corporation	Management	25.0%	26.9%	$96.8	$100.0	$102.5		$18.9
09/30/02	02/07/03	BWAY Corporation	Kelso & Company	44.4%	29.5%	$120.6	$276.1	$527.6		$57.3
09/19/02	03/17/03	Viador Inc.	Management	50.0%	7.1%	$1.7	$1.2	$5.3	-$	4.3
09/06/02	12/31/02	Disc Graphics, Inc.	Main Street Resources, Paxar Corp.	73.3%	65.5%	$5.8	$21.7	$49.5		$4.9
03/16/02	04/19/02	Associated Materials Inc.	Investor Group	(1.2%)	33.3%	$342.8	$384.8	$595.8		$61.4
02/12/02	05/31/02	Deltek, Inc	Management/Founder	27.1%	49.0%	$86.0	$80.0	$92.8		$13.7
01/28/02	05/14/02	Jenny Craig, Inc.	ACI Capital Co., LLC, DB Capital Partners	68.3%	72.6%	$65.2	$64.8	$299.3		$12.1
01/24/02	04/10/02	Shoney’s, Inc.	Lone Star Funds	4.4%	28.6%	$17.8	$267.0	$665.5		$52.0
10/05/01	01/24/02	Blimpie International, Inc.	HillStreet Capital Inc.	87.9%	62.8%	$13.7	$16.2	$30.1		$1.2
09/09/01	02/11/02	American Coin Merchandising Inc.	Investor Group	42.6%	40.5%	$38.9	$121.4	$136.8		$24.3
06/29/01	10/17/01	Insight Health Services Corp.	Investor Group	6.3%	5.7%	$51.0	$472.6	$200.3		$73.0
06/02/01	11/13/01	Cobalt Group, Inc.	Warburg Pincus LLC	(3.1%)	(11.3%)	$39.6	$29.9	$44.9	-$	16.5
05/04/01	11/14/01	Specialty Catalog Corp.	Golub Capital	(28.3%)	(2.5%)	$14.8	$19.3	$61.4		$5.4
04/30/01	08/29/01	STV Group, Incorporated	STV Employee Stock Ownership Plan	(25.0%)	(22.3%)	$22.1	$15.5	$118.9		$9.6
04/27/01	10/01/01	Frontier Adjusters of America, Inc.	Merrymeeting, Inc.	17.1%	21.6%	$12.1	$10.0	$6.2		$2.8
03/12/01	06/04/01	Weston Solutions, Inc.	American Capital Strategies, Ltd.	45.1%	42.1%	$44.0	$64.7	$270.3		$10.6
03/09/01	03/28/02	Ellett Brothers, Inc.	Private Investors	28.0%	46.3%	$10.9	$65.4	$157.3		$4.8
02/24/01	07/20/01	CB Richard Ellis Services, Inc.	Investor Group	15.1%	5.4%	$286.1	$665.3	$1,323.6		$150.5
02/02/01	04/11/01	CMC Electronics Inc.	ONCAP, Onex Corporation	6.1%	9.5%	$362.9	$234.6	$215.7		$33.8
01/25/01	04/30/01	Kenan Transport Company	Kenan Advantage Group Inc.	32.0%	46.6%	$84.7	$86.7	$157.6		$21.2
12/21/00	04/10/01	Michael Foods Inc.	Investor Group	13.6%	10.0%	$484.4	$803.7	$1,067.1		$137.9
05/26/00	07/20/00	KLLM Transport Services	High Road Acquisition Corp.	31.4%	23.8%	$33.0	$80.0	$236.9		$20.1

Appendix F
Management Case Projections

US XPRESS ENTERPRISES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	YTD
Operating Revenue	$316,552	$341,500	$346,100	$347,800	$1,351,952

Operating Expenses:
Salaries, wages and benefits	127,099	132,091	131,829	132,390	523,409
Fuel and fuel taxes	35,777	43,008	43,152	43,241	165,178
Vehicle rents	22,986	24,040	24,049	24,315	95,390
Depreciation and amortization	19,529	19,300	20,300	20,800	79,929
Purchased transportation	54,623	53,164	50,939	50,425	209,151
Operating expense and supplies	23,637	24,112	24,262	24,344	96,355
Insurance premiums and claims	14,950	16,150	16,503	16,517	64,120
Operating taxes and licenses	4,276	4,573	4,661	4,677	18,187
Communications and utilities	2,881	3,036	3,029	3,014	11,960
General and other operating	10,492	11,465	11,576	11,577	45,110

Total operating expenses	316,250	330,939	330,300	331,300	1,308,789

Income from Operations	302	10,561	15,800	16,500	43,163

Other	(174)	(150)	(100)	(100)	(524)
Interest Expense, net	5,481	5,594	5,400	5,300	21,775

Income Before Income Taxes	(5,005)	5,117	10,500	11,300	21,912

Income Tax Provision	(2,376)	2,335	4,608	5,076	9,642

Net Income	$(2,629)	$2,782	$5,892	$6,224	$12,269

Earnings Per Share	$(0.17)	$0.18	$0.38	$0.40	$0.79

Weighted average shares	15,276	15,500	15,500	15,500	15,500

US XPRESS ENTERPRISES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011
Operating Revenue	$1,417,450	$1,487,275	$1,561,636	$1,639,712

Operating Expenses	1,359,710	1,412,912	1,475,781	1,541,330

Income from Operations	57,740	74,363	85,855	98,382
Operating Ratio:	95.93%	95.00%	94.50%	94.00%

Interest Expense, net	21,600	16,590	13,800	14,000

Income Before Income Taxes	36,140	57,773	72,055	84,382

Income Tax Provision	15,540	24,843	30,984	36,284

Net Income	$20,600	$32,930	$41,071	$48,098

Earnings Per Share	$1.35	$2.15	$2.68	$3.14

Weighted average shares	15,300	15,300	15,300	15,300

Deprecation	83,000	83,000	84,000	86,000

EBITDA	140,740	157,363	169,855	184,382

U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
FORECASTED BALANCE SHEETS
(In Thousands)

Assets	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Current Assets:
Cash and cash equivalents	$3,454
Customer receivables, net of allowance	164,826	185,500	185,000	178,000
Other receivables	10,521	13,750	13,000	13,000
Prepaid insurance and licenses	18,042	16,000	10,000	25,000
Operating and Installation supplies	8,434	8,600	8,772	8,947
Deferred income taxes	25,545	25,545	25,545	25,545
Other current assets	12,401	13,000	14,000	14,100

Total current assets	243,223	262,395	256,317	264,592

Net property and equipment	535,002	525,844	509,544	525,745

Other Assets:
Goodwill, net	95,520	95,694	95,694	95,694
Other	26,667	26,667	26,667	26,667

Total other assets	122,187	122,361	122,361	122,361

Total Assets	$900,412	910,600	888,222	912,698

Liabilities and Stockholders’ Equity	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Current Liabilities:
Accounts payable	$59,310	63,000	57,000	58,140
Book overdraft	4,713	4,831	4,952	5,075
Accrued wages and benefits	22,403	23,000	23,230	23,462
Claims and insurance accruals	44,282	49,050	50,550	52,050
Other accrued liabilities	4,931	5,000	5,200	5,408

Total current liabilities	135,639	144,881	140,932	144,135

Long-Term Debt, including current maturities	357,769	351,610	320,297	327,839

Deferred Income Taxes	114,562	116,897	121,504	126,580

Other Long-Term Liabilities	3,260	2,800	2,744	2,689

Claims and Insurance Accruals, long-term	39,343	40,641	41,982	43,368

Minority Interest	3,529	3,679	3,779	3,879

Stockholders’ Equity:
Common stock Class A. $.01 par value. 30,000,000 shares authorized	160	160	160	160
Common stock Class B. $.01 par value. 7,500,000 shares authorized	30	30	30	30
Additional paid-in capital	162,328	163,328	164,328	165,328
Retained earnings	127,575	130,357	136,249	142,473
Treasury Stock	(43,766)	(43,766)	(43,766)	(43,766)
Notes receivable from stockholders	(17)	(17)	(17)	(17)

Total stockholders’ equity	246,310	250,092	256,984	254,208

Total Liabilities and Stockholders’ Equity	$900,412	910,600	888,222	912,698

U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
FORECASTED BALANCE SHEETS
(In Thousands)

Assets	December 31, 2008		December 31, 2009	December 31, 2010	December 31, 2011
Current Assets:
Cash and cash equivalent	$
Customer receivables, net of allowance		188,680	200,000	212,000	224,720
Other receivables		13,650	14,333	15,050	15,803
Prepaid insurance and licenses		25,500	26,010	26,530	27,061
Operating and installation supplies		9,126	9,309	9,495	9,685
Deferred income taxes		25,545	25,545	25,545	25,545
Other current assets		14,594	15,104	15,633	16,180

Total current assets		277,095	290,301	304,253	318,994

Net property and equipment		482,745	493,745	522,745	536,745

Other Assets:
Goodwill, net		95,694	95,694	95,694	95,694
Other		31,667	30,267	33,167	26,667

Total other assets		127,361	125,961	128,861	122,361

Total Assets		$887,201	910,007	955,859	978,100

Liabilities and Stockholders’ Equity	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011
Current Liabilities:
Account payable	$59,303	60,489	61,699	62,933
Book overdraft	5,202	5,332	5,466	5,603
Accrued wages and benefits	23,697	23,934	24,173	24,415
Claims and insurance accruals	53,550	55,050	56,550	58,050
Other accrued liabilities	5,624	5,849	6,083	6,326

Total current liabilities	147,376	150,654	153,971	157,327

Long-Term Debt, including current maturities	263,692	227,990	202,191	141,424

Deferred Income Taxes	139,012	158,886	183,673	212,700

Other Long-Term Liabilities	2,635	2,583	2,531	2,481

Claims and Insurance Accruals, long-term	44,799	46,277	47,804	49,382

Minority Interest	3,879	3,879	3,879	3,879

Stockholders’ Equity:
Common stock Class A. $.01 par value 30,000,000 shares authorized	160	160	160	160
Common stock Class B. $.01 par value 7,500,000 shares authorized	30	30	30	30
Additional paid-in capital	166,328	167,328	168,329	169,328
Retained earnings	163,073	196,003	237,074	285,172
Treasury Stock	(43,766)	(43,766)	(43,766)	(43,766)
Notes receivable from stockholders	(17)	(17)	(17)	(17)

Total Stockholders’ equity	285,808	319,738	361,810	410,907

Total Liabilities and Stockholders’ Equity	$887,201	910,007	955,859	978,100

U.S. XPRESS ENTERPRISES, INC.
FORECASTED STATEMENTS OF CASH FLOWS
(In Thousands)

			Nine Months
	Three Months	Six Months	Ending	Twelve Months
	Ending March 31,	Ending June 30,	September 30,	Ending December 31,
	2007	2007	2007	2007
Cash Flows from Operating Activities:
Net Income	$(2,629)	$153	$6,045	$12,269
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) provision	(1,188)	(41)	4,567	9,642
Depreciation and amortization	19,505	38,805	59,105	79,904
Changes in Working Capital and other	12,316	(6,641)	(2,127)	(4,768)

Net cash provided by operating activities	28,004	32,276	67,590	97,047

Cash Flows from Investing Activities:
Acquisition of Business	(5,655)	(5,655)	(5,655)	(5,655)
Payments for purchases of property and equipment net of proceeds	(18,858)	(29,000)	(33,000)	(70,000)

Net cash (used in) provided by investing activities	(24,513)	(34,655)	(38,655)	(75,655)

Cash Flows from Financing Activities:
Purchase of stock and other, net	(3,718)	(3,718)	(3,718)	(3,718)
Increase (Decrease) in long-term debt net of borrowings	2,768	(3,391)	(34,704)	(27,162)

Net cash provided by (used in) financing activities	(950)	(7,109)	(38,422)	(30,880)

Net Increase Change in Cash and Cash Equivalents	2,541	(9,488)	(9,487)	(9,488)
Cash and Cash Equivalents, beginning of period	913	9,488	9,488	9,488

Cash and Cash Equivalents, end of period	3,454	—	—	—

U.S. XPRESS ENTERPRISES, INC.
FORECASTED STATEMENTS OF CASH FLOWS
(In Thousands)

	Twelve Months	Twelve Months	Twelve Months	Twelve Months
	Ending December	Ending December	Ending December	Ending December
	31, 2008	31, 2009	31, 2010	31, 2011
Cash Flows from Operating Activities:
Net Income	$20,600	$32,930	$41,071	$48,098
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) provision	12,432	19,874	24,787	29,027
Depreciation and amortization	83,000	83,000	84,000	86,000
Changes in Working Capital and other	(6,885)	(2,502)	(4,559)	(2,358)

Net cash provided by operating activities	109,147	133,302	145,299	160,767

Cash Flows from Investing Activities:
Acquisition of Business	(5,000)	(3,600)	(6,500)	—
Payments for purchases of property and equipment net of proceeds	(40,000)	(94,000)	(113,000)	(100,000)

Net cash (used in) provided by investing activities	(45,000)	(97,600)	(119,500)	(100,000)

Cash Flows from Financing Activities:
Purchase of stock and other, net
Increase (Decrease) in long-term debt net of borrowings	(64,147)	(35,702)	(25,799)	(60,767)

Net cash provided by (used in) financing activities	(64,147)	(35,702)	(25,799)	(60,757)

Net Increase Change in Cash and Cash Equivalents	—	—	—	—
Cash and Cash Equivalents, beginning of period	—	—	—	—

Cash and Cash Equivalents, end of period	—	—	—	—